Exhibit 10.29

Published CUSIP Number: 57632EAA3

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 22, 2011

among

MASTEC, INC.

and

CERTAIN SUBSIDIARIES,

as Borrowers,

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender

and L/C Issuer,

and

THE OTHER LENDERS PARTY HERETO

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

GE CAPITAL MARKETS, INC.

and

SUNTRUST ROBINSON HUMPHREY, INC.,

as

Joint Lead Arrangers and Joint Book Managers

GENERAL ELECTRIC CAPITAL CORPORATION

and

SUNTRUST BANK,

as Co-Syndication Agents

BMO HARRIS BANK N.A.

and

PNC BANK, NATIONAL ASSOCIATION

as Co-Documentation Agents

i

3.06	Mitigation Obligations; Replacement of Lenders	83
3.07	Survival	83

ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension	84
4.02	Conditions to all Credit Extensions	87

ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	88
5.02	Authorization; No Contravention	88
5.03	Governmental Authorization; Other Consents	88
5.04	Binding Effect	88
5.05	Financial Statements; No Material Adverse Effect	88
5.06	Litigation	90
5.07	No Default	90
5.08	Ownership of Property; Liens; Investments	90
5.09	Environmental Compliance	91
5.10	Insurance	91
5.11	Taxes	91
5.12	ERISA Compliance	91
5.13	Subsidiaries; Equity Interests; Loan Parties	93
5.14	Margin Regulations; Investment Company Act	93
5.15	Disclosure	94
5.16	Compliance with Laws	94
5.17	Taxpayer Identification Number; Other Identifying Information	94
5.18	Intellectual Property; Licenses, Etc.	94
5.19	Solvency	95
5.20	Casualty, Etc.	95
5.21	Labor Matters	95
5.22	Collateral Documents	95
5.23	Anti-Terrorism Laws	95
5.24	Excluded Subsidiaries	96

ARTICLE VI. AFFIRMATIVE COVENANTS

6.01	Financial Statements	96
6.02	Certificates; Other Information	98
6.03	Notices	100
6.04	Payment of Obligations	101
6.05	Preservation of Existence, Etc.	101
6.06	Maintenance of Properties	101
6.07	Maintenance of Insurance	101
6.08	Compliance with Laws	101

6.09	Books and Records	101
6.10	Inspection Rights	102
6.11	Use of Proceeds	102
6.12	Covenant to Guarantee Obligations and Give Security	102
6.13	Compliance with Environmental Laws	108
6.14	Compliance with Senior Notes Documents and Convertible Notes Documents	108
6.15	Further Assurances	108
6.16	Material Contracts	108
6.17	Designation as Senior Debt	109
6.18	Acquired Surety Bond Obligations	109

ARTICLE VII. NEGATIVE COVENANTS

7.01	Liens	109
7.02	Investments	112
7.03	Indebtedness	114
7.04	Fundamental Changes	116
7.05	Dispositions	117
7.06	Restricted Payments	118
7.07	Change in Nature of Business	119
7.08	Transactions with Affiliates	119
7.09	Burdensome Agreements	120
7.10	Use of Proceeds	120
7.11	Financial Covenants	120
7.12	Capital Expenditures	120
7.13	Amendments of Organization Documents	120
7.14	Accounting Changes	121
7.15	Prepayments, Etc. of Indebtedness; Repayments of Senior Convertible Notes Indebtedness	121
7.16	Amendment, Etc. of Indebtedness	121
7.17	Post-Closing Action	121
7.18	Sale and Leaseback Transactions	121
7.19	Designation of Senior Debt	121
7.20	Holding Company	122
7.21	Excluded Subsidiaries	122

ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	122
8.02	Remedies Upon Event of Default	125
8.03	Application of Funds	125

ARTICLE IX. ADMINISTRATIVE AGENT

9.01	Appointment and Authority	126

9.02	Rights as a Lender	127
9.03	Exculpatory Provisions	127
9.04	Reliance by Administrative Agent	128
9.05	Delegation of Duties	128
9.06	Resignation of Administrative Agent	129
9.07	Non-Reliance on Administrative Agent and Other Lenders	130
9.08	No Other Duties, Etc.	130
9.09	Administrative Agent May File Proofs of Claim	130
9.10	Collateral and Guaranty Matters	131
9.11	Secured Cash Management Agreements and Secured Hedge Agreements	132

ARTICLE X MISCELLANEOUS

10.01	Amendments, Etc.	132
10.02	Notices; Effectiveness; Electronic Communication	134
10.03	No Waiver; Cumulative Remedies; Enforcement	136
10.04	Expenses; Indemnity; Damage Waiver	137
10.05	Payments Set Aside	139
10.06	Successors and Assigns	140
10.07	Treatment of Certain Information; Confidentiality	145
10.08	Right of Setoff	145
10.09	Interest Rate Limitation	146
10.10	Counterparts; Integration; Effectiveness	146
10.11	Survival of Representations and Warranties	146
10.12	Severability	147
10.13	Replacement of Lenders	147
10.14	Governing Law; Jurisdiction; Etc.	148
10.15	Waiver of Jury Trial	149
10.16	No Advisory or Fiduciary Responsibility	149
10.17	Electronic Execution of Assignments and Certain Other Documents	150
10.18	USA PATRIOT Act Notice	150
10.19	Judgment Currency	150
10.20	Designation as Senior Debt	151
10.21	Release of Certain Mortgages	151

SIGNATURES		S-1

SCHEDULES

1.02	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.05	Supplement to Interim Financial Statements
5.08(b)	Existing Liens
5.08(c)	Owned Real Property
5.08(d)(i)	Leased Real Property (Lessee)
5.08(d)(ii)	Leased Real Property (Lessor)
5.08(e)	Existing Investments
5.12(c)	Closing Date ERISA Events
5.12(d)	Closing Date Pension Plans
5.13	Subsidiaries; Other Equity Investments; Loan Parties
5.21	Labor Matters
6.12(f)	Excluded Subsidiaries
7.03	Existing Indebtedness
7.08	Existing Transactions with Affiliates
7.09	Existing Burdensome Agreements
7.17	Post-Closing Action
10.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS

Form of

A	Committed Loan Notice
B	Swing Line Loan Notice
C	Note
D	Compliance Certificate
E	Assignment and Assumption
F	Subsidiary Guaranty
G	Security Agreement
H	Pledge Agreement
I	Remaining Liquidity Certificate
J	Opinion Matters
K	Tax Compliance Certificate
L	Senior Notes Indenture Secured Debt Cap Certificate

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of August 22, 2011, among MASTEC, INC., a Florida corporation (the “Company”), certain Subsidiaries of the Company party hereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and, individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and Fleet Capital Corporation (“Fleet”), as administrative agent, entered into that certain Revolving Credit and Security Agreement dated as of January 22, 2002 (the “Original Agreement”), pursuant to which such lenders made a revolving credit facility with a letter of credit subfacility available to the Company and such Affiliates;

WHEREAS, (i) Fleet assigned all of its interests in the loans under the Original Agreement to Bank of America, (ii) Fleet resigned as administrative agent under the Original Agreement and (iii) Bank of America was appointed as successor administrative agent by the lenders party to the Original Agreement;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2005 (the “First Amended and Restated Agreement”), pursuant to which such lenders agreed to amend and restate the Original Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto (the “Existing Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which such lenders agreed to amend and restate the First Amended and Restated Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates; and

WHEREAS, the Borrowers have requested that the Existing Agreement be further amended and restated as described herein, and the Administrative Agent and the Lenders are willing to make so amend and restate the Existing Agreement;

NOW, THEREFORE, the Borrowers, the Lenders and the Administrative Agent, subject to the terms and conditions herein, hereby amend and restate the Existing Credit Agreement and agree as follows:

ARTICLE I.

ASSIGNMENTS; AMENDMENT AND RESTATEMENT; DEFINITIONS AND

ACCOUNTING TERMS

1.01 Assignments; Amendment and Restatement. In order to facilitate the amendment and restatement contemplated by this Agreement and otherwise to effectuate the desires of the Borrowers, the Administrative Agent and the Lenders agree that:

(a) Simultaneously with the Closing Date and after giving effect to any assignments on the Closing Date from Existing Lenders who elect not to continue as Lenders under this Agreement, the parties hereby agree that (i) the Commitments and Applicable Percentages of each of the Lenders shall be as set forth on Schedule 2.01, and the outstanding principal amount of Revolver Loans (as defined in the Existing Credit Agreement) under the Existing Credit Agreement shall be reallocated as outstanding Committed Loans hereunder in accordance with such Commitments and Applicable Percentages and the requisite assignments shall be deemed to be made in such amounts among the Lenders and from each Lender to each other Lender (including to Lenders who reduce their commitments in connection with this Agreement), with the same force and effect as if such assignments were evidenced by applicable Assignments and Acceptances (as defined in the Existing Credit Agreement) under the Existing Agreement or applicable Assignments and Assumptions hereunder, but without the payment of any related assignment fee and (ii) all Letters of Credit (as defined in the Existing Credit Agreement) outstanding under the Existing Credit Agreement shall continue as Letters of Credit outstanding under this Agreement.

(b) The parties hereby consent to all reallocations and assignments of Commitments and Outstanding Amounts effected pursuant to Section 1.01(a) and subject to Article IV hereof, waive any requirement for any other document or instrument, including any Assignment and Acceptance (as defined in the Existing Agreement) under the Existing Credit Agreement or any Assignment and Assumption hereunder, necessary to give effect to any reallocation or assignment. On the Closing Date the Lenders shall make full cash settlement with each other (and with the Existing Lenders whose Commitments and Outstanding Amounts are being decreased) through the Administrative Agent, as the Administrative Agent may direct or approve, with respect to all assignments and reallocations in Commitments and Outstanding Amounts as reflected in this Section 1.01 such that after giving effect to such settlements each Lender’s Applicable Percentage equals (with customary rounding) its Applicable Percentage of (i) the Outstanding Amount of all Committed Loans, (ii) the Outstanding Amount of all Swing Line Loans and (iii) the Outstanding Amount of all L/C Obligations.

(c) The Borrowers, the Administrative Agent and the Lenders hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Agreement which in any manner govern or evidence the obligations arising hereunder, the rights and interests of the Administrative Agent and the Lenders and any terms, conditions or matters related to any thereof, shall be and hereby are amended and restated in their entirety by the terms, conditions and provisions of this Agreement, and the terms and provisions of the Existing Agreement, except as otherwise expressly provided herein, shall be superseded by this Agreement.

(d) Notwithstanding this amendment and restatement of the Existing Agreement, including anything in this Section 1.01, and of any related “Loan Document” (as such term is defined in the Existing Credit Agreement and referred to herein, individually or collectively, as the “Existing Loan Documents”), (i) all of the indebtedness, liabilities and obligations owing by any Borrower or any other Person under the Existing Agreement and other Existing Loan Documents (as amended and restated hereby) shall continue as indebtedness, liabilities and obligations hereunder and thereunder and shall be and remain secured by the Collateral Documents and (ii) neither the execution and delivery of this Agreement or any other Loan Document nor the consummation of any other transaction contemplated hereunder or thereunder is intended to constitute a novation of the Existing Agreement or of any of the other Existing Loan Documents or any obligations thereunder.

1.02 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“80% Guaranty Threshold” has the meaning specified in Section 6.12(e).

“Acquired EBITDA” means, with respect to any Subsidiary (other than an Unrestricted Subsidiary) acquired by the Company or any of its Subsidiaries pursuant to a Permitted Acquisition, an amount equal to such acquired Subsidiary’s EBITDA (measured on the same basis as “Consolidated EBITDA” provided herein but using only the results of operations of such Subsidiary and without giving effect to Section 1.10) for its most recently ended full four fiscal quarter period prior to such acquisition.

“Acquisition” means, by any Person, the acquisition by such Person, in a single transaction or in a series of related transactions, of (a) more than 50% of the voting Equity Interests of another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such Equity Interest or upon exercise of an option or warrant for, or conversion of securities into, such Equity Interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person, a division of such Person or a line or lines of business conducted by such Person.

“Act” has the meaning specified in Section 10.18.

“Additional Commitments” has the meaning specified in Section 2.15(a).

“Additional Commitments Effective Date” has the meaning specified in Section 2.15(e).

“Additional Commitments Amendment” has the meaning specified in Section 2.15(d).

“Additional Lender” has the meaning specified in Section 2.15(c).

“Additional Loan Tranche” has the meaning specified in Section 2.15(a).

“Additional Loans” has the meaning specified in Section 2.15(a).

“Adjusted Consolidated EBITDA” means, for any period, the consolidated EBITDA (measured (i) on the same basis as “Consolidated EBITDA” provided herein, but for the Company and all of its Subsidiaries (other than DirectStar) and (ii) after allocating corporate expenses to all Subsidiaries of the Company (other than DirectStar) on a pro rata basis) of the Company and all its Subsidiaries (other than DirectStar).

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in the form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this Credit Agreement.

“Agreement Currency” has the meaning specified in Section 10.19.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 and the Act.

“Applicable Percentage” means with respect to any Lender at any time, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender’s Commitment at such time, subject to adjustment as provided in Section 2.17. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Aggregate Commitments have expired, then the Applicable Percentage of each Lender shall be determined based on the Applicable Percentage of such Lender most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means (a) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the fiscal quarter ending March 30, 2012, 1.00% per annum for Base Rate Loans, 2.00% per annum for Eurodollar Rate Loans and Letter of Credit Fees for financial standby and commercial Letters of Credit, 1.00% per annum for Letter of Credit Fees for performance standby Letters of Credit and 0.350% per annum for the commitment fee and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate Loans / Letter of Credit Fees (Financial Standby and Commercial)	Letter of Credit Fees (Performance Standby)	Base Rate Loans
1	< 0.75 to1.00	0.250%	1.50%	0.750%	0.50%
2	≥0.75 to 1.00 but < 1.25 to 1.00	0.300%	1.75%	0.875%	0.75%
3	≥1.25 to 1.00 but < 2.00 to 1.00	0.350%	2.00%	1.00%	1.00%
4	≥2.00 to 1.00 but < 2.75 to 1.00	0.400%	2.25%	1.125%	1.25%
5	≥2.75 to 1.00	0.450%	2.50%	1.25%	1.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Applicable Time” means, with respect to any borrowings and payments in Canadian Dollars, the local time in the place of settlement for Canadian Dollars as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, MLPFS, GECM and STRH in their capacities as joint lead arrangers and joint book managers.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Available Liquidity” means, at any date of measurement thereof, the sum of (without duplication) (a) cash, Cash Equivalents and readily marketable securities, in each case not subject to any Lien (including any Lien on Cash Collateral or Senior Convertibles Notes Cash Collateral, but excluding any other Liens created pursuant to the Collateral Documents and Liens permitted by Section 7.01(j)), then owned by the Company or Restricted Subsidiaries that would be reflected on a consolidated balance sheet of such Persons at such time, plus (b) the amount by which the Aggregate Commitments (other than any Commitment of any Defaulting Lender and any portion of the Aggregate Commitments which, if drawn, would result in the Company having secured Indebtedness under credit facilities in excess of the Senior Notes Indenture Secured Debt Cap) in effect on such date exceeds the Total Outstandings.

“Availability Period” means the period from the Closing Date to the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Bank of America Fee Letter” means the letter agreement, dated July 13, 2011, among the Company, Bank of America and MLPFS.

“Base Capex Basket” means, with respect to any fiscal year, an amount equal to $75,000,000 plus 30% of the Acquired EBITDA for each Subsidiary (other than an Unrestricted Subsidiary) acquired by the Company or any of its Restricted Subsidiaries since the Closing Date which does not cease to be a Subsidiary or whose assets do not cease to be owned by the Company or any of its Restricted Subsidiaries.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurodollar Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Committed Loan” means a Committed Loan that is a Base Rate Loan.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Blocked Person” has the meaning specified in Section 5.23(b).

“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Committed Borrowing or a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day.

“Business Interruption Insurance Assignment” means the Amended and Restated Collateral Assignment of Business Interruption Insurance to be executed by each Loan Party and pursuant to which such Loan Party shall assign in favor of the Administrative Agent, for the benefit of Secured Parties, all of such Loan Party’s rights under any business interruption insurance policy owned by or in favor of such Loan Party, as security for the Obligations.

“Canadian Dollar” and “C$” mean the lawful currency of Canada.

“Canadian Dollar Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the Canadian Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Canadian Dollars with Dollars.

“Canadian Dollar Letter of Credit Sublimit” means an amount equal to the lesser of the Letter of Credit Sublimit and $25,000,000. The Canadian Dollar Letter of Credit Sublimit is part of, and not in addition to, the Letter of Credit Sublimit.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations); provided that Capital Expenditures shall not include expenditures for capital leases, purchase money obligations or Synthetic Lease Obligations, in each case permitted pursuant to Section 7.03(g), for Permitted Acquisitions permitted pursuant to Section 7.02(f) or expenditures to the extent made solely with (i) the net cash proceeds of a common equity contribution to, or issuance of common Equity Interests by, the Company (other than any portion of such net cash proceeds used for Restricted Payments pursuant to Section 7.06(e)) or (ii) net cash proceeds received from any Disposition pursuant to Sections 7.05 (a),(c),(g), (i) or (j).

“Cash Collateralize” means to pledge and deposit with or deliver to (a) the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the L/C Issuer or Swing Line Lender benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (i) the Administrative Agent and (ii) the L/C Issuer or the Swing Line Lender (as applicable) or (b) in the case of Section 2.16(a)(iv), the Administrative Agent, for the benefit of the Secured Parties, as collateral for the Obligations, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Company or any of its Restricted Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents and other Liens permitted hereunder):

(a) Dollars (including such Dollars as are held as overnight bank deposits and demand deposits with U.S. banks);

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (e) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (b) above entered into with any commercial bank meeting the qualifications specified in clause (c) above;

(e) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 270 days from the date of acquisition thereof;

(f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank meeting the qualifications specified in clause (c) above;

(g) [Reserved]; and

(h) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have one of the two highest ratings obtainable from either Moody’s or S&P, and have at least 95% of their assets invested continuously in Investments of the character, quality and maturity described in clauses (a) through (f) of this definition.

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Cash Management Bank” means any Person that, (a) at the time it enters into a Cash Management Agreement with a Loan Party, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Cash Management Agreement with a Loan Party, in each case in its capacity as a party to such Cash Management Agreement.

“CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) the Existing Shareholders, collectively, cease to own and control legally and beneficially, directly or indirectly, more than 10% of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis;

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any Existing Shareholder becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(c) during any period of 18 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Company cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all of the “Collateral” and “Mortgaged Property” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties.

“Collateral Documents” means, collectively, the Security Agreement, each Security Joinder Agreement, the Pledge Agreement, each Pledge Joinder Agreement, each Pledge Agreement Supplement, the Mortgages, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“Commitment” means, as to each Lender, its obligation to (a) make Committed Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01.

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit D.

“Consolidated EBITDA” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) interest expense for such period, (ii) the provision for Federal, state, local and foreign income Taxes payable by the Company and its Restricted Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) charges included in Consolidated Net Income related to purchase accounting adjustments that are as required by FASB ASC Topic 805, (v) charges relating to stock based compensation which do not represent a cash item in such period or any future period, (vi) other charges which do not represent a cash item in such period or any future period; provided that such charges are approved by the Administrative Agent in its reasonable discretion; (vii) without duplication, any cash distributions made by DirectStar or any Unrestricted Subsidiary to any Borrower, (viii) expenses incurred in connection with the prepayment, amendment, modification or refinancing of Indebtedness during such period, (ix) any non-capitalized transaction costs incurred during such period in connection with an actual incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization, in each case, to the extent permitted hereunder, (x) tender premiums, redemption premiums, fees, and other amounts and expenses incurred in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.03(j), (xi) earn-out expenses resulting from Permitted Acquisitions in which the Company and/or any Restricted Subsidiary is required to treat such earn-out expenses as compensation costs, (xii) expenses arising from the impact of FASB ASC 470-50-40 on certain capitalized fees and costs, (xiii) any net loss incurred in such period from Swap Contracts and the application of FASB ASC Topic 815, (xiv) any net loss incurred in such period from currency translation losses, (xv) any loss from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments and (xvi) (A) other non-recurring or unusual charges, (B) cash charges paid in connection with corporate restructurings (including severance costs in connection with any reduction in the workforce of the Company and its Restricted Subsidiaries)

and (C) expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 12 months of such period; provided that the charges described in this clause (xvi) together with any adjustments made pursuant to Section 1.10 shall only be permitted to be added back for such period to the extent such charges collectively do not increase Consolidated EBITDA by more than 5%; and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income Tax credits of the Company and its Subsidiaries for such period, (ii) any net gain incurred in such period from Swap Contracts and the application of FASB ASC Topic 815, (iii) any net gain incurred in such period from currency translation gains, (iv) any gain from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments and (v) all non-cash items increasing Consolidated Net Income for such period; provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Funded Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds (other than surety bonds), debentures, notes, loan agreements or other similar instruments, (b) all purchase money Indebtedness, (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments (including, for the avoidance of doubt, the due and payable penal sum under any surety bond called upon by the obligee thereof but excluding the penal sum of any surety bond not then due and payable), (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than the Company or any Restricted Subsidiary, and (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Company or a Restricted Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Company or such Restricted Subsidiary, all as determined in accordance with GAAP.

“Consolidated Interest Charges” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of (a) all cash interest, premium payments, debt discount, fees, charges and related expenses of the Company and its Restricted Subsidiaries in connection with borrowed money or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of cash rent expense of the Company and its Restricted Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

“Consolidated Interest Coverage Ratio” means, subject to Section 6.12(e)(ii), as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period; provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Leverage Ratio” means, subject to Section 6.12(e)(ii), as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date (but excluding, to the extent outstanding and undrawn, up to $150,000,000 in stated amount of standby performance letters of credit as of such date), to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended; provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10.

“Consolidated Net Assets” means, as of any date of determination, the amount which in accordance with GAAP would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of the Company and its Restricted Subsidiaries less current liabilities, as of the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.01(a) or (b).

“Consolidated Net Income” means, for any period, for the Company and its Restricted Subsidiaries on a consolidated basis, the net income of the Company and its Restricted Subsidiaries for that period, but excluding: (a) any gain or loss arising from the sale of capital assets; (b) any gain or loss arising from any write-up or write-down of assets or liabilities during such period; (c) any portion of the net earnings of any Subsidiary which for any reason is unavailable for payment of Distributions to a Borrower; (d) any gain or loss arising from the acquisition of any Equity Interests of a Borrower; and (e) any gain or loss arising from extraordinary or non-recurring items, all as determined in accordance with GAAP.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, (b) has notified the Company, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Designated Borrower” has the meaning specified in the introductory paragraph hereto.

“DirectStar” means, individually or collectively as the context requires, DirectStar TV, LLC, a North Carolina limited liability company, and its Subsidiaries.

“DirectStar Purchase Agreement” means that certain Amended and Restated Purchase Option Agreement, dated as of February 11, 2011, by and among DirectStar TV, LLC, the Company, MasTec North America, Inc., Funraisers PR, LLC, Red Ventures, LLC, RV Rewards, LLC and Ricardo Elias, Daniel S. Feldstein and Mark A. Brodsky, as the same shall be amended, supplemented, restated or otherwise modified from time to time.

“DirectStar Seller Note” means the “Note” as defined in the DirectStar Purchase Agreement.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Canadian Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any political subdivision of the United States.

“Earnout Obligation” means those contingent obligations of a Restricted Subsidiary incurred in favor of a seller (or other third party entitled thereto) under or with respect to any Permitted Acquisition.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii) and (v) subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, written and binding agreements with Governmental Authorities or governmental restrictions relating to pollution, the protection of the environment, human health, safety or natural resources or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Company, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination (provided, however that debt securities that are or by their terms may be convertible or exchangeable into or for Equity Interests shall not constitute Equity Interests prior to conversion or exchange thereof).

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Company within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

“Eurodollar Rate” means:

(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.”

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Company, for the Company and its Restricted Subsidiaries on a consolidated basis, an amount equal to (a) Consolidated EBITDA for such fiscal year minus (b) Capital Expenditures (other than Capital Expenditures financed with the proceeds of Indebtedness permitted hereunder (other than Loans)) made in such fiscal year minus (c) Consolidated Interest Charges actually paid in cash during such fiscal year minus (d) all income Taxes actually paid in cash during such fiscal year minus (e) scheduled principal payments of Consolidated Funded Indebtedness during such fiscal year minus (f) permanent principal prepayments of Consolidated Funded Indebtedness during such fiscal year plus (or minus, as applicable) (g) net changes in Working Capital between the first day and last day of such fiscal year, in each case as reflected on the financial statements delivered pursuant to Section 6.01(a) and the related Compliance Certificate delivered pursuant to Section 6.02(b) for such fiscal year.

“Excess Cash Flow Basket” means, for any fiscal year, an amount equal to 75% of the Excess Cash Flow for the preceding fiscal year.

“Excluded Asset” means (a) any lease, license or contract to which the Company or any Restricted Subsidiary is a party, or any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any Person acting on behalf of a Governmental Authority) of which the Company or any Restricted Subsidiary is the owner or beneficiary, or any of its rights or interests thereunder, if and for so long as the grant of a security interest therein shall constitute or result in (i) the abandonment, invalidation or unenforceability of the right, title or interest of the Company or such Restricted Subsidiary therein, (ii) a breach or termination pursuant to the terms of, or a default under, such lease, license or contract or such license, consent, permit, variance, certification, authorization or approval, or (iii) in the case of any license, consent, permit, variance, certification, authorization or approval of any Governmental Authority (or any Person acting on behalf of a Governmental Authority), the violation of any applicable law, rule, regulation or order of any Governmental Authority; provided, in each case, that (i) no asset or property shall be considered an Excluded Asset to the extent the restriction described in the foregoing clause (a) would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable law or principles of equity, or to the extent that any necessary consents or waivers have been obtained to allow the security interest in such asset or property notwithstanding such restriction, and (ii) the inclusion of an asset as an Excluded Asset shall not limit, impair or otherwise affect the Administrative Agent’s security interest in and lien upon any rights or interests of the Company or any other Loan Party in or to (x) monies due or to become due under any lease, license, consent, permit, variance, certification, authorization, approval or contract to which the Company or any other Loan Party is a party, or (y) any proceeds from the sale, license, lease or other dispositions of any such lease, license, consent, permit, variance, certification, authorization, approval or contract; (b) any property of which the Company or any Restricted Subsidiary is the owner in which the grant of a security interest or Lien therein, as determined in good faith by the Company and as described to the Administrative Agent in reasonable detail upon its request, results in adverse Tax or regulatory consequences to the Company or any Restricted Subsidiary; or (c) any fee-owned or leasehold real property other than Material Real Property.

“Excluded Subsidiaries” has the meaning specified in Section 6.12(f).

“Excluded Taxes” means any of the following Taxes imposed on or with respect to, or required to be withheld or deducted from a payment to, the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) Taxes imposed on or measured by net income (however denominated), net worth, franchise Taxes and branch profits (or similar) Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender or the L/C Issuer, in which its applicable Lending Office is located or (ii) imposed as a result of a present or former connection between such recipient and the jurisdiction (or any political subdivision thereof) imposing such Tax (other than connections arising as a result of such recipient entering into, delivering, becoming a party to, performing its obligations under, receiving any payments under, receiving or perfecting a security interest under, or exercising or enforcing its rights under, any of the Loan Documents), (b) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 10.13), any United States withholding Tax that (i) is required to be imposed on amounts payable to such Foreign Lender pursuant to the Laws in force at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Foreign Lender’s assignor immediately before such Foreign Lender became a party hereto (or such Foreign Lender immediately before the time of designation of the new Lending Office) was entitled to receive additional amounts from the relevant Borrower with respect to such United States withholding Tax pursuant to Section 3.01(a)(ii) or (ii) is attributable to such Foreign Lender’s failure or inability to comply with clause (B) of Section 3.01(e)(ii) (other than as a result of a Change in Law occurring after the date on which such Foreign Lender became a party to this Agreement), (c) in the case of a Foreign Lender, any increase in the United States withholding Taxes required to be imposed on amounts payable to such Foreign Lender occurring after the date on which such Foreign Lender became a party hereto (or designated a new Lending Office), other than as a result of a Change in Law occurring after the date on which such Foreign Lender became a party hereto (or designated a new Lending Office) (d) any United States Federal withholding Taxes imposed under FATCA, and (e) any United States Federal backup withholding Tax.

“Executive Order No. 13224” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Letters of Credit” means those letters of credit described on Schedule 1.02.

“Existing Shareholders” means (a) the estate of Jorge L. Mas, Jorge Mas and any spouse or lineal descendant of Jorge L. Mas or Jorge Mas or any spouse of any such lineal descendant and (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Persons referred to in clause (a).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letters” means, collectively, the Bank of America Fee Letter, the GE Fee Letter and the SunTrust Fee Letter.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (including such a Lender when acting in the capacity of the L/C Issuer).

“Foreign Leverage Ratio” means, as of any date of determination, the ratio of (a) consolidated funded Indebtedness (measured on the same basis as “Consolidated Funded Indebtedness” provided herein, but with respect to the Foreign Restricted Subsidiaries only) as of such date of the Foreign Restricted Subsidiaries on a consolidated basis, to (b) consolidated EBITDA (measured on the same basis as “Consolidated EBITDA” provided herein, but with respect to the Foreign Restricted Subsidiaries only) of the Foreign Restricted Subsidiaries on a consolidated basis for the period of the four fiscal quarters most recently ended; provided that, during any period that includes an Acquisition or Disposition relating to a Foreign Restricted Subsidiary such calculation shall be subject to the adjustments set forth in Section 1.10.

“Foreign Restricted Subsidiary” means any Foreign Subsidiary that is a Restricted Subsidiary.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied, subject to Section 1.04(b).

“GE Fee Letter” means the letter agreement, dated July 13, 2011, among the Company, GECC and GECM.

“GECC” means General Electric Capital Corporation and its successors.

“GECM” means GE Capital Markets, Inc. and its successors.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness of the payment or performance of such Indebtedness, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such

Indebtedness of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of any other Person, whether or not such Indebtedness is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated or subject to liability pursuant to any Environmental Law.

“Hedge Bank” means any Person that, (a) at the time it enters into a Swap Contract not prohibited under Article VII, is a Lender or an Affiliate of a Lender, or (b) at the time it (or its Affiliate) becomes a Lender, is a party to a Swap Contract not prohibited under Article VII, in each case, in its capacity as a party to such Swap Contract.

“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“Incremental OID” has the meaning specified in Section 2.15(b).

“Incremental Yield Differential” has the meaning specified in Section 2.15(b).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;

(c) net obligations of such Person under any Swap Contract;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than 90 days after the date on which such trade account payable was created or which are being contested in good faith and for which adequate reserves have been established and reported in accordance with GAAP);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) capital leases and Synthetic Lease Obligations;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 10.04(b).

“Indemnity Agreement” means (i) that certain General Agreement of Indemnity dated as of August 19, 2010 by and among Travelers Casualty and Surety Company of America, the Company and certain Subsidiaries thereof, (ii) that certain General Agreement of Indemnity dated as of July 31, 2008 by and among Travelers Casualty and Surety Company of America, the Company and certain Subsidiaries thereof or (iii) any additional or replacement General Agreement of Indemnity or other indemnity agreement by and among the Company or any of its Restricted Subsidiaries and the applicable Surety containing terms satisfactory to the Administrative Agent in the reasonable discretion of the Administrative Agent, as amended or modified from time to time in accordance with the terms hereof and thereof.

“Information” has the meaning specified in Section 10.07.

“Intercreditor Agreement” means (i) that certain Intercreditor Collateral Agreement dated as of January 5, 2010 by and between Travelers Casualty and Surety Company of America and the Administrative Agent, on behalf of the Lenders, as amended by that certain First Amendment to Intercreditor and Collateral Agreement dated as of August 18, 2011 and as further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof or (ii) any additional or replacement intercreditor agreement between the Administrative Agent and any Surety containing terms satisfactory to the Administrative Agent in its reasonable discretion, as amended or modified from time to time in accordance with the terms hereof and thereof.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Committed Loan Notice or such other period that is twelve months or less requested by the Company and consented to by all the Lenders; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“IP Rights” has the meaning specified in Section 5.18.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Company (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit.

“Judgment Currency” has the meaning specified in Section 10.19.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means, individually or collectively as the context may indicate, (a) Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor to Bank of America in its capacity as an issuer of Letters of Credit hereunder and (b) any other Lender, selected by the Company in consultation with the Administrative Agent, which consent to its appointment by the Company as an issuer of Letters of Credit hereunder in its capacity as an issuer of Letters of Credit hereunder, provided that at no time shall there be more than three L/C Issuers without the consent of the Administrative Agent.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit; provided, however, that any commercial letter of credit issued hereunder shall provide solely for cash payment upon presentation of a sight draft. Letters of Credit may be issued in Dollars or in Canadian Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.03(h).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $350,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, and (b) the Aggregate Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means a Committed Loan, a Swing Line Loan or an Additional Loan.

“Loan Documents” means this Agreement, each Note, the Collateral Documents, the Intercreditor Agreement, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, the Fee Letters, the Subsidiary Guaranty, each Subsidiary Guaranty Joinder Agreement and each Additional Commitments Amendment.

“Loan Party EBITDA” means, for any period, the consolidated EBITDA (measured (i) on the same basis as “Consolidated EBITDA” but only for those entities that constituting Loan Parties and only on the basis of their own operations and not those of their Subsidiaries and (ii) after allocating corporate expenses to all Subsidiaries of the Company (other than DirectStar) on a pro rata basis) of all entities that constituted Loan Parties at all times during such period.

“Loan Parties” means, collectively, the Company, each Designated Borrower and each Subsidiary Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole or the Loan Parties taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

“Material Contract” means, with respect to any Person, an agreement to which such Person is a party (other than the Loan Documents) (a) which is deemed to be a material contract as provided in Regulation S-K promulgated by the SEC under the Securities Act of 1933 or (b) for which breach, termination, cancellation, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means any parcel of real property owned in fee by a Loan Party with a fair market value in excess of $5,000,000.

“Material Subsidiary” means, subject to Section 6.12(g), any Domestic Subsidiary that, or each Domestic Subsidiary that together with its Subsidiaries on a consolidated basis, contributed 10% or more of the consolidated EBITDA of the Company and all Subsidiaries other than DirectStar (measured on the same basis as “Consolidated EBITDA” provided herein, but excluding the results of operations of DirectStar)) for the most recently ended period of four consecutive fiscal quarters of the Company with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b); provided that, during any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10; provided further that DirectStar is deemed not to be a Material Subsidiary.

“Maturity Date” means August 22, 2016; provided, however, that, (a) if, on any day during the six (6) month period prior to any Senior Convertible Notes Maturity Date, Available Liquidity minus the outstanding principal amount of the Senior Convertible Notes, together with interest thereon, due during such six (6) month period (determined as of such date, and referred to herein as the “Remaining Liquidity”) is less than $50,000,000, the “Maturity Date” shall be the later of (x) such date of measurement and (y) the 92nd day prior to the earliest Senior Convertible Notes Maturity Date to occur during such six (6) month period (any such event, a “Springing Maturity Date”), except that, in the event that after the occurrence of a Springing Maturity Date but prior to such 92nd day, if the Remaining Liquidity is equal to or greater than $50,000,000 at any time during such interim period prior to such 92nd day (and for so long as such amount is maintained), the Springing Maturity Date shall not apply and (b) if any “Maturity Date” or any “Springing Maturity Date”, as the case may be, is not a Business Day, such Maturity Date or Springing Maturity Date shall be the next preceding Business Day.

“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Mortgages” means any mortgage, deed of trust, trust deed or other equivalent document now or hereafter encumbering any fee-owned real property of any Loan Party in favor of the Administrative Agent, on behalf of the Secured Parties, as security for any of the Obligations, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Company.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Company or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

“Note” means a promissory note made by a Borrower in favor of a Lender evidencing Loans made by such Lender to such Borrower, substantially in the form of Exhibit C.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in Section 5.23(b).

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Taxes” means all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, other than Excluded Taxes.

“Outstanding Amount” means (i) with respect to Committed Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Committed Loans occurring on such date; (ii) with respect to Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Swing Line Loans occurring on such date; and (iii) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.

“Participant” has the meaning specified in Section 10.06(d).

“Participant Register” has the meaning specified in Section 10.06(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by the Company or any Restricted Subsidiary as to which the following conditions are satisfied:

(a) immediately before and immediately after giving pro forma effect to any such Acquisition (including any assumption or incurrence of Indebtedness in connection therewith), no Default shall have occurred and be continuing;

(b) if the total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, the aggregate amounts paid or to be paid under noncompete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of debt, liabilities and other obligations in connection therewith, but excluding all indemnities, earnouts and other contingent payment obligations (based on projected earnings) to the sellers thereof) paid by or on behalf of the Company and its Restricted Subsidiaries for any such Acquisition or series of related transactions is equal to or greater than $50,000,000, then immediately after giving effect to such Acquisition (including any assumption or incurrence of Indebtedness in connection therewith), (i) the pro forma Consolidated Leverage Ratio shall not exceed 3.25 to 1.00 (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Acquisition had been consummated and such Indebtedness assumed or incurred as of the first day of the fiscal period covered thereby) and (ii) the Available Liquidity will not be less than $50,000,000;

(c) the Company shall have determined whether any such newly-created or acquired Subsidiary is a Material Subsidiary (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby), and any such newly-created or acquired

Subsidiary that is a Material Subsidiary and any such Person owning the Equity Interests of such Subsidiary, shall comply with the requirements of Section 6.12, including, for the avoidance of doubt, the 80% Guaranty Threshold and the other provisions of Section 6.12(e) as if such Subsidiary became a Loan Party immediately upon such creation or acquisition;

(d) such Acquisition is not “hostile” or contested;

(e) the representations and warranties made by the Loan Parties (including any newly-acquired or formed entities required to be Loan Parties) in any Loan Document shall be true and correct in all material respects at and as if made as of the date of such Acquisition (after giving pro forma effect thereto);

(f) the material lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be similar, related or incidental to one or more of the businesses of the Company and its Restricted Subsidiaries;

(g) the Company or such Restricted Subsidiary shall have delivered or caused to be delivered or otherwise made available to the Administrative Agent, not later than the closing date of such Acquisition, in each case to the extent already available to the Company or such Restricted Subsidiary, the results of any due diligence investigation of the target performed by or on behalf of the Company or such Restricted Subsidiary, any environmental assessment reports performed by or on behalf of the Company or such Restricted Subsidiary if any real property is to be acquired, copies of the Acquisition documents, and historical financial statements of the target since inception but no longer than the 3 previous years; and

(h) the Company shall have delivered to the Administrative Agent a certificate of the Company signed by a Responsible Officer certifying to the Administrative Agent compliance with the conditions specified in clauses (a) through (e) above, together with all relevant financial information for the Person or assets to be acquired reasonably requested by the Administrative Agent prior to such Acquisition.

“Permitted Refinancing” means, with respect to any Indebtedness, any refinancings, refundings, renewals or extensions thereof; provided that (i) the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder, (ii) such refinancing, refunding, renewing or extending Indebtedness shall have a weighted average life to maturity that is no earlier than the Indebtedness being refinanced, refunded, renewed or extended, (iii) such refinancing, refunding, renewing or extending Indebtedness shall not be subject to any financial covenant which is more restrictive than the financial covenants in the Loan Documents and (iv) at the time of and after giving effect to such refinancing, refunding, renewal or extension, no Default shall exist.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of the Company or any ERISA Affiliate or any such Plan to which the Company or any ERISA Affiliate is required to contribute on behalf of any of its employees, other than a Multiple Employer Plan or a Multiemployer Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledge Agreement” means the Fourth Amended, Restated and Consolidated Pledge Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit H, as supplemented from time to time by execution and delivery of Pledge Joinder Agreements and Pledge Agreement Supplements.

“Pledge Agreement Supplement” means each Pledge Agreement Supplement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Loan Party pursuant to Section 6.12 or otherwise.

“Pledge Joinder Agreement” means each Pledge Joinder Agreement, substantially in the form thereof attached to the Pledge Agreement, executed and delivered by a Restricted Subsidiary pursuant to Section 6.12 or otherwise.

“Public Lender” has the meaning specified in Section 6.02.

“Real Estate Support Documents” means, with respect to any real property constituting Collateral, such warehousemen and bailee letters, third party consents, intercreditor agreements, mortgagee title insurance policies (in amounts and with endorsements reasonably acceptable to the Administrative Agent), surveys, appraisals, environmental reports, flood hazard certifications and, evidence of flood insurance (if such insurance is required under Section 6.07 or is otherwise required by applicable Law), leases to which the applicable Loan Party is a party thereto, landlord consents or waivers, and such other mortgage-related documents as the Administrative Agent may reasonably request.

“Reconciliation” means, with respect to any financial statement referred to in Section 4.01(e), 6.01(a) or 6.01(b) (the “Base Financials”), the comparable financial statement prepared by the chief financial officer of the Company presenting on a consolidated basis the financial condition and results of operations of the Company and its Restricted Subsidiaries as derived from the Base Financials.

“Register” has the meaning specified in Section 10.06(c).

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Remaining Liquidity” has the meaning specified in the definition of Maturity Date.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the Aggregate Commitments or, if the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition); provided that the Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the chairman of the board of directors, the president, the chief executive officer, the chief financial officer, the chief operating officer, the corporate controller, the treasurer or the cash manager of, or in-house legal counsel to, a Loan Party, and any other officer of a Loan Party so designated by any of the foregoing officers in a written notice to the Administrative Agent, and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s stockholders, partners or members (or the equivalent Person thereof).

“Restricted Subsidiary” means any Subsidiary of the Company that is not listed on Schedule 5.13 as an Unrestricted Subsidiary or has not been designated an Unrestricted Subsidiary in accordance with Section 6.12 hereof.

“Revaluation Date” means, with respect to any Letter of Credit denominated in Canadian Dollars, each of the following: (a) each date of issuance of a Letter of Credit denominated in Canadian Dollars, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in Canadian Dollars, and (iv) such additional dates as the Administrative Agent or the L/C Issuer shall determine or the Required Lenders shall require.

“Sale Leaseback Transaction” has the meaning specified in Section 7.18.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Canadian Dollars, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in Canadian Dollars.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party and any Hedge Bank.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.

“Security Agreement” means the Security Agreement of even date herewith executed by the Loan Parties in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit G, as supplemented from time to time by execution and delivery of Security Joinder Agreements.

“Security Joinder Agreement” means each Security Joinder Agreement, substantially in the form thereof attached to the Security Agreement, executed and delivered by a Subsidiary pursuant to Section 6.12 or otherwise.

“Senior Convertible (4.00%) Notes” means those certain unsecured notes of the Company due December 15, 2014 and issued pursuant to the Senior Convertible Notes Indenture in the initial aggregate principal amount of $115,000,000 and, as of the Closing Date, in an aggregate principal amount of $114,972,000, and any exchange notes issued in exchange therefor.

“Senior Convertible (4.25%) Notes” means those certain unsecured notes of the Company due June 15, 2014 and issued pursuant to the Senior Convertible Notes Indenture in the initial aggregate principal amount of $100,000,000 and, as of the Closing Date, in an aggregate principal amount of $100,000,000, and any exchange notes issued in exchange therefor.

“Senior Convertible Notes” means, collectively, the Senior Convertible (4.00%) Notes and the Senior Convertible (4.25%) Notes.

“Senior Convertible Notes Cash Collateral” means Cash Collateral provided pursuant to Section 2.16(a)(iv).

“Senior Convertible Notes Documents” means, collectively, the Senior Convertible Notes Indenture, all supplemental indentures thereto, the Senior Convertible (4.00%) Notes, the Senior Convertible (4.25%) Notes and all other material agreements executed in connection therewith.

“Senior Convertible Notes Indebtedness” means the Indebtedness evidenced by the Senior Convertible Notes and any Permitted Refinancings thereof.

“Senior Convertible Notes Indenture” means that certain Indenture by and between the Company and U.S. Bank National Association, as trustee, dated as of June 5, 2009 providing for the issuance of the Senior Convertible (4.00%) Notes and the Senior Convertible (4.25%) Notes.

“Senior Convertible Notes Maturity Date” means, (a) in the case of the Senior Convertible (4.00%) Notes, the maturity date of the Senior Convertible (4.00%) Notes and, (b) in the case of the Senior Convertible (4.25%) Notes, the maturity date of the Senior Convertible (4.25%) Notes.

“Senior Convertible Notes Preference Period” means the period commencing 92 days prior to any Senior Convertible Notes Maturity Date and ending on the date that the outstanding principal amount of all Senior Convertible Notes, together with interest thereon, due on or prior to such Senior Convertible Notes Maturity Date are fully and finally repaid.

“Senior Convertible Notes Preference Period Threshold” means, with respect to any Senior Convertible Notes Preference Period, an amount equal to the lesser of (A) the Aggregate Commitments and (B) the Aggregate Commitments minus the portion of the Aggregate Commitments which, if drawn, would result in the Company having secured Indebtedness under credit facilities in excess of the Senior Notes Indenture Secured Debt Cap minus the outstanding principal amount of all Senior Convertible Notes, together with interest thereon, due during or at the end of such Senior Convertible Notes Preference Period minus $50,000,000 plus the amount of any Senior Convertible Notes Cash Collateral.

“Senior Notes” means those certain unsecured notes of the Company due 2017 and issued pursuant to the Senior Notes Indenture in the initial aggregate principal amount of $150,000,000 and, as of the Closing Date, in an aggregate principal amount of $150,000,000.

“Senior Notes Documents” means, collectively, the Senior Notes Indenture, all supplemental indentures thereto, the Senior Notes and all other material agreements executed in connection therewith.

“Senior Notes Indebtedness” means the Indebtedness evidenced by the Senior Notes and any Permitted Refinancings thereof.

“Senior Notes Indenture” means that certain Indenture by and between the Company and U.S. Bank National Association, as trustee, dated as of January 31, 2007 providing for the issuance of the Senior Notes.

“Senior Notes Indenture Secured Debt Cap” means, as of any date of determination, the maximum amount of secured Indebtedness under credit facilities permitted to be incurred under the Senior Notes Indenture on such date.

“Single Employer Pension Plan” means any employee pension benefit plan (excluding a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Company and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in Canadian Dollars.

“STRH” means SunTrust Robinson Humphrey, Inc. and its successors.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Subsidiary Guarantors” means, collectively, each Subsidiary (whether now existing or hereafter created or acquired) who is a party to the Subsidiary Guaranty and has otherwise satisfied all of the conditions required of it under Section 6.12.

“Subsidiary Guaranty” means the Consolidated, Amended and Restated Subsidiary Guaranty Agreement of even date herewith executed by the Subsidiary Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit F, as supplemented from time to time by execution and delivery of Subsidiary Guaranty Joinder Agreements.

“Subsidiary Guaranty Joinder Agreement” means each Subsidiary Guaranty Joinder Agreement, substantially in the form thereof attached to the Subsidiary Guaranty, executed and delivered by a Restricted Subsidiary pursuant to Section 6.12 or otherwise.

“SunTrust” means SunTrust Bank and its successors.

“SunTrust Fee Letter” means the letter agreement, dated July 13, 2011, among the Company, SunTrust and STRH.

“Surety” means (i) Travelers Casualty and Surety Company of America and its successors and permitted assigns or (ii) any Person who replaces or supplements the Person identified in clause (i) under the applicable Surety Credit Documents as executor or procurer of bonds pursuant to such Surety Credit Documents, and their co-sureties and reinsurers, and their respective successors and permitted assigns.

“Surety Bond Obligations” means obligations to the issuers of surety bonds for the account of the Company or a Subsidiary, which for all purposes herein shall be calculated based on the estimated cost to complete the applicable projects taking into consideration the progress made on any such projects and not the face value or penal sum of such surety bonds.

“Surety Credit Documents” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Credit Documents contained in such Intercreditor Agreement).

“Surety Priority Collateral” has the meaning specified in the applicable Intercreditor Agreement (such incorporation to include the defined terms contained in the definition of Surety Priority Collateral contained in such Intercreditor Agreement).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit B.

“Swing Line Sublimit” means an amount equal to the lesser of (a) $50,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, and (b) the Aggregate Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $25,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unrestricted Subsidiary” means (a) each Subsidiary of the Company listed as an “Unrestricted Subsidiary” on Part (d) of Schedule 5.13, (b) each Person that becomes a Subsidiary of the Company after the date hereof (whether by reason of being newly created, by acquisition or otherwise) if, at the time such Person becomes a Subsidiary, the Company notifies the Administrative Agent that such Person shall be an Unrestricted Subsidiary for purposes of this Agreement in accordance with Section 6.12(i) (in which case all Investments made in such Person by the Company or any Restricted Subsidiary in connection with its becoming a Subsidiary shall be deemed to be Investments in an Unrestricted Subsidiary for purposes of Section 7.02 and all arrangements between such Person and the Company or any Restricted Subsidiary in existence at the time it becomes an Unrestricted Subsidiary shall be subject to Section 7.08), (c) each Subsidiary that is designated as an Unrestricted Subsidiary pursuant to Section 6.12(i); provided that in the case of (b) and (c), such designation shall be deemed to be an Investment on the date of such designation in an Unrestricted Subsidiary in an amount equal to the sum of (i) the Company’s direct or indirect equity ownership percentage of the net worth of such designated Restricted Subsidiary immediately prior to such designation (such net worth to be calculated without regard to any guarantee provided by such designated Restricted Subsidiary) and (ii) the aggregate principal amount of any Indebtedness owed by such designated Restricted Subsidiary to the Company or any Restricted Subsidiary immediately prior to such designation, all calculated except as set forth in the parenthetical to clause (i), on a consolidated basis in accordance with GAAP, and (d) each Subsidiary of an Unrestricted Subsidiary; provided that, for the sake of clarity, (x) each Loan Party is ipso facto a Restricted Subsidiary, (y) if any Unrestricted Subsidiary becomes a Loan Party it shall automatically and simultaneously be deemed a Restricted Subsidiary without any required action on behalf of the Company or any other Person and (z) each Subsidiary shall be deemed a Restricted Subsidiary unless it shall have been designated as an Unrestricted Subsidiary in accordance with this Agreement.

“Wholly-Owned” means, with respect to any direct or indirect Subsidiary of any Person, that 100% of the Equity Interests with ordinary voting power issued by such Subsidiary (other than directors’ qualifying shares and investment by foreign nationals mandated by applicable Law) is beneficially, owned, directly or indirectly, by such Person.

“Working Capital” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the excess (if any) of consolidated current assets over consolidated current liabilities, in each case as calculated in accordance with GAAP and set forth on a consolidated balance sheet of the Company and its Restricted Subsidiaries as of such date.

1.03 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.04 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP (including any change required by the promulgation of any rule, regulation, pronouncement or opinion by the FASB or its successors) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that (i) until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (B) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP and (ii) any operating lease that is treated as a capital lease as a result of a change in GAAP shall be treated as an operating lease for all purposes under this Agreement.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or the Company and its Restricted Subsidiaries, as the case may be, or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or the Company and its Restricted Subsidiaries on a consolidated basis, as the case may be, or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary or a Restricted Subsidiary, as the case may be, as defined herein.

1.05 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06 Exchange Rates; Currency Equivalents. (a) The Administrative Agent or the L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Canadian Dollars. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the L/C Issuer, as applicable.

(b) Wherever in this Agreement in connection with the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Letter of Credit is denominated in Canadian Dollars, such amount shall be the Canadian Dollar Equivalent of such Dollar amount (rounded to the nearest unit of Canadian Dollars, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

1.07 Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

1.08 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.10 Adjustments for Acquisitions and Dispositions. For each period of four consecutive fiscal quarters ending following the date of any Acquisition or Disposition, for purposes of determining consolidated EBITDA, Consolidated EBITDA, Consolidated Leverage Ratio and Consolidated Interest Coverage Ratio, the consolidated results of operations of the Company and its Restricted Subsidiaries, the Company and its Subsidiaries or the Loan Parties, as the case may be, shall include the results of operations of the Person or assets subject to such Acquisition or exclude the results of operations of the Person or assets subject to such Disposition, as the case may be, on a historical pro forma basis to the extent information in sufficient detail concerning such historical results of such Person or assets is reasonably available, and which amounts shall include expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by a certificate of a Responsible Officer of the Company) within 12 months after such transaction; provided that such cost savings, operating expense reductions, restructuring charges and expenses and cost-savings synergies, together with any amounts included in the calculation of Consolidated EBITDA pursuant to clause (xvi) thereof, may only be included to the extent such charges collectively do not increase Consolidated EBITDA by more than 5%.

ARTICLE II.

COMMITMENTS AND CREDIT EXTENSIONS

2.01 Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans (each such loan, a “Committed Loan”) to the Borrowers in Dollars from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Commitment; provided, however, that after giving effect to any Committed Borrowing, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (iii) during any Senior Convertible Notes Preference Period, the Total Outstandings shall not exceed the Senior Convertible Notes Preference Period Threshold. Within the limits of each Lender’s Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Committed Loans.

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Company’s irrevocable notice to the Administrative Agent, which may be given by telephone in the form of a Committed Loan Notice. Each such notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Committed Loans, and (ii) on the requested date of any Borrowing of Base Rate Committed Loans; provided, however, that if the Company wishes to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, two Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, the Administrative Agent shall notify the Company (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Lenders (if required pursuant to the definition of “Interest Period”). Each telephonic notice by the Company pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Committed Borrowing of or conversion to Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Company is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto, and (vi) if applicable, the Designated Borrower. If the Company fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made as, or converted to, Base Rate Loans. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Company requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office not later than 1:00 p.m., on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Company or the other applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Company; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Company, there are L/C Borrowings outstanding, then the proceeds of such Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and, second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders.

(d) The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Committed Borrowings, all conversions of Committed Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Committed Loans.

2.03 Letters of Credit.

(a) Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in Canadian Dollars for the account of the Company or its Restricted Subsidiaries, and to amend or extend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Company or its Restricted Subsidiaries and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Outstandings shall not exceed the Aggregate Commitments, (w) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Outstanding Amount of the L/C Obligations with respect to Letters of Credit denominated in Canadian Dollars shall not exceed the Canadian Dollar Letter of Credit Sublimit and (z) during any Senior Convertible Notes Preference Period, the Total Outstandings shall not exceed the Senior Convertible Notes Preference Period Threshold. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. The Company agrees to promptly notify the Administrative Agent of the designation of any Lender as an L/C Issuer. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer shall not issue any Letter of Credit, if:

(A) subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Lenders have approved such expiry date; or

(B) the expiry date of the requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of the Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000, in the case of a commercial Letter of Credit, or $250,000, in the case of a standby Letter of Credit;

(D) such Letter of Credit is to be denominated in a currency other than Dollars or Canadian Dollars;

(E) the L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency;

(F) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or

(G) such Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder.

(iv) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.

(v) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.

(vi) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their reasonable discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require. Additionally, the Company shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its reasonable discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Company shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in Canadian Dollars, the Company shall reimburse the L/C Issuer in Canadian Dollars, unless (A) the L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified the L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse the L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in Canadian Dollars, the L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 12:00 noon on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by the L/C Issuer under a Letter of Credit to be reimbursed in Canadian Dollars (each such date, an “Honor Date”), the Company shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. If the Company fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in Canadian Dollars) (the “Unreimbursed Amount”), and the amount of such Lender’s Applicable Percentage thereof. In such event, the Company shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the L/C Issuer, in Dollars, at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent (which shall not be earlier than the Business Day immediately following the date such notice is given), whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer in Dollars.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed

Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. The obligation of the Company to reimburse the L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(v) any adverse change in the relevant exchange rates or in the availability of Canadian Dollars to the Company or any Subsidiary or in the relevant currency markets generally; or

(vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.

The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of

Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Company may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Company when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h) Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the first Business Day after the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to the L/C Issuer for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit, at the rate specified in the Bank of America Fee Letter with respect to such Letters of Credit issued by Bank of America and with respect to such Letters of Credit issued by any other L/C Issuer at a rate determined by the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at the rate specified in the Bank of America Fee Letter with respect to Letters of Credit issued by Bank of America and with respect to Letters of Credit issued by any other L/C Issuer at a rate separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit, at the rate per annum specified in the Bank of America Fee Letter with respect to such Letters of Credit issued by Bank of America and with respect to such Letters of Credit issued by any other L/C Issuer at a rate determined by the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to the L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary, the Company shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of Restricted Subsidiaries inures to the benefit of the Company, that the Company’s business derives substantial benefits from the businesses of such Restricted Subsidiaries and that such issuance for the benefit of a Restricted Subsidiary constitutes an Investment by the Company in such Restricted Subsidiary that must comply with Section 7.02.

2.04 Swing Line Loans.

(a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, shall make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Committed Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Commitments, (ii) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Applicable Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Commitment and (iii) during any Senior Convertible Notes Preference Period, the Total Outstandings shall not exceed the Senior Convertible Notes Preference Period Threshold, and provided, further, that the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company.

(c) Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Lender make a Base Rate Committed Loan in an amount equal to such Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02. The Swing Line Lender shall furnish the Company with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Committed Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Committed Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund its risk participation in the relevant Swing Line Loan and each Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Committed Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender’s obligation to make Committed Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender’s obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Lender its Applicable Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Lender shall pay to the Swing Line Lender its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swing Line Lender in accordance with banking industry rules on interbank compensation. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans. Until each Lender funds its Base Rate Committed Loan or risk participation pursuant to this Section 2.04 to refinance such Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05 Prepayments. (a) Each Borrower may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof; and (iii) any prepayment of Base Rate Committed Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, each such prepayment shall be applied to the Committed Loans of the Lenders in accordance with their respective Applicable Percentages.

(b) The Company may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) If at any time the Total Outstandings exceed an amount equal to the Aggregate Commitments then in effect, the Borrowers shall prepay Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed the Aggregate Commitments then in effect. Notwithstanding the foregoing, Cash Collateralization shall not cure or eliminate the Company’s obligation to prepay Loans in an amount necessary such that Total Outstandings would not exceed the Aggregate Commitments.

2.06 Termination or Reduction of Commitments. The Company may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or from time to time permanently reduce the Aggregate Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 12:00 noon three Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $1,000,000 or any whole multiple of $100,000 in excess thereof, (iii) the Company shall not terminate or reduce the Aggregate Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Commitments, and (iv) if, after giving effect to any reduction of the Aggregate Commitments, the Canadian Dollar Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Commitments. The amount of any such Aggregate Commitment reduction shall not be applied to the Canadian Dollar Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit unless otherwise specified by the Company, except as otherwise provided in clause (iv) above. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.07 Repayment of Loans. (a) Each Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans made to such Borrower outstanding on such date.

(b) The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the Maturity Date.

2.08 Interest. (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) If any amount (other than principal of any Loan) payable by any Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iii) Upon the occurrence and during the continuation of any Event of Default under Section 8.01(f) or (g), and upon the request of the Required Lenders while any other Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.

2.09 Fees. In addition to certain fees described in subsections (h) and (i) of Section 2.03:

(a) Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Lender in accordance with its Applicable Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans will not be considered when calculating the commitment fee above.

(b) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the applicable Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, each Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(h) or 2.08(b) or under Article VIII. The Borrowers’ obligations under this paragraph shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder.

2.11 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Committed Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from the date such amount is made available to such Borrower to the date of payment to the

Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Committed Loan included in such Committed Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall promptly (if possible, on the same day) return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Committed Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Committed Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, to purchase its participation or to make its payment under Section 10.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Committed Loans made by it, or the participations in L/C Obligations or in Swing Line Loans held by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Committed Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Committed Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Committed Loans and other amounts owing them, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Committed Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Subsidiary thereof (as to which the provisions of this Section shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

2.14 Company as Borrowing Agent; Joint and Several Liability.

(a) Because the operations and business activities of the Borrowers are highly integrated and interdependent, at any particular time it is in the mutual best interest of the Administrative Agent, the Lenders and the Borrowers for the Company, through one or more of its Responsible Officers, to deliver all Requests for Credit Extension and all other such notices, and to take all other action of a Responsible Officer in this Agreement or in any other Loan Document, whether on behalf of the Company or any other Borrower, and to determine which of the Borrowers will directly receive the proceeds of a Loan. Each of the Borrowers hereby directs the Administrative Agent to disburse the proceeds of each Loan as directed by the Company through a Responsible Officer, and such distribution will, in all circumstances, be deemed to be made to the Borrower to which such proceeds are directed. Each Borrower hereby irrevocably designates, appoints, authorizes and directs the Company (including each Responsible Officer of the Company) to act on behalf of such Borrower for the purposes set forth in this Section 2.14, and to act on behalf of such Borrower for purposes of giving notice to the Administrative Agent of requests for Borrowings, conversions, continuations and for otherwise giving and receiving notices and certifications under this Agreement or any other Loan Document and otherwise for taking all other action contemplated to be taken by the Company (including each Responsible Officer of the Company) hereunder or under any other Loan Document. Each Borrower further appoints the Company as its agent for any service of process. The Administrative Agent is entitled to rely and act on the instructions of the Company, by and through any Responsible Officer, on behalf of each Borrower. Without limiting the provisions of Section 10.04, each Borrower covenants and agrees to assume liability for and to protect, indemnify and hold harmless the Administrative Agent, the Lenders, the L/C Issuer and the Swing Line Lender from any and all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses (including reasonable attorneys’ fees), which may be incurred by, imposed or asserted against the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender, howsoever arising or incurred because of, out of or in connection with the disbursements of Loans and Credit Extensions in accordance with this Section 2.14; provided, however, the liability of the Borrowers pursuant to this indemnity shall not extend to any liability, obligation, damage, penalty, claim, cause of action, cost, charge or expense of any Person (i) determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent, any Lender, the L/C Issuer or the Swing Line Lender or (ii) result from a claim brought by any Borrower or any other Loan Party against any Lender, the L/C Issuer or the Swing Line Lender for breach in bad faith of such Person’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction; provided further that the reimbursement of fees, charges and disbursements of counsel shall be limited to one counsel and one local counsel and one applicable regulatory counsel and local counsel in each relevant jurisdiction for the Persons indemnified pursuant to this Section 2.14(a). The Company shall maintain detailed accounting and records of all disbursements and payments made to each Borrower with respect to proceeds of Loans. Not in any way in limitation of any other provisions set forth herein, such books and records may be reviewed and copied by the Administrative Agent at the Company’s expense at reasonable intervals and upon reasonable notice given by the Administrative Agent to the Company.

(b) The Company and each Designated Borrower shall be jointly and severally liable for all Obligations. For the avoidance of doubt, each of the Borrowers agrees and understands that it shall be jointly and severally liable for the Obligations as described in the preceding sentence, without regard to the identity of the Borrower in whose name any Loan is made or other Obligation is incurred.

(c) It is the intention of the parties that with respect to each Borrower, its obligations under Section 2.14(b) shall be absolute, unconditional and irrevocable irrespective of, and each Borrower hereby expressly waives, to the extent permitted by law, any defense to its Obligations under this Agreement and all the other Loan Documents to which it is a party by reason of:

(i) any lack of legality, validity or enforceability of this Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Obligations (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(ii) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(iii) any acceleration of the maturity of any of the Obligations (whether of such Borrower or of any other Borrower) or of any other obligations or liabilities of any Person under any of the Related Agreements;

(iv) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Obligations (whether of such Borrower or of any other Borrower) or for any other obligations or liabilities of any Person under any of the Related Agreements;

(v) any dissolution of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement, or the combination or consolidation of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower or any Subsidiary Guarantor or any other party to a Related Agreement;

(vi) any extension (including extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, this Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(vii) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of any of the Obligations (whether of such Borrower or of any other Borrower);

(viii) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in this Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Obligations (whether of such Borrower or of any other Borrower) or any of the obligations or liabilities of any party to any other Related Agreement; or

(ix) any other circumstance whatsoever (with or without notice to or knowledge of any other Borrower) which may or might in any manner or to any extent vary the risks of such Borrower, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Obligations.

(d) Each Borrower hereby waives to the extent permitted by law notice of the following events or occurrences: (i) the Secured Parties’ heretofore, now or from time to time hereafter making Loans and otherwise loaning monies or giving or extending credit to or for the benefit of any other Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Obligations, whether pursuant to this Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (ii) presentment, demand, default, non-payment, partial payment and protest; and (iii) any other event, condition, or occurrence described in Section 2.14(c). Each Borrower agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Borrower from its Obligations, and each Borrower hereby consents to each and all of the foregoing events or occurrences.

(e) The Obligations of each Borrower under this Section 2.14 are independent, and a separate action or actions may be brought and prosecuted against any Borrower whether action is brought against any other Borrower or whether any other Borrower is joined in any such action or actions; and each Borrower waives the benefit of any statute of limitations affecting its liability hereunder.

(f) Each Borrower represents and warrants that the request for joint handling of the Loans and other Obligations made hereunder was made because (i) such Borrower expects to derive benefit, directly or indirectly, from such availability because the successful operation of the Borrowers is dependent on the continued successful performance of the functions of the group and (ii) the credit extended under this Agreement will enhance the overall financial strength and stability of the Borrowers’ consolidated group of companies.

(g) Each Borrower represents and warrants that (i) it has established adequate means of obtaining from other Borrowers on a continuing basis financial and other information pertaining to the business, operations and condition (financial and otherwise) of other Borrowers and their respective property, and (ii) it now is and hereafter will be completely familiar with the business, operations and condition (financial and otherwise) of other Borrowers, and their property. Each Borrower hereby waives and relinquishes any duty on the part of any Secured Party to disclose to such Borrower any matter, fact or thing relating to the business, operations or condition (financial or otherwise) of other Borrowers, or the property of other Borrowers, whether now or hereafter known by such Secured Party during the life of this Agreement.

(h) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each Borrower waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Obligations, any defense (legal or equitable) or other claim which such Borrower may now or at any time hereafter have against any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Borrower.

(i) Each Borrower hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Borrower (a) of any other Borrower, to the payment in full of the Obligations, and (b) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Obligations or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Borrower as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Borrower.

2.15 Increase in Commitments.

(a) Request for Increase. Upon notice to the Administrative Agent (which shall promptly notify the Lenders), at any time after the Closing Date, the Company may request additional Commitments (each an “Additional Commitment” and all of them, collectively, the “Additional Commitments”); provided that (x) after giving effect to any such addition, the aggregate amount of Additional Commitments that have been added pursuant to this Section 2.15 shall not exceed $200,000,000, and (y) any such addition shall be in an aggregate amount of not less than $25,000,000 or any whole multiple of $5,000,000 in excess thereof or, if less, the entire remaining amount by which Commitments may be increased pursuant to this Section. Any loans made in respect of any such Additional Commitments (the “Additional Loans”) may be made, at the option of the Company, by either (i) increasing the Commitments (an “Increased Commitment”), or (ii) creating a new tranche of term loans (an “Additional Loan Tranche”).

(b) Ranking and Other Provisions. The Additional Loans (i) shall rank either pari passu or junior in right of payment and shall rank either pari passu or junior in respect of lien priority as to the Collateral with the outstanding Loans (and any such Additional Loans made pursuant to an Additional Loan Tranche which is junior in right of payment and/or in respect of lien priority as to the Collateral shall have customary second lien, subordination, standstill and other provisions reasonably acceptable to the Administrative Agent), (ii) shall have a weighted average life and contain terms as to prepayments and amortization that are reasonably acceptable to the Administrative Agent, (iii) shall not mature earlier than the Maturity Date, (iv) shall not contain additional or different covenants or financial covenants which are more restrictive than the covenants in the Loan Documents at the time of the incurrence of such Additional Commitments unless either such covenants benefit all of the Lenders or are otherwise consented to by the Required Lenders (such consent not to be unreasonably withheld or delayed) and (v) except as set forth herein, shall have such terms (including pricing) as may be agreed by the Borrower and the Lenders providing such Additional Loans; provided that (i) with respect to Additional Loan Tranches ranking pari passu in right of security with the Commitments, if the initial yield on the term loans made under such Additional Loan Tranches (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such term loans, (y) if such term loans are initially made at a discount or the Lender making the same receive an upfront fee (other than any customary arrangement or similar fees that are paid to the arranger of such term loans in its capacity as such) directly or indirectly from the Company or any of its Subsidiaries (the amount of such discount of fee, expressed as a percentage of such term loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such term loans and (B) four, and (z) the greater of (A) any amount by which the minimum Eurodollar Rate applicable to such term loans exceeds the minimum Eurodollar Rate then applicable to the Commitments, and (B) any amount by which the minimum Base Rate applicable to such term loans exceeds the minimum Base Rate applicable to the Commitments exceeds the sum of (1) the Applicable Rate then in effect for Eurodollar Loans and (2) the upfront fees with respect to the Commitments paid on the Closing Date divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Yield Differential”), then the Applicable Rate then in effect for Commitments shall automatically be increased by the Incremental Yield Differential, effective upon the creation of such Additional Loan Tranche and (ii) with respect to Increased Commitments, if the initial yield on such Increased Commitments (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate on such Increased Commitments, (y) if such Increased Commitments are initially made at a discount or the Lender making the same receive an upfront fee (other than any customary arrangement or similar fees that are paid to the arranger of such Increased Commitments in its capacity as such) directly or indirectly from the Company or any of its Subsidiaries, the amount of such Incremental

OID divided by the lesser of (A) the average life to maturity of such Increased Commitments and (B) four, and (z) the greater of (A) any amount by which the minimum Eurodollar Rate applicable to such Increased Commitments exceeds the minimum Eurodollar Rate then applicable to the Commitments, and (B) any amount by which the minimum Base Rate applicable to such Increased Commitments exceeds the minimum Base Rate applicable to the Commitments exceeds the sum of (1) the Applicable Rate then in effect for Eurodollar Loans and (2) the upfront fees with respect to the Commitments paid on the Closing Date divided by four, by any amount, then the Applicable Rate then in effect for Commitments shall automatically be increased by such amount, effective upon the making of the Increased Commitments.

(c) Notices; Lender Elections. Each notice from the Company pursuant to this Section shall set forth the requested amount and proposed terms of the Additional Commitments. Additional Loans (or any portion thereof) may be made by any existing Lender or by any other bank or financial institution that is an Eligible Assignee (any such bank or other financial institution, together with any existing Lenders making any Additional Loans, the “Additional Lenders”), in each case on terms permitted in this Section and otherwise on terms reasonably acceptable to the Administrative Agent. At the time of the sending of such notice, the Company (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders). Each existing Lender shall be afforded an opportunity, but shall not be obligated to provide any Additional Loans, unless it so agrees. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to provide an Additional Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to provide an Additional Commitment. The Administrative Agent shall notify the Company and each Lender of the Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase, the Company may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d) Additional Commitments Amendment. Commitments in respect of any Additional Commitments shall become Commitments under this Agreement pursuant to an amendment (an “Additional Commitments Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Company, the other Loan Parties, each Additional Lender and the Administrative Agent. An Additional Commitments Amendment may, without the consent of any other Lenders, effect such technical amendments to any Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section, so long as not materially adverse to the existing Lenders. Upon execution, the Administrative Agent shall provide a copy of any Additional Commitments Amendment to all Lenders. No Additional Commitments shall increase the Canadian Dollar Letter of Credit Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit without the written consent of the Required Lenders and the L/C Issuer or the

Swing Line Lender, as applicable, except that, in connection with any Additional Commitments made pursuant to clause (i) of the last sentence of Section 2.15(a), the Letter of Credit Sublimit and/or the Swing Line Sublimit may be increased proportionally (or by a lesser amount) with the written consent of the L/C Issuer or the Swing Line Lender, as applicable, without the requirement of any consent from any other Lender.

(e) Effective Date and Allocations. If any Additional Commitments are added in accordance with this Section 2.15, the Administrative Agent and the Company shall determine the effective date (the “Additional Commitments Effective Date”) and the final allocation of such addition. The Administrative Agent shall promptly notify the Company and the Additional Lenders of the final allocation of such addition and the Additional Commitments Effective Date.

(f) Conditions to Effectiveness of Increase. The effectiveness of any Additional Commitments Amendment shall be subject to the Administrative Agent’s receipt of each of the following (each in form and substance reasonably satisfactory to the Administrative Agent): (i) the applicable Additional Commitments Amendment; (ii) a certificate of each Loan Party signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by the board of directors or other equivalent governing body of such Loan Party approving or consenting to the Additional Commitments Amendment and the Additional Commitments provided thereby, and in the case of each Borrower, certifying that, before and after giving effect to the Additional Commitments Amendment and the Additional Commitments provided thereby, (A) the representations and warranties contained in Article V of each Borrower and each other Loan Party contained in each other Loan Document are true and correct in all material respects on and as of such Additional Commitments Effective Date, except that (1) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects, (2) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty is true and correct in all respects as of such earlier date) and (3) for purposes of this Section 2.15, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists or will result from the Additional Loans or from the application of the proceeds thereof; and (iii) a favorable opinion of counsel for the Loan Parties, to the extent requested by the Administrative Agent, addressed to the Administrative Agent and the Lenders (including the Additional Lenders) and in form and substance reasonably satisfactory to the Administrative Agent. The Borrowers shall prepay any Committed Loans outstanding on the Additional Commitments Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section and the Borrowers may use advances from the Lenders having new or increased commitments for such prepayment.

(g) Effect of Additional Commitments Amendment. On each Additional Commitments Effective Date, each Lender or Eligible Assignee which is providing an Additional Commitment (i) shall become a “Lender” for all purposes of this Agreement and the other Loan Documents and (ii) shall have an Additional Commitment which shall become a “Commitment” hereunder. Each Additional Loan made pursuant to such Additional Commitment shall be a “Loan” for all purposes of this Agreement and the other Loan Documents.

(h) Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.

2.16 Cash Collateral.

(a) Certain Credit Support Events. (i) Upon the request of the Administrative Agent or the L/C Issuer (A) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, within one Business Day of receipt of such request, Cash Collateralize the then Outstanding Amount of all L/C Obligations.

(ii) At any time that there shall exist a Defaulting Lender, upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Company shall, within one Business Day of receipt of such request, deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(iii) In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations with respect to Letters of Credit denominated in Canadian Dollars at such time exceeds 105% of the Canadian Dollar Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize such L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Canadian Dollar Letter of Credit Sublimit then in effect.

(iv) In addition, during any Senior Convertible Notes Preference Period, the Company may Cash Collateralize the Obligations in order to increase the Senior Convertible Notes Preference Period Threshold during such period.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked deposit accounts at Bank of America. The cash (together with any interest accrued thereon) held in such cash collateral account may be invested, in the Administrative Agent’s reasonable discretion, in Cash Equivalents. The Company, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) (i) in the case of Cash Collateral (other than Senior Convertible Notes Cash Collateral), the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender) and (ii) in the case of Senior Convertible Notes Cash Collateral, the Administrative Agent, for the benefit of the Secured Parties, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby (including by reason of exchange rate fluctuations), the Company or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, (i) Cash Collateral (other than Senior Convertible Notes Cash Collateral) provided under any of this Section 2.16 or Sections 2.03, 2.04, 2.05, 2.17 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein and (ii) Senior Convertible Notes Cash Collateral in respect of the Obligations shall be held and applied to the satisfaction of the Obligations in accordance with Section 8.03.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.03), (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations and (z) that no release of Cash Collateral pursuant to this subsection (d) shall impair the Lien on such Cash Collateral arising under any Collateral Document. Senior Convertibles Notes Cash Collateral (or the appropriate portion thereof) shall be released (i) promptly following full and final payment of all

Senior Convertible Notes Indebtedness or, to the extent the Company elects to have the Administrative Agent make the full and final payment of the Senior Convertible Notes Indebtedness using proceeds of Loans and/or the Senior Convertible Notes Cash Collateral, simultaneously with such payment or (ii) promptly following the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Senior Convertibles Notes Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and may be applied in accordance with Section 8.03), (y) the Person providing Senior Convertible Notes Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Senior Convertible Notes Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations and (z) that no release of Senior Convertibles Cash Collateral pursuant to this subsection (d) shall impair the Lien on such Cash Collateral arising under any Collateral Document.

2.17 Defaulting Lenders.

(a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, without in any way limiting the Loan Parties’ rights against such Lender, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Company as a result of any judgment of a court of competent jurisdiction obtained by the Company against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.03 and 2.04, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default or Event of Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Committed Loans of that Lender.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Committed Loans and funded and unfunded participations in Letters of

Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes.

(a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i) Any and all payments by or on account of any obligation of the respective Borrowers hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without deduction or withholding for any Taxes. If, however, applicable Laws require any Borrower or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Company or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(ii) If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding Taxes, from any payment, then (A) the Administrative Agent (acting on its own behalf and on behalf of such Borrower) shall withhold or make such deductions as are determined by the Administrative Agent and the Company to be required based upon the information and documentation they have received pursuant to subsection (e) below, (B) the Administrative Agent (acting on its own behalf and on behalf of such Borrower) shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by such Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, each Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Laws.

(c) Tax Indemnifications. Without limiting the provisions of subsection (a) or (b) above:

(i) (A) Each Borrower shall, and does hereby, indemnify the Administrative Agent, each Lender and the L/C Issuer, and shall make payment in respect thereof within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) withheld or deducted by such Borrower or the Administrative Agent or paid by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and any penalties, interest and reasonable out of pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.

(B) Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, for any amount which a Lender or the L/C Issuer for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection.

(C) A certificate prepared in good faith as to the amount of any such payment or liability delivered to the Company on behalf of the relevant Borrower by a Lender or the L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the L/C Issuer, shall be conclusive absent manifest error.

(ii) Without limiting the provisions of subsection (a) or (b) above, each Lender and the L/C Issuer shall, and does hereby, indemnify each Borrower and the Administrative Agent, and shall make payment in respect thereof within 30 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for any Borrower or the Administrative Agent) incurred by or asserted against any Borrower or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the L/C Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the L/C Issuer, as the case may be, to such Borrower or the Administrative Agent pursuant to subsection (e). Each Lender and the L/C Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender or the L/C Issuer, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. Upon request by the Company on behalf of any Borrower or upon the request by the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Company on behalf of such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Company on behalf of such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to such Borrower or the Administrative Agent, as the case may be.

(e) Status of Lenders; Tax Documentation.

(i) Each Lender and the L/C Issuer shall deliver to the Company and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the Taxing authorities of any jurisdiction and such other reasonably requested information as will permit the Company or the Administrative Agent, as the case may be, to determine (A) whether or not payments made by the respective Borrowers hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or the L/C Issuer’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender or the L/C Issuer by the respective Borrowers pursuant to this Agreement or otherwise to establish such Lender’s or the L/C Issuer’s status for withholding Tax purposes in the applicable jurisdictions.

(ii) Without limiting the generality of the foregoing,

(A) The L/C Issuer and any Lender that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient), on or before the date it becomes a party to this Agreement, executed originals of Internal Revenue Service Form W-9, or any subsequent versions thereof or successors thereto, or such other documentation or information prescribed by applicable Laws or reasonably requested by the Company or the Administrative Agent as will enable such Borrower or the Administrative Agent, as the case may be, to determine whether or not such Lender is subject to backup withholding or information reporting requirements; and

(B) Each Foreign Lender that is entitled under the Code or any applicable treaty to an exemption from or reduction of withholding Tax with respect to payments hereunder or under any other Loan Document shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company on behalf of any Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I) executed originals of Internal Revenue Service Form W-8BEN, or any subsequent versions thereof or successors thereto, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(II) executed originals of Internal Revenue Service Form W-8ECI, or any subsequent versions thereof or successors thereto,

(III) executed originals of Internal Revenue Service Form W-8IMY, or any subsequent versions thereof or successors thereto, and all required supporting documentation,

(IV) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of Internal Revenue Service Form W-8BEN, or any subsequent versions thereof or successors thereto, or

(V) to the extent a Foreign Lender is not the beneficial owner with respect to an interest in any Loan, executed originals of Internal Revenue Service Form W-8IMY, accompanied by Internal Revenue Service Form W-8ECI, Internal Revenue Service Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K, Internal Revenue Service Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K on behalf of each such direct and indirect partner.

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company on behalf of any Borrower or the Administrative Agent) executed originals of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable Laws to permit such Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

(iii) The L/C Issuer and each Lender shall promptly (A) notify the Company and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that any Borrower or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(iv) If any payment made pursuant to this Agreement to any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), each such Lender, the L/C Issuer or other recipient shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such recipient has complied with such recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender, the L/C Issuer and any other recipient of any payment to be made by or on account of any obligation under this Agreement agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update and deliver to the Company and Administrative Agent such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the L/C Issuer, or have any obligation to pay to any Lender or the L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the L/C Issuer, as the case may be. If the Administrative Agent, any Lender or the L/C Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the L/C Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Borrower, upon the request of the Administrative Agent, such Lender or the L/C Issuer, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the L/C Issuer in the event the Administrative Agent, such Lender or the L/C Issuer is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the Administrative Agent, any Lender or the L/C Issuer be required to pay any amount to any Borrower pursuant to this subsection the payment of which would place Administrative Agent, any Lender or the L/C Issuer in a less favorable net after-Tax position than such Person would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Administrative Agent, any Lender or the L/C Issuer to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

(g) Survival of Section 3.01. The agreements in this Section 3.01 shall survive the resignation and/or the replacement of the Administrative Agent, and any assignment of its rights by, or the replacement of a Lender or the L/C Issuer, the termination of the Aggregate Commitments, and the repayment, satisfaction or discharge of all other Obligations.

3.02 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurodollar Rate, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank eurodollar market, then, on notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all such Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04 Increased Costs; Reserves on Eurodollar Rate Loans.

(a) Increased Costs Generally. If any Change in Law shall:

(i) (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the L/C Issuer;

(ii) subject any Lender or the L/C Issuer to any Tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Eurodollar Rate Loan made by it, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 3.01 and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the L/C Issuer); or

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurodollar Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer reasonably determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that no Borrower shall be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as reasonably determined by such Lender in good faith, which determination shall be conclusive, which shall be due and payable on each date on which interest is payable on such Loan; provided the Company shall have received at least 10 Business Days’ prior notice (with a copy to the Administrative Agent) of such additional costs from such Lender. If a Lender fails to give notice 10 Business Days prior to the relevant Interest Payment Date, such additional costs shall be due and payable 10 Business Days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;

(c) any failure by any Borrower to make payment of any drawing under any Letter of Credit (or interest due thereon) denominated in Canadian Dollars on its scheduled due date or any payment thereof in a different currency; or

(d) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;

including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

3.06 Mitigation Obligations; Replacement of Lenders.

(a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay) all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 10.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder and resignation of the Administrative Agent.

ARTICLE IV.

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or electronic copies (including “PDF” and “TIFF” files) (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:

(i) executed counterparts of this Agreement, the Subsidiary Guaranty, the Security Agreement, the Pledge Agreement, and the Business Interruption Insurance Assignment, sufficient in number for distribution to the Administrative Agent, each Lender and the Company;

(ii) a Note executed by each Borrower in favor of each Lender requesting a Note;

(iii) [Reserved];

(iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(v) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(vi) a favorable opinion of Fried, Frank, Harris, Shriver and Jacobson LLP, counsel to the Loan Parties, and such local counsel to the Loan Parties as the Administrative Agent shall request, in each case addressed to the Administrative Agent, each Lender and the L/C Issuer, as to the matters set forth in Exhibit J and such other matters concerning the Loan Parties and the Loan Documents as the Required Lenders may reasonably request;

(vii) a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(viii) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) a calculation of the Senior Notes Indenture Secured Debt Cap as of the Closing Date, (D) that the Loan Party EBITDA for the period of four consecutive fiscal quarters of the Company ending June 30, 2011 represents at least 80% of Adjusted Consolidated EBITDA for such period (including the amount and percentage of Adjusted Consolidated EBITDA contributed by each Loan Party for such period) and (E) that there is no Subsidiary that would constitute a Material Subsidiary as of the end of the period of four consecutive fiscal quarters of the Company ending June 30, 2011 that is not a Loan Party as of the Closing Date.

(ix) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended on June 30, 2011, signed by a Responsible Officer of the Company;

(x) a certified copy of the Indemnity Agreement and all amendments or modifications thereto;

(xi) evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect, together with the certificates of insurance and endorsements, naming the Administrative Agent, on behalf of the Secured Parties, as an additional insured or loss payee, as the case may be, under all insurance policies maintained with respect to the assets and properties of the Loan Parties that constitutes Collateral;

(xii) Uniform Commercial Code financing statements (including amendments to existing financing statements) suitable in form and substance for filing in all places required by applicable law to perfect the Liens of the Administrative Agent under the Collateral Documents as a first priority (subject to Liens permitted by Section 7.01) Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be reasonably necessary or desirable under applicable law to perfect the Liens of the Administrative Agent under such Collateral Documents as a first priority Lien in and to such other Collateral as the Administrative Agent may require including the delivery by the Loan Parties of all certificates evidencing pledged interests, accompanied in each case by duly executed stock powers (or other appropriate transfer documents) in blank affixed thereto;

(xiii) Uniform Commercial Code search results showing only those Liens as are acceptable to the Administrative Agent in its reasonable discretion; and

(xiv) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Lenders reasonably may require.

(b) Any fees required to be paid on or before the Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced in reasonable detail at least 2 Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent and provided further that the Company shall not be required under this clause (c) to pay the fees and expenses of (i) more than one principal outside counsel for the Administrative Agent, (ii) more than one outside counsel acting as regulatory counsel for the Administrative Agent or (iii) more than a single local counsel for the Administrative Agent in any relevant jurisdiction as reasonably determined by the Administrative Agent (and which may include a single local counsel acting in multiple jurisdictions)).

(d) All Lenders and Existing Lenders who elect not to become Lenders under this Agreement shall have entered into such assignment and assumption agreements and other documentation as the Arrangers and the Administrative Agent may require to effectuate the closing of this Agreement by amendment and restatement of the Existing Agreement.

(e) The Lenders shall have completed a due diligence investigation of the Company and its Subsidiaries in scope, and with results, reasonably satisfactory to the Lenders (including a due diligence review of the Senior Notes Indenture and the Senior Convertible Notes Indenture and satisfaction with the capital structure of the Company and the ability of the Company under such documents to enter into the Loan Documents) and shall have been given such access to the management records, books of account, contracts and properties of the Company and its Subsidiaries and shall have received such financial, business and other information regarding each of the foregoing Persons and businesses as they shall have reasonably requested.

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

4.02 Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties of (i) each Borrower contained in Article V and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Credit Extension, except that (A) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects, (B) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all respects as of such earlier date), and (C) for purposes of this Section 4.02, the representations and warranties contained in subsections (a), (b) and (c) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.

(b) No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d) In the case of a Letter of Credit to be denominated in Canadian Dollars, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent or the L/C Issuer would make it impracticable for such Letter of Credit to be denominated in Canadian Dollars.

Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Committed Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Company shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party and each Restricted Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except in each case referred to in clause (b) or (c), to the extent that could not reasonably be expected to have a Material Adverse Effect.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, except for (a) the authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect or (b) the filing of Uniform Commercial Code financing statements and the recording of Mortgages pursuant to the Loan Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except as enforcement may be limited by equitable principles relating to or limiting creditors’ rights generally or by bankruptcy, insolvency, reorganization, moratorium or similar laws.

5.05 Financial Statements; No Material Adverse Effect.

(a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including liabilities for Taxes, material commitments and Indebtedness.

(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated June 30, 2011, and the related consolidated statement of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. Schedule 5.05 sets forth all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date of such financial statements, including liabilities for Taxes, material commitments and Indebtedness.

(c) Any Reconciliations delivered with respect to the financial statements described in clauses (a) and (b) above (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present in all material respects the financial condition of the Company and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of the financial statements described in clause (b), to the absence of footnotes and to normal year-end audit adjustments.

(d) Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(e) The consolidated forecasted balance sheet and statements of income and cash flows of the Company and its Restricted Subsidiaries delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Company’s best estimate of its future financial condition and performance (it being understood that projected financial information is as to future events and are not to be viewed as facts, projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Company and its Restricted Subsidiaries, that no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any of such projected financial information may differ significantly from the projected results and such differences may be material).

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Company or any of its Restricted Subsidiaries or against any of their respective properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither the Company nor any of its Restricted Subsidiaries is in default under or with respect to (a) any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any Senior Notes Document or Senior Convertible Notes Document (including the Senior Notes Indenture Secured Debt Cap). No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens; Investments.

(a) The Company and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Schedule 5.08(b) sets forth a complete and accurate list of all Liens on the property or assets of the Company and each of its Restricted Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Company or such Restricted Subsidiary subject thereto. The property of the Company and each of its Restricted Subsidiaries is subject to no Liens, other than Liens set forth on Schedule 5.08(b), and as otherwise permitted by Section 7.01.

(c) Schedule 5.08(c) sets forth a complete and accurate list of all real property owned by the Company and each of its Restricted Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and estimated fair value thereof. The Company and each of its Restricted Subsidiaries has good, marketable and insurable fee simple title to the real property owned by the Company or such Restricted Subsidiary, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

(d) (i) Schedule 5.08(d)(i) sets forth a complete and accurate list of all leases of real property with an annual rental expense exceeding $100,000 under which the Company or any of its Restricted Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

(ii) Schedule 5.08(d)(ii) sets forth a complete and accurate list of all leases of real property under which the Company or any of its Restricted Subsidiaries is the lessor, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessee thereof, enforceable in accordance with its terms.

(e) Schedule 5.08(e) sets forth a complete and accurate list of all Investments held by the Company or any of its Restricted Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

5.09 Environmental Compliance. The Company has reasonably concluded that existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10 Insurance. The properties of the Company and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or the applicable Restricted Subsidiary operates and as otherwise required by the applicable provisions of this Agreement or any Collateral Document.

5.11 Taxes. The Company and its Subsidiaries have filed all Federal, state and other material Tax returns and reports required to be filed, and have paid all Federal, state and other material Taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed Tax assessment in writing against the Company or any Restricted Subsidiary that would, if made, have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is party to any Tax sharing agreement.

5.12 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, or is entitled to rely upon an opinion letter or advisory opinion issued by the Internal Revenue Service with respect to a prototype plan document, to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from Federal income Tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Company, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) (i) Other than those listed on Schedule 5.12(c) hereto, no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Company and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Single Employer Pension Plan (and to the actual knowledge of the Company and its ERISA Affiliates, in respect of each Multiemployer Plan and Multiple Employer Plan) and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained with respect to any Single Employer Pension Plan (and to the actual knowledge of the Company and its ERISA Affiliate, with respect to any Multiemployer Plan and Multiple Employer Plan); (iii) as of the most recent valuation date for any Single Employer Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Company nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the Closing Date, those listed on Schedule 5.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e) With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Restricted Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”):

(i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices, except to the extent that the failure to comply with such law or such terms could not reasonably be expected to have a Material Adverse Effect;

(ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles, except to the extent that such insufficiency could not reasonably be expected to have a Material Adverse Effect; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities, except to the extent that such failure to register or maintain good standing could not reasonably be expected to have a Material Adverse Effect.

5.13 Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, the Company has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13, and all of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Persons in the amounts specified on Part (a) of Schedule 5.13 free and clear of all Liens except those created under the Collateral Documents and Liens permitted by Section 7.01(c). As of the Closing Date, the Company has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Company have been validly issued and are fully paid and nonassessable. Unissued Equity Interests in the Company in an amount sufficient for the complete conversion of the Senior Convertible Notes have been authorized. Set forth on Part (c) of Schedule 5.13 is a complete and accurate list of all Loan Parties as of the Closing Date, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation, the address of its principal place of business and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation. Set forth on Part (d) of Schedule 5.13 is a complete and accurate list of all Restricted Subsidiaries (other than Loan Parties) and all Unrestricted Subsidiaries as of the Closing Date. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(v) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.14 Margin Regulations; Investment Company Act.

(a) No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.15 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other written information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole and in the light of the circumstances under which they were made, not misleading; provided that, for the avoidance of doubt, no actual or purported oral statement shall be deemed to modify or qualify any written statement and provided further that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time (it being understood that projected financial information is as to future events and are not to be viewed as facts, projected financial information is subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrowers, that no assurance can be given that any particular projected financial information will be realized and that actual results during the period or periods covered by any of such projected financial information may differ significantly from the projected results and such differences may be material).

5.16 Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.17 Taxpayer Identification Number; Other Identifying Information. The true and correct U.S. taxpayer identification number of the Company and each Designated Borrower is set forth on Schedule 10.02.

5.18 Intellectual Property; Licenses, Etc. To the best knowledge of the Company and except where failure to do so could not reasonably be expected to have a Material Adverse Effect, (i) the Company and its Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person and (ii) no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Company, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19 Solvency. The Company is, together with its Restricted Subsidiaries on a consolidated basis, Solvent, and the Loan Parties are, on a consolidated basis, Solvent.

5.20 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any Restricted Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.21 Labor Matters. Except as specifically disclosed on Schedule 5.21, there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Company or any of its Restricted Subsidiaries as of the Closing Date and neither the Company nor any of its Restricted Subsidiaries has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years.

5.22 Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Liens permitted by Section 7.01) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens.

5.23 Anti-Terrorism Laws.

(a) Neither any Borrower nor any of its Affiliates is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

(b) Neither any Borrower nor any of its Affiliates is any of the following (each a “Blocked Person”): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224; (iii) a Person with which any bank or other financial institution is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224; (v) a Person that is named as a “specially designated national” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list; (vi) a Person who is affiliated with a Person listed above; or (vii) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country on any official list maintained by OFAC.

(c) Neither any Borrower nor any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) has any of its assets in a Blocked Person, (iii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, or (iv) derives any of its operating income from investments in or transactions with a Blocked Person.

5.24 Excluded Subsidiaries. None of the Excluded Subsidiaries is currently engaged in any business activity or owns any assets, except as set forth on Schedule 6.12(f).

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any contingent obligation in respect of which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, and 6.03) cause each Restricted Subsidiary to:

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC so long as the Company provides the Administrative Agent, prior to the date of any such extension, with a reasonably detailed written explanation of its reason for seeking such extension)), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal year, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (iii) a report summarizing contracts in progress as at the end of such fiscal year;

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, 5 days after the date required to be filed with the SEC (giving effect to any extension permitted by the SEC so long as the Company provides the Administrative Agent, prior to the date of any such extension, with a reasonably detailed written explanation of its reason for seeking such extension)), (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statement of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statement of changes in shareholders’ equity, and cash flows for the portion of the Company’s fiscal year then ended, in each case setting forth in each case in comparative form, as applicable, the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes, (ii) to the extent there are any Unrestricted Subsidiaries as of the end of such fiscal quarter, a Reconciliation with respect to each of the financial statements described in the foregoing clause (i), all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes and (iii) a report summarizing contracts in progress as at the end of such fiscal quarter; and

(c) as soon as available, but in any event no later than the January 31 immediately following the end of each fiscal year of the Company, forecasts prepared by management of the Company of consolidated balance sheets and statements of income or operations and cash flows of the Company and its Restricted Subsidiaries on a quarterly basis for the immediately following fiscal year (including the fiscal year in which the Maturity Date occurs).

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in clauses (a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(b) promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the Company by independent accountants in connection with the accounts or books of the Company or any Restricted Subsidiary, or any audit of any of them;

(c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any material statement or report furnished to any holder of debt securities of any Loan Party or any Restricted Subsidiary pursuant to the terms of any indenture, loan or credit or similar agreement, in each case, evidencing Indebtedness in excess of $25,000,000 (including, without limitation, copies of all material notices and other information delivered to or received from the Surety) and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;

(e) promptly, and in any event within five Business Days after receipt thereof by the Company or any Restricted Subsidiary, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of the Company or any Restricted Subsidiary;

(f) if during any fiscal quarter of any fiscal year of the Company the average Total Outstandings exceeded $200,000,000, as soon as available, but in any event within 30 days after the end of such fiscal quarter, a certificate of a Responsible Officer of the Company substantially in the form of Exhibit L setting forth a calculation of the Senior Notes Indenture Secured Debt Cap as of the end of such fiscal quarter;

(g) if during any calendar month the average Total Outstandings exceeded $200,000,000 and as of the end of such month the Aggregate Commitments exceeded the Senior Notes Indenture Secured Debt Cap, as soon as available, but in any event within 30 days after the Administrative Agent’s request therefor, a certificate of a Responsible Officer of the Company substantially in the form of Exhibit L setting forth a calculation of the Senior Notes Indenture Secured Debt Cap as of the end of such calendar month;

(h) for so long as any Senior Convertible Note remains outstanding, on the Business Day closest to the date which is six (6) months prior to any Senior Convertible Notes Maturity Date and within 15 Business Days of the end of each calendar month prior to the date that is 92 days prior to any Senior Convertible Notes Maturity Date, a certificate of a Responsible Officer of the Company substantially in the form of Exhibit I setting forth a calculation of the Remaining Liquidity as of such date; and

(i) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Restricted Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall deliver paper copies or soft copies (i.e. by electronic mail) of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies or soft copies. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each Borrower hereby acknowledges that (a) the Administrative Agent and/or an Arranger will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, such Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to such Borrower or its securities for purposes of United

States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”.

6.03 Notices. Reasonably promptly (and in any event within 5 Business Days) after any Loan Party obtains knowledge thereof notify the Administrative Agent and each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including a Material Adverse Effect that has resulted, or could reasonably be expected to result, from (i) a breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event;

(d) of any material change in accounting policies or financial reporting practices by the Company or any Restricted Subsidiary, including any determination by the Company referred to in Section 2.10(b);

(e) of any default under any Senior Notes Document or any Senior Convertible Notes Document; and

(f) of the addition of any Restricted Subsidiary as an Indemnitor under the Indemnity Agreement and of the occurrence of (i) any Default under and as defined in the Indemnity Agreement or (ii) of any fact, condition or event that only with the giving of notice or the passage of time or both, would become a Default under and as defined in the Indemnity Agreement.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. Each notice pursuant to Section 6.03(f)) shall describe with particularity any and all provisions of any Surety Credit Documents that have been breached.

6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable (a) all Federal income, state income and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary; and (b) all lawful material claims which, if unpaid, would by law become a Lien upon its property.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except to the extent a failure to maintain good standing could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. Except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof.

6.07 Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Company, (a) insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self insurance compatible with the following standards) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance and otherwise in compliance with any applicable provisions of any Collateral Document (it being understood that such insurance shall include Federal flood insurance for all real property constituting Collateral that is located in a flood hazard area) and (b) business interruption insurance in an amount not less than $3,000,000 per occurrence and providing for not less than 30 days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect; provided that the Company and its Subsidiaries shall comply with all Laws, orders, writs, injunctions and decrees described in Section 5.23 in all respects.

6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company or such Restricted Subsidiary, as the case may be.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours, upon reasonable advance notice to the Company and to permit the Administrative Agent to access property to conduct an environmental assessment or request an environmental questionnaire if an Event of Default has occurred or the Administrative Agent has a reasonable basis to believe that a material environmental liability exists; provided, however, that (a) representatives and independent contractors of each Lender may accompany the representatives and independent contractors of the Administrative Agent on each such visit and inspection and participate therein, but at such Lender’s own expense, (b) unless an Event of Default exists, only one such visit, inspection, examination or discussion may be conducted per fiscal year and (c) when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing as often as may be reasonably desired at the expense of the Company at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions (a) for working capital, Capital Expenditures permitted by Section 7.12 and other general corporate purposes not in contravention of any Law or of any Loan Document, (b) to finance Permitted Acquisitions and (c) to repay, prepay, redeem or repurchase the Senior Notes Indebtedness, any Senior Convertible Notes Indebtedness or any Indebtedness to the extent that such repayment, prepayment, redemption or repurchase is permitted by Section 7.15.

6.12 Covenant to Guarantee Obligations and Give Security.

(a) The Company will, and will cause each Subsidiary that is or is required to be a Loan Party to, from time to time, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent on behalf of the Secured Parties shall have received currently effective duly executed Collateral Documents pledging and granting security interests or other Liens acceptable to the Administrative Agent on substantially all of the assets of each Loan Party, whether now owned or hereafter acquired, including: (i) all Equity Interests of any Subsidiary (limited, in the case of each entity that is a CFC (which shall include for this purpose any Domestic Subsidiary substantially all of the assets of which consist of Equity Interests in one or more entities that are CFCs), to a pledge of 66% of the voting Equity Interests of each such first-tier Foreign Subsidiary to the extent the pledge of any greater percentage would result in adverse Tax consequences to the Company); (ii) all Indebtedness of the Company or any Subsidiary to any Loan Party; (iii) all of the other present and future property and assets, real and personal, of each Loan Party, including, but not limited to, machinery and equipment, inventory and other goods, accounts receivable, owned real estate, leaseholds, fixtures, bank accounts, general intangibles, financial assets, investment property, license rights, patents, trademarks, tradenames, copyrights, chattel paper, insurance proceeds, contract rights, hedge agreements, documents, instruments, indemnification rights, Tax refunds and cash; and (iv) all proceeds and products of the property and assets described in clauses (i) through (iii) above (each term used in this sentence that is defined in Article 9 of the UCC shall have the meaning therein defined), but excluding all Excluded Assets.

(b) The security interests and Liens referenced in the foregoing subsection (a) shall be evidenced by and subject to the terms of (i) the Collateral Documents executed on the Closing Date, and (ii) such other security agreements, pledge agreements, deeds of trust, mortgages or other documents as the Administrative Agent shall reasonably require, all in form and substance reasonably satisfactory to the Administrative Agent; provided that under no circumstances shall any Loan Party be required to take any actions with respect to real property that is not Material Real Property.

(c) Each of the Collateral Documents shall (i) constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons (other than Liens permitted pursuant to Section 7.01, except Section 7.01(n)) and shall be subject to no Liens (other than Liens permitted pursuant to Section 7.01), and (ii) be duly recorded or filed (or memoranda or other appropriate record thereof recorded or filed) in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Administrative Agent required to be granted pursuant thereto and, in each case, all Taxes, fees and other charges payable in connection therewith shall be paid in full by the Company; provided that no perfection actions will be required with respect to any Collateral for which the cost of perfecting a security interest in such Collateral exceeds the practical benefit to the Secured Parties as reasonably determined in good faith by the Administrative Agent (it being acknowledged that no Loan Party shall be required to (i) record the Administrative Agent’s Lien on the certificate of title with respect to any motor vehicles, trailers, mobile homes, manufactured homes, boats or rolling stock that constitute Collateral to the extent any such Collateral has a fair market value of less than $25,000, (ii) take any perfection actions with respect to letter of credit rights or commercial tort claims that constitute Collateral, in either case to the extent any such Collateral is in an individual amount of less than $250,000 and (iii) take any perfection actions with respect to real property that is not Material Real Property). For the avoidance of doubt, a discretionary waiver by the Administrative Agent of any perfection requirements under this clause (c) shall have no effect on any determination with respect to which Subsidiaries must or may be Loan Parties, Restricted Subsidiaries or Unrestricted Subsidiaries pursuant to clauses (d) through (i) of this Section 6.12.

(d) Subject to the proviso at the end of this clause (d), if any Person becomes (I) a Restricted Subsidiary (other than an Immaterial Subsidiary), whether upon formation or acquisition or upon the Company’s re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, or (II) a Material Subsidiary, the Company will (x) promptly notify the Administrative Agent thereof and, (y) as soon as practicable but in any event within 60 days of such Person becoming such a Restricted Subsidiary or Material Subsidiary (or, such longer period not to exceed 90 days as approved by the Administrative Agent in its sole discretion), deliver or cause to be delivered to the Administrative Agent each of the following documents (collectively, the “Subsidiary Guarantor Deliverables”):

(i) a Subsidiary Guaranty Joinder Agreement duly executed by such Subsidiary;

(ii) a Security Joinder Agreement duly executed by such Subsidiary (with all schedules thereto appropriately completed);

(iii) to the extent required to grant the security interest described in Section 6.12(a)(i), (A) a Pledge Joinder Agreement duly executed by such Subsidiary with respect to any Equity Interests it owns in any Subsidiary (with all schedules thereto appropriately completed), (B) a Pledge Joinder Agreement or Pledge Agreement Supplement, as appropriate, duly executed by each Loan Party that owns any Equity Interest in such Subsidiary (with all schedules thereto appropriately completed), and (C) to the extent any of such Equity Interests constitutes a security under Article 8 of the Uniform Commercial Code, (x) the certificates representing such Equity Interests and (y) duly executed, undated stock powers or other appropriate powers of assignment in blank affixed thereto;

(iv) Mortgages with respect to such Subsidiary’s Material Real Property duly executed by such Subsidiary, together with such Real Estate Support Documents prepared or customarily prepared in connection with such Mortgages as the Administrative Agent may reasonably request;

(v) Uniform Commercial Code financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent as “Secured Party”, in form, substance and number sufficient in the opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Administrative Agent the Liens on the Collateral conferred under the Collateral Documents to the extent such Liens may be perfected by Uniform Commercial Code filings;

(vi) current copies of the Organization Documents of such Subsidiary and resolutions of the board of directors, or equivalent governing body, of such Subsidiary, together with such other documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing (or the local equivalent) of such Subsidiary, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to such Subsidiary, the Loan Documents or the transactions contemplated thereby;

(vii) an acknowledgment to the Intercreditor Agreement duly executed by such Subsidiary; and

(viii) if requested by the Administrative Agent, opinions of counsel to the applicable Loan Parties and such Subsidiary with respect to the documents delivered and the transactions contemplated by this Section 6.12(d) substantially similar in form and substance to the opinion of counsel delivered on the Closing Date pursuant to Section 4.01 (a)(vi);

provided, however, that so long as the 80% Guaranty Threshold is otherwise satisfied without such Subsidiary becoming a Loan Party, and either (x) (A) such Subsidiary is a Foreign Subsidiary or a Domestic Subsidiary substantially all of the assets of which consist of Equity Interests in one or more entities that are CFCs and (B) and the execution of such agreement would result in an adverse Tax consequence to the Company or (y) such Subsidiary is a not a Wholly-Owned Restricted Subsidiary, then, the Company may elect not to join such Subsidiary as a Loan Party and the Subsidiary Guarantor Deliverables will not be required with respect to such Subsidiary, in each case unless and until such time as such Subsidiary becomes or is otherwise required to become a Loan Party in accordance with Section 6.12(e).

(e) (i) Notwithstanding the foregoing (but subject to the exception in Section 6.12(e)(ii) below and Section 6.12(g)), if as of the end of any period of four consecutive fiscal quarters of the Company, the Loan Party EBITDA for such period does not represent at least 80% of the Adjusted Consolidated EBITDA for such period (the “80% Guaranty Threshold”), then the Company shall (A) promptly notify the Administrative Agent that the 80% Guaranty Threshold is not satisfied and (B) as soon as practicable but in any event, within 60 days after the delivery of the Compliance Certificate for such period pursuant to Section 6.02(a) (or such longer period not to exceed 90 days as approved by the Administrative Agent in its sole discretion), cause one or more Subsidiary that is not then a Loan Party (including, if necessary, one or more Wholly-Owned or non-Wholly-Owned Foreign Subsidiaries or Wholly-Owned or non-Wholly-Owned Domestic Subsidiaries (including Domestic Subsidiaries substantially all of the assets of which consist of Equity Interests in one or more entities that are CFCs), without regard to any adverse Tax consequences which may result therefrom) to become a Subsidiary Guarantor and satisfy the Subsidiary Guarantor Deliverables, as if such Subsidiaries were Material Subsidiaries, such that upon such Subsidiaries becoming Subsidiary Guarantors, the 80% Guaranty Threshold would have been satisfied for such period, as evidenced in a certificate of a Responsible Officer setting forth the calculation of Loan Party EBITDA and Adjusted Consolidated EBITDA in detail reasonably satisfactory to the Administrative Agent. No Loan Party shall be included in the calculation of Loan Party EBITDA unless the Administrative Agent has received evidence reasonably satisfactory to it (following due diligence to be completed at the Company’s expense) that the Administrative Agent will be able to enforce and collect on its perfected security interests (including collectability from account debtors in the applicable foreign jurisdictions) in the assets of a Subsidiary Guarantor that is a Foreign Guarantor with practical results generally consistent with enforcement and collection by a lender in the United States. The Loan Parties shall in good faith satisfy the terms of this Section 6.12(e) by using commercially reasonable efforts to, to the extent the 80% Guaranty Threshold is satisfied by Foreign Subsidiaries being included as Loan Parties, include first those Foreign Subsidiaries not (or least) subject to prior Liens under Section 7.03(i) and not (or least) subject to legal impediments to perfecting or enforcing liens on Collateral in ways comparable to Domestic Subsidiaries.

(ii) Notwithstanding the provisions of Section 6.12(e)(i) above, the Company shall not be deemed to have violated the requirements of Section 6.12(e) based on the inability of a Foreign Subsidiary to provide a first priority security interest as a matter of law in the applicable jurisdiction or because of the existence of preexisting Liens incurred by such Foreign Subsidiary pursuant to Section 7.01(n) causing the Liens in favor of the Administrative Agent to be second priority Liens, however, in such case, the results of operations of such Foreign Subsidiary shall not be included in the calculation of Consolidated EBITDA for purposes of determining compliance with the financial covenants set forth in Section 7.11. For the avoidance of doubt, the Consolidated Funded Indebtedness and Consolidated Interest Charges of such Subsidiary shall continue to be included in computations under Section 7.11, and any Subsidiary included in the calculation of Loan Party EBITDA shall be required to deliver a Subsidiary Joinder Guaranty notwithstanding its inability to provide a first priority lien on its assets either as a matter of law or because of the existence of preexisting Liens incurred pursuant to Section 7.01(n).

(iii) In the event that the Company determines that there is a reasonable expectation that the 80% Guaranty Threshold may not have been met as of the most recently ended fiscal quarter, it shall promptly give notice of such fact to the Administrative Agent and during the period beginning with the Company’s notification to the Administrative Agent and ending on the date reasonably agreed to by the Company and the Administrative Agent, the parties hereto will negotiate in good faith to amend the terms of this Agreement in order to eliminate or mitigate any adverse impact on the Company or any of its Subsidiaries as a result of designating a Foreign Subsidiary as a Loan Party in order to satisfy the 80% Guaranty Threshold; provided, however, that the failure of the parties to come to an agreement on such points will not constitute a waiver of or otherwise affect the requirements of Sections 6.12(d) or (e).

(f) Notwithstanding the foregoing and subject to Section 6.12(g), if at any time a Subsidiary that is not a Loan Party becomes a guarantor of any Indebtedness (other than Indebtedness under the Loan Documents) of any Loan Party, then the Company shall (i) promptly notify the Administrative Agent thereof and (ii) as soon as practicable but in any event within 60 days after such Subsidiary becomes such a guarantor (or such longer period not to exceed 90 days as approved by the Administrative Agent in its sole discretion), cause such Subsidiary to become a Subsidiary Guarantor and to deliver the Subsidiary Guarantor Deliverables as if such Subsidiary were a Material Subsidiary; provided that the foregoing shall not apply to the Subsidiaries listed on Schedule 6.12(f) (“Excluded Subsidiaries”) notwithstanding the fact that such Subsidiaries guarantee the Senior Notes and/or the Senior Convertible Notes.

(g) Notwithstanding anything to the contrary in Sections 6.12(e), (f) or (h) or otherwise in the Loan Documents, under no circumstances shall DirectStar be required to become a Subsidiary Guarantor hereunder.

(h) Without limitation of the foregoing, the Company will, and will cause each Subsidiary that is or is required to be a Loan Party to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Administrative Agent from time to time such vouchers, invoices, schedules, assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, Real Estate Support Documents, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Collateral Documents as the Administrative Agent may reasonably require from time to time; provided, however that the Company shall only be required to use commercially reasonable efforts to deliver any warehousemen letters, bailee letters, landlord consents or other third party consents in the event such consents are required by the Administrative Agent. Furthermore, the Company shall cause to be delivered to the Administrative Agent such opinions of counsel, title insurance and other documents as may be reasonably requested by the Administrative Agent from time to time to assure itself that this Section has been complied with. The Company shall reimburse the Administrative Agent immediately upon demand for all reasonable and documented costs and expenses incurred by the Administrative Agent in connection with any of the foregoing security, including but not limited to filing and recording fees and costs of appraisals, audits and title insurance (provided that the Company shall not be required under this clause (h) to pay the fees and expenses of (i) more than one principal outside counsel for the Administrative Agent, (ii) more than one outside counsel acting as regulatory counsel for the Administrative Agent or (iii) more than a single local counsel for the Administrative Agent in any relevant jurisdiction as reasonably determined by the Administrative Agent (and which may include a single local counsel acting in multiple jurisdictions)).

(i) The Company may at any time designate any Restricted Subsidiary (as used in this clause (i) a “Proposed Re-Designated Subsidiary”) that is not a Borrower or a Material Subsidiary and has not previously been an Unrestricted Subsidiary as an Unrestricted Subsidiary and, if such Restricted Subsidiary is also a Subsidiary Guarantor, release it from its Subsidiary Guaranty; in each case, so long as (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) no such Proposed Re-Designated Subsidiary may be designated as an Unrestricted Subsidiary if any of its Subsidiaries is a Restricted Subsidiary or a Loan Party (in either case unless such Subsidiaries are also Proposed Re-Designated Subsidiaries being designated as Unrestricted Subsidiaries simultaneously therewith), (iii) immediately after giving effect to such designation the Company and its Restricted Subsidiaries shall be in compliance, on a historical pro forma basis, with the covenants set forth in Section 7.11, (iv) to the extent such Proposed Re-Designated Subsidiary is a Subsidiary Guarantor, (A) after giving pro forma effect to the release of such Proposed Re-Designated Subsidiary as a Subsidiary Guarantor, the 80% Guaranty Threshold would continue to have been met as of the four quarter period most recently ended, and (B) of the remaining Wholly-Owned Loan Parties, those that were Loan Parties as of the Closing Date must have, by themselves, (without the Proposed Re-Designated Subsidiary) satisfied the 80% Guaranty Threshold as of the Closing Date, (v) such Proposed Re-Designated Subsidiary would not constitute a Material Subsidiary as of the end of the period of twelve consecutive months most recently ended (such determination being made on the consolidated EBITDA for such twelve month period), (vi) any direct or indirect Borrowings by any such Proposed Re-Designated Subsidiary under this Agreement shall have been repaid prior to such designation, and (vii) prior to the effectiveness of any such designation, the Company shall deliver to the Administrative Agent a certificate in form and substance reasonably acceptable to the Administrative Agent setting forth in reasonable detail the calculations demonstrating compliance with the preceding clauses (iii) through (vi).

6.13 Compliance with Environmental Laws. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and use commercially reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws; provided, however, that neither the Company nor any of its Restricted Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Compliance with Senior Notes Documents and Convertible Notes Documents. Perform and observe all the terms and provisions of the Senior Notes Documents and the Senior Convertible Notes Documents to be performed or observed by it.

6.15 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable law, subject any Loan Party’s or any Restricted Subsidiary’s properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder (subject to the proviso set forth in Section 6.12(c)) and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any Restricted Subsidiary is or is to be a party and the Collateral covered thereby.

6.16 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as the Company or such Restricted Subsidiary is entitled to make under such Material Contract.

6.17 Designation as Senior Debt. Designate all Obligations as “Designated Senior Indebtedness” (or any similar term) under, and defined in, any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

6.18 Acquired Surety Bond Obligations. To the extent any Surety Bond Obligations that are secured by Liens are acquired after the Closing Date pursuant to a Permitted Acquisition, the Company or relevant Subsidiary with respect to such Surety Bond Obligations shall uses commercially reasonable efforts to cause such Liens (whether in the form of subrogation rights or otherwise and whether or not perfected) permitted under Section 7.01(o) to be terminated or replaced by Liens governed by Surety Credit Documents and subject to the Intercreditor Agreement within two hundred seventy (270) days of the date of the Permitted Acquisition in connection with which such Surety Bond Obligations were acquired.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than any contingent obligation in respect of which no claim has been made) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Company shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, and solely in the case of Section 7.20, the Company shall not:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens existing on the date hereof and listed on Schedule 5.08(b) and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.03(d), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(d);

(c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) statutory and common law liens of landlords and carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of tenders, bids, trade contracts and leases (other than Indebtedness), statutory or regulatory obligations, bankers’ acceptances, appeal bonds, government contracts, and other obligations of a like nature incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions, municipal and zoning ordinances and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(i) Liens securing Indebtedness permitted under Section 7.03(g); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value (as determined by the Company in good faith), whichever is lower, of the property being acquired on the date of acquisition;

(j) normal and customary rights of setoff upon deposits of cash in favor of banks and other depositary institutions and Liens of a collecting bank arising under the UCC on checks and other items of payment in the course of collection;

(k) the Lien in favor of the trustee under the Senior Notes Indenture pursuant to the applicable section thereof on certain property in its possession as security for payment of fees and other amounts owing to it in its capacity as such trustee;

(l) (i) Liens in favor of the Surety on the Surety Priority Collateral arising pursuant to any of the Surety Credit Documents so long as such Liens remain subject to the terms of the Intercreditor Agreement, and (ii) Liens securing any other Surety Bond Obligations permitted under Section 7.03(o)(ii) provided that to the extent such Surety Bond Obligations exceed $200,000,000 in the aggregate at any time, such Liens are either terminated or made subject to an Intercreditor Agreement within two hundred seventy (270) days after the date of the Permitted Acquisition giving rise to such Liens;

(m) Liens under the Senior Notes Indenture (an “Indenture Lien”) arising out of the existence of a Lien in the same assets granted or suffered to exist by the Company or any of its Restricted Subsidiaries that constitutes a Lien permitted under this Section 7.01; provided that such Indenture Lien is granted or suffered to exist in order to prevent a violation of the negative pledge provisions of the Senior Notes Indenture;

(n) Subject to compliance with Section 6.12 in respect of Loan Parties, Liens on the assets of Foreign Subsidiaries that are Restricted Subsidiaries securing Indebtedness permitted under Section 7.03(i);

(o) Liens on cash set aside with respect to any Indebtedness in connection with a prepayment permitted hereunder (subject, in the case of the Senior Notes Indebtedness, the Senior Convertible Notes Indebtedness and any Indebtedness incurred pursuant to Section 7.03(j), to satisfaction of the requirements of Section 7.15 as if such cash defeasance constituted a prepayment on the date of such defeasance), or government securities purchased with such cash, in either case, to the extent but only to the extent that such cash or government securities pre-fund the payment of principal and/or interest on such Indebtedness and are held in a collateral or escrow account or similar arrangement to be applied for such purpose; provided that such Indebtedness is permitted to be defeased under the terms thereof at the time such cash is set aside or securities are purchased;

(p) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

(q) Liens of lessors in any property subject to any operating lease, including Liens arising from precautionary UCC financing statements or similar filings made in respect of such leases;

(r) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Subsidiary or becomes a Subsidiary of the Borrower; provided that such Liens were not created in contemplation of such merger, consolidation or Investment and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary or acquired by the Company or such Subsidiary, and the applicable Indebtedness secured by such Lien is permitted under Section 7.03(h);

(s) Liens in favor of any Loan Party;

(t) Liens securing reimbursement obligations in an aggregate amount not exceeding $25,000,000 with respect to bankers’ acceptances or letters of credit that encumber documents and other property relating to such bankers’ acceptances or letters of credit and the products and proceeds thereof; provided, however that the aggregate amount of Liens incurred pursuant to this Section 7.01(t) and Section 7.01(v) shall not collectively exceed $35,000,000;

(u) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(v) Liens on Cash or Cash Equivalents encumbering customary initial deposits and margin deposits, and other Liens that are within the general parameters customary in the industry and incurred in the ordinary course of business, in an aggregate amount incurred pursuant to this clause (v) not exceeding $25,000,000, in each case, securing Indebtedness under Swap Contracts permitted pursuant to Section 7.03(f); provided, however that the aggregate amount of Liens incurred pursuant to this Section 7.01(v) and Section 7.01(t) shall not collectively exceed $35,000,000;

(w) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries prior to the Closing Date;

(x) Liens solely on cash earnest money deposits made in connection with any letter of intent or purchase agreement in connection with an Investment permitted hereunder;

(y) any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement; provided that such encumbrance or restriction does not prohibit the granting of a Lien by a Loan Party on any Collateral and any entity formed as part of such joint venture remains subject to the provisions of this Agreement to the extent provided herein;

(z) Liens on cash reserves securing Indebtedness of the Borrower and its Subsidiaries in respect of surety bonds permitted by Section 7.03(o)(i); provided that the aggregate amount of all such deposits and cash reserves provided by the Borrower and its Subsidiaries in respect of surety bonds permitted by Section 7.03(o)(i) shall not, at any time, exceed $35,000,000; and

(aa) other Liens securing Indebtedness or other obligations in aggregate outstanding principal amount not to exceed $10,000,000 or assets of comparable value.

7.02 Investments. Make any Investments, except:

(a) Investments in the form of Cash Equivalents;

(b) advances to officers, directors and employees of the Company and Restricted Subsidiaries for travel, entertainment, relocation and other matters that are reasonably expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

(c) (i) Investments by the Company and its Restricted Subsidiaries in their respective Subsidiaries outstanding on the date hereof and set forth on Schedule 5.08(e), (ii) additional Investments by the Company and its Restricted Subsidiaries in Loan Parties and (iii) additional Investments by Restricted Subsidiaries that are not Loan Parties in other Restricted Subsidiaries that are not Loan Parties, other than, in the case of (i), (ii) and (iii), Investments in Excluded Subsidiaries;

(d) Investments existing on the date hereof (other than those referred to in Section 7.02(c)(i)) and set forth on Schedule 5.08(e);

(e) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(f) Guarantees permitted by Section 7.03(e) and guarantees of obligations of the Company or its Restricted Subsidiaries that do not constitute Indebtedness that are otherwise permitted under this Agreement;

(g) Permitted Acquisitions;

(h) the DirectStar Seller Note;

(i) so long as no Default then exists or would result therefrom, other Investments so long as the aggregate amount of such Investments at the time of incurrence does not exceed the sum of (i) 10% of the Consolidated Net Assets (the “Base Investment Basket”) plus (ii) the Excess Cash Flow Basket for each fiscal year ending after the Closing Date (less any portion of the Excess Cash Flow Basket used in any such fiscal year for Capital Expenditures permitted by Section 7.12); it being understood that Investments made pursuant to this clause (i) of Section 7.02 shall be applied, first, to the Base Investment Basket, second, to the Excess Cash Flow Baskets for the fiscal years ending prior to the fiscal year in which such Investment is being made, and, third, to the Excess Cash Flow Basket for the fiscal year in which such Investment is being made;

(j) stock, obligations or securities received in satisfaction of judgments;

(k) [Reserved];

(l) Swap Contracts permitted pursuant to Section 7.03(f);

(m) loans to employees and officers of the Company or a Restricted Subsidiary made in the ordinary course of business not to exceed $2,000,000 in the aggregate at any one time outstanding in respect of the Company and all Restricted Subsidiaries taken together;

(n) Investments made by the Company or its Restricted Subsidiaries consisting of consideration received in connection with a Disposition permitted by Section 7.05;

(o) Investments of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person merges or consolidates with the Company or any of its Restricted Subsidiaries, in either case, in compliance with this Agreement; provided that such Investments were not made by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such merger or consolidation; and

(p) repurchases of any Indebtedness to the extent such repurchase is permitted by this Agreement.

7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness under the Loan Documents;

(b) the Senior Notes Indebtedness;

(c) the Senior Convertible Notes Indebtedness;

(d) Indebtedness outstanding on the date hereof and listed on Schedule 7.03 and any Permitted Refinancing thereof;

(e) (i) Guarantees of the Company or any Loan Party in respect of Indebtedness otherwise permitted hereunder of the Company or any other Loan Party and (ii) Guarantees of any Restricted Subsidiary that is not a Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Restricted Subsidiary that is not a Loan Party;

(f) obligations (contingent or otherwise) of the Company or any Restricted Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person, and not for purposes of speculation; and (ii) in the case of any Secured Hedge Agreement, such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(g) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness outstanding at the time of such incurrence shall not exceed $75,000,000 plus an amount equal to 5% of Consolidated Net Assets at the time of such incurrence and any Permitted Refinancings thereof;

(h) Indebtedness of any Person that becomes a Restricted Subsidiary of the Company after the date hereof pursuant to a Permitted Acquisition, which Indebtedness is existing at the time such Person becomes a Subsidiary of the Company (other than Indebtedness incurred solely in contemplation of such Person’s becoming a Subsidiary of the Company) and any Permitted Refinancings thereof; provided that immediately after giving effect to the incurrence of any such Indebtedness, the Company will be in pro forma compliance with the financial covenants set forth in Section 7.11 (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby);

(i) Indebtedness (which may be secured or unsecured) of Foreign Restricted Subsidiaries; provided, however, and subject to other applicable restrictions under Section 6.12, that the aggregate amount of all such Indebtedness outstanding at the time of such incurrence shall not exceed the greater of (i) $35,000,000 and (ii) an amount equal to the maximum amount of Indebtedness that would not cause the Foreign Leverage Ratio to exceed 3.00 to 1.00 on the date of incurrence and any Permitted Refinancings thereof;

(j) unsecured Indebtedness; provided, however, that (i) immediately after giving effect to the incurrence of any such Indebtedness, the Company will be in pro forma compliance with the financial covenants set forth in Section 7.11 (to be determined on the basis of the financial information most recently delivered to the Administrative Agent pursuant to Section 6.01(a) or (b) as though such Indebtedness had been incurred as of the first day of the fiscal period covered thereby), (ii) such Indebtedness shall not mature earlier than the Maturity Date and (iii) such Indebtedness shall not be subject to any financial covenant which is more restrictive than the financial covenants in the Loan Documents at the time of the incurrence of such Indebtedness;

(k) Indebtedness (which is unsecured if owed by a Loan Party) owed (i) to a Loan Party or (ii) to any other Restricted Subsidiary to the extent such Indebtedness is permitted as an Investment pursuant to Section 7.02;

(l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of incurrence;

(m) indemnification, adjustment of purchase price, earnout or similar obligations (including any Earnout Obligations), in each case, on customary terms incurred or assumed in connection with any Permitted Acquisition or permitted Disposition of any business or assets of any Restricted Subsidiary or Equity Interests of a Restricted Subsidiary;

(n) customer deposits and advance payments received in the ordinary course of business;

(o) (i) obligations of any Borrower and or Restricted Subsidiary under the Surety Credit Documents so long as such obligations remain subject to the terms of the Intercreditor Agreement, and (ii) any Surety Bond Obligations (including Surety Bond Obligations of any Person with which such Subsidiary is merged or consolidated pursuant to the applicable Permitted Acquisition) that are acquired subsequent to the

Closing Date pursuant to a Permitted Acquisition, provided such Surety Bond Obligations are in existence at the time of the applicable Permitted Acquisition and provided further to the extent that such Surety Bond Obligations exceed $200,000,000 in the aggregate at any time, the Liens securing such Surety Bond Obligations are either terminated or made subject to an Intercreditor Agreement within two hundred seventy (270) days after the date of the Permitted Acquisition giving rise to such Surety Bond Obligations; provided, however that, at any time that the Consolidated Leverage Ratio is greater than 3.25 to 1.00, the aggregate Surety Bond Obligations under this clause (o) shall not exceed $750,000,000; and

(p) other Indebtedness in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom and all representations and warranties hereunder would remain true and correct after giving effect to such transactions:

(a) any Restricted Subsidiary may merge into or consolidate with (i) the Company; provided that the Company shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that (A) when any Designated Borrower is merging into or consolidating with another Restricted Subsidiary, the Designated Borrower shall be the continuing or surviving Person and (B) when any Subsidiary Guarantor is merging into or consolidating with another Restricted Subsidiary that is not a Designated Borrower or Subsidiary Guarantor, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the Restricted Subsidiary shall become a Subsidiary Guarantor in which case the Restricted Subsidiary may be permitted to be the continuing or surviving Person);

(b) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Company or to another Restricted Subsidiary; provided that if the transferor in such a transaction is a Loan Party, then the transferee must either be the Company or another Loan Party; and

(c) in connection with any Permitted Acquisition, any Restricted Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger or consolidation shall be a Restricted Subsidiary of the Company, (ii) in the case of any such merger or consolidation to which any Designated Borrower is a party, the Designated Borrower shall be the continuing or surviving Person and (iii) in the case of any such merger or consolidation not described in the foregoing clause (ii) to which any Subsidiary Guarantor is a party, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the other merging or consolidating Person shall become a Subsidiary Guarantor and shall deliver all of the documentation required by Section 6.12(d), in which case such merging or consolidating Person may be permitted to be the continuing or surviving Person).

(d) each of the Company and any of its Restricted Subsidiaries may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that such merger or consolidation is a permitted Investment under Section 7.02(g) or (i) (and, if under Section 7.02(i), such merger or consolidation is part of a transaction or series of transactions that would satisfy the requirements set forth in the definition of “Permitted Acquisition”, if such merger or consolidation were an Acquisition, and does not conflict with any other provision of this Agreement) and provided further, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger or consolidation to which the Company is a party, the Company is the surviving Person and (ii) in the case of any merger or consolidation to which the Company is not a party, (A) the Person surviving such merger or consolidation shall be a Restricted Subsidiary, (B) in the case of any such merger or consolidation to which any Designated Borrower is a party, the Designated Borrower shall be the continuing or surviving Person and (C) in the case of any such merger or consolidation not described in the foregoing clause (B) to which any Subsidiary Guarantor is a party, the Subsidiary Guarantor shall be the continuing or surviving Person (unless simultaneously with the consummation of the closing of such merger or consolidation the other merging or consolidating Person shall become a Subsidiary Guarantor and shall deliver all of the documentation required by Section 6.12(d), in which case such merging or consolidating Person may be permitted to be the continuing or surviving Person).

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete, worn out, excess, surplus or idle property or property no longer used in the business of such Person, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of inventory in the ordinary course of business;

(c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d) Dispositions of property by any Restricted Subsidiary to the Company or to a Restricted Subsidiary (other than an Excluded Subsidiary); provided that if the transferor of such property is a Loan Party, the transferee thereof must either be the Company or another Loan Party;

(e) Dispositions permitted by Section 7.04;

(f) the Disposition of DirectStar pursuant to the DirectStar Purchase Agreement;

(g) Dispositions by the Company and its Restricted Subsidiaries not otherwise permitted under this Section 7.05; provided that at the time of such Disposition, (i) no Default shall exist or would result from such Disposition, and (ii) the aggregate book value of all property Disposed of in reliance on this clause (g) (after giving effect to such Disposition) after the Closing Date shall not exceed an amount equal to 15% of Consolidated Net Assets at the time of such Disposition and provided further that Disposition under this clause (g) may be made to any Excluded Subsidiary;

(h) non-exclusive licenses or sublicenses of IP Rights in the ordinary course of business and substantially consistent with past practice, and leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company or any of its Restricted Subsidiaries;

(i) Dispositions of non-core assets acquired in a Permitted Acquisition by the Company or any of its Restricted Subsidiaries within 18 months of such Permitted Acquisition; provided that such non-core assets, in the aggregate, do not exceed 40% of the consolidated net assets (measured using the definition of “Consolidated Net Assets” mutatis mutandis and measured as of the date of such Permitted Acquisition) acquired pursuant to such Permitted Acquisition;

(j) any settlement of or payment in respect of, or series of settlements or payments in respect of, any property or casualty insurance claim or any condemnation proceeding relating to any asset of the Company or any of its Restricted Subsidiaries;

(k) Dispositions of property constituting the making of Investments permitted under Section 7.03 and Dispositions of property constituting the making of Restricted Payments permitted by Section 7.06;

(l) the sale of past due accounts receivable in the ordinary course of business consistent with the practices of similarly situated companies; and

(m) Sale Leaseback Transactions permitted by Section 7.18.

provided, however, that any Disposition pursuant to clauses (a) through (m) shall be for fair market value.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

(a) each Restricted Subsidiary may make Restricted Payments to the Company, any other Loan Party and any other Person that owns an Equity Interest in such Restricted Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;

(b) the Company and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c) the Company and each Restricted Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;

(d) the Company may repay, prepay, redeem, purchase, defease or otherwise satisfy the Senior Convertible Notes to the extent permitted by Section 7.15; and

(e) the Company may make Restricted Payments, if after giving effect thereto the aggregate amount of Restricted Payments paid or made after the Closing Date would be less than the sum of $175,000,000 plus 50% of Consolidated Net Income (or minus 50% if negative) for each fiscal year ending after the Closing Date plus 100% of the net cash proceeds received by the Company with respect to the sale or issuance of any Equity Interest in the Company after the Closing Date (other than any proceeds described in the foregoing clause (c) or any proceeds used for Capital Expenditures) plus an amount equal to 100% of the principal amount of any Senior Convertible Notes Indebtedness converted into Equity Interests in the Company after the Closing Date; provided that Administrative Agent shall have received a written certificate of a Responsible Officer in reasonable detail confirming that such Restricted Payment complies with the terms of this Section 7.06(e) prior to declaration and payment thereof which certification shall be true and complete in all material respects on the date of payment thereof.

7.07 Change in Nature of Business. Engage in any material line of business substantially different from those lines of business conducted by it on the Closing Date and any business or activities which are similar, related or incidental thereto.

7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Company, whether or not in the ordinary course of business; provided that the foregoing restriction shall not apply to (a) the transactions contemplated by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered to Borrowers or their respective Subsidiaries; (c) payment of customary directors’ fees and indemnities; (d) transactions with Affiliates that were consummated prior to the date hereof and are set forth on Schedule 7.08; (e) transactions with Affiliates upon fair and reasonable terms and are no less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary would obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary, and (f) transactions between or among the Loan Parties and their Restricted Subsidiaries subject to compliance by such Subsidiaries with the other requirements of Article VII.

7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Restricted Subsidiary to make Restricted Payments to the Company or any other Loan Party or to otherwise transfer property to the Company or any other Loan Party, except in each case for any agreement in effect on the date hereof and set forth on Schedule 7.09, (ii) of any Restricted Subsidiary to Guarantee the Indebtedness of the Company or any other Borrower or (iii) of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.03(g) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants.

(a) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of the Company to be less than 3.00 to 1.00.

(b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio at any time to be greater than 3.50 to 1.00.

7.12 Capital Expenditures. Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Restricted Subsidiaries during any fiscal year, an amount equal to the Base Capex Basket for such fiscal year plus the Excess Cash Flow Basket for such fiscal year (less any portion of the Excess Cash Flow Basket used in such fiscal year for Investments permitted by clause (i) of Section 7.02); provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of the Base Capex Basket, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year (such unused portion, the “Carryover Capex Basket”); it being understood that Capital Expenditures made pursuant to this Section in any fiscal year shall be applied, first, to the Carryover Capex Basket for such fiscal year, second, to the Base Capex Basket for such fiscal year, and, third, to the Excess Cash Flow Basket for such fiscal year.

7.13 Amendments of Organization Documents. Amend any of its Organization Documents, except for amendments that do not affect (a) the Company or such Restricted Subsidiary’s right and authority to enter into and perform its obligations under the Loan Documents to which it is a party, (b) the perfection of the Administrative Agent’s lien in any of the Collateral or (c) the authority and obligation of the Company or such Restricted Subsidiary to perform and pay the Obligations.

7.14 Accounting Changes. Make any (a) significant change in accounting policies or reporting practices, except as required by Law or GAAP, or (b) change in its fiscal year.

7.15 Prepayments, Etc. of Indebtedness; Repayments of Senior Convertible Notes Indebtedness. (a) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, the Senior Notes Indebtedness, the Senior Convertible Notes Indebtedness or any Indebtedness incurred pursuant to Section 7.03(j), except (i) the prepayment, redemption or repurchase (not in violation of the subordination terms thereof) of any such Indebtedness, so long as after giving pro forma effect to such prepayment, redemption or repurchase, no Default shall exist or would result therefrom and the Available Liquidity will not be less than $50,000,000 and (ii) any Permitted Refinancing of any Senior Notes Indebtedness, the Senior Convertible Notes Indebtedness or any Indebtedness incurred pursuant to Section 7.03(j) or (b) repay, redeem, purchase, defease or otherwise satisfy on the scheduled maturity thereof in any manner any Senior Convertible Notes Indebtedness, unless, after giving pro forma effect thereto, the Available Liquidity will not be less than $50,000,000.

7.16 Amendment, Etc. of Indebtedness. (a) Amend, modify or change in any manner any term or condition of any Senior Notes Indebtedness, the Senior Convertible Notes Indebtedness or any Indebtedness set forth in Schedule 7.03, except for an amendment, modification or change that complies with the requirements of the definition of Permitted Refinancing.

(b) Amend or modify any of the terms of the Indemnity Agreement if such amendment or modification would add or change any terms in a manner adverse to the Lenders; provided that this Section 7.16 shall not prohibit the issuance of Bonds (as defined in the Indemnity Agreement), the joinder of or other change in any parties to the Surety Credit Documents in accordance with their terms or any amendment or modifications which do not require the consent of any Loan Party or Subsidiary.

7.17 Post-Closing Action. Fail to deliver any post-closing delivery described on Schedule 7.17 to the Administrative Agent within the time period specified therein for such delivery.

7.18 Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (any such arrangement a “Sale Leaseback Transaction”); provided that the Company or any Restricted Subsidiary may enter into Sale Leaseback Transactions for equipment or real property so long as (i) no Default exists at the time of consummation of such Sale Leaseback Transaction and (ii) the aggregate fair market value of all equipment and real property sold by the Company and its Restricted Subsidiaries pursuant to a Sale Leaseback Transaction in any fiscal year does not exceed $10,000,000.

7.19 Designation of Senior Debt. Designate any Indebtedness (other than the Indebtedness under the Loan Documents) of the Company or any of its Restricted Subsidiaries as “Designated Senior Debt” (or any similar term) under, and as defined in, any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

7.20 Holding Company. In the case of the Company, engage in any business or activity other than (a) the ownership of all outstanding Equity Interests in its Subsidiaries, (b) maintaining its corporate existence, (c) participating in tax, accounting and other administrative activities as the parent of the consolidated group of companies, including the Loan Parties, (d) the execution and delivery of the Loan Documents to which it is a party and the performance of its obligations thereunder, (e) the incurrence of Liens permitted under Section 7.01, (f) the making of Investments permitted under Section 7.02, (g) the incurrence of Indebtedness permitted under Section 7.03, (h) businesses or activities of a type engaged in prior to the Closing Date and (i) businesses or activities incidental to the businesses or activities described in clauses (a) through (h) of this Section and within the scope of operations as of the Closing Date.

7.21 Excluded Subsidiaries. In the case of Excluded Subsidiaries, engage in any business activity or own any assets, except as set forth on Schedule 6.12(f).

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Borrower or any other Loan Party fails to (i) pay when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation or deposit any funds as Cash Collateral in respect of L/C Obligations, (ii) pay within three Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) pay within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), 6.02(d), 6.02(e), 6.02(f), 6.02(g), 6.02(h), 6.03(a), 6.03(b), 6.03(e), 6.05, 6.10, 6.11, 6.12 or 6.17 or Article VII; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days following the earlier to occur of (i) the date a Responsible Officer obtains knowledge of such failure and (ii) the date that a Responsible Officer receives notice from the Administrative Agent of such failure; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Company or any Restricted Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and penal sums under any surety bond and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Company or any Restricted Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Company or any Restricted Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Company or such Restricted Subsidiary as a result thereof is greater than the Threshold Amount; or

(f) Insolvency Proceedings, Etc. The Company or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Company or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Company or any Restricted Subsidiary (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer meets the requirements set forth in Section 6.07, has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount during any period of twelve consecutive months in excess of the Threshold Amount, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or any Collateral Document after delivery thereof pursuant to Section 4.01 or 6.12 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Liens permitted by Section 7.01) on the Collateral purported to be covered thereby; or

(k) Change of Control. There occurs any Change of Control; or

(l) Default under Indemnity Agreement. There shall occur a Default under, and as defined in, the Indemnity Agreement and the Company (as defined in the Indemnity Agreement) shall have exercised any remedies in respect thereof; or

(m) Invalidity of Intercreditor Agreement. Any material provision of any Intercreditor Agreement shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Surety party thereto.

8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and Obligations then owing under Secured Hedge Agreements and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.16; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by Law.

Subject to Section 2.03(c) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.

ADMINISTRATIVE AGENT

9.01 Appointment and Authority.

(a) Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and no Borrower shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (including Section 10.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any of the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Lender or the L/C Issuer.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, which shall be a bank (a) with an office in the United States, or an Affiliate of any such bank with an office in the United States, and (b) prior to an Event of Default pursuant to Sections 8.01(a) or (f) approved by the Company. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (b) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the

Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit. Notwithstanding the foregoing, so long as another Lender is willing to act as a swing line lender, such successor shall not be required to succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Swing Line Lender. Notwithstanding the foregoing, so long as another L/C Issuer is willing to and has satisfied the provisions of clause (c) of the preceding sentence, such successor shall not be required to succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer nor satisfy the requirements of such clause (c).

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Co-Syndication Agents, Co-Documentation Agents, the Joint Lead Arrangers or Joint Book Managers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 10.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer or authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer in any such proceeding.

9.10 Collateral and Guaranty Matters. Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion,

(a) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the L/C Issuer shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing in accordance with Section 10.01;

(b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i);

(c) to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (including any release of Subsidiary Guarantor deemed to be an Unrestricted Subsidiary pursuant to Section 6.12(i));

(d) if any Additional Loans are intended to rank junior in right of payment and/or in respect of lien priority as to the Collateral with the outstanding Loans, to enter into an intercreditor agreement (or amend, supplement or modify an existing intercreditor agreement) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the terms of any such Additional Loans; and

(e) enter into, perform its obligations under and amend, supplement, modify or replace the Indemnity Agreement or the Intercreditor Agreement, or enter into similar arrangements as may be necessary or appropriate in the reasonable opinion of the Administrative Agent.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10.

9.11 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth herein, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Subsidiary Guaranty or any Collateral by virtue of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of the Subsidiary Guaranty or any Collateral Document) other than in its capacity as a Lender, the L/C Issuer or the Administrative Agent and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.

ARTICLE X.

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01(a) without the written consent of each Lender;

(b) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(c) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(e) change Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(f) change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender;

(g) release all or substantially all of the Collateral in any transaction or series of related transactions without the written consent of each Lender; or

(h) release all or substantially all of the value of the Subsidiary Guaranty without the written consent of each Lender, except to the extent the release of any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender. In addition, notwithstanding the foregoing, (a) this Agreement may be amended with the written consent of the Administrative Agent, the Company and the Additional Lenders providing the relevant Additional Loans and/or Additional Commitments to permit the Additional Commitments Amendment in accordance with Section 2.15 and (b) the Letter of Credit Sublimit and the Swing Line Sublimit may be increased by the L/C Issuer or the Swing Line Lender, as applicable, in accordance with Section 2.15(d) without the consent of any Lender.

10.02 Notices; Effectiveness; Electronic Communication.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the

Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

10.04 Expenses; Indemnity; Damage Waiver.

(a) Costs and Expenses. The Borrowers shall, jointly and severally, pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent, and of a single regulatory counsel and single local counsel in each appropriate jurisdiction which may include a special counsel acting in multiple jurisdictions), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Lenders (and, in the case of a conflict of interest, one additional counsel to all such affected Lenders similarly situated, taken as a whole)), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification by the Borrowers. The Borrowers shall, jointly and severally, indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of counsel), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries (other than any such presence, alleged presence, release or Environmental Liability resulting solely from acts or omissions by Persons other than any Borrower or any of its Subsidiaries after the Administrative Agent sells the applicable property pursuant to a foreclosure or has accepted a deed in lieu of foreclosure), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (w) relate to the matters referred to in Sections 3.01, 3.04 or 3.05 (which Sections set forth the sole remedies in respect of the matters set forth therein), (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of, or in connection with, any proceeding that does not involve an act or omission by a Borrower or any of its Affiliates that is brought by an Indemnitee against any other Indemnitee (other than any proceeding against any Indemnitee in its capacity or fulfilling its role as the Administrative Agent, an Arranger, the L/C Issuer or any similar role); provided further that the reimbursement of fees, charges and disbursements of counsel shall be limited to one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the other Indemnitees (and, in the case of a conflict of interest, one additional counsel to all such affected Indemnitees similarly situated, taken as a whole).

(c) Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer or such Related

Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, and no Indemnitee shall assert, and each Indemnitee hereby waives, any claim against any Loan Party, in each case on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

10.05 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative

Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

10.06 Successors and Assigns.

(a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to the Company or any of the Company’s Affiliates or Subsidiaries, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by each of the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in, or enter into a swap or derivative transaction in respect of all or a portion of, such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to subsection (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender or L/C Issuer would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender or L/C Issuer shall not be entitled to the benefits of Section 3.01 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender or L/C Issuer and any such Participant shall be deemed to be a Foreign Lender for purposes of the definition of Excluded Taxes.

(f) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days’ notice to the Company, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Committed Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

10.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.15(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Borrower and its obligations, (g) with the consent of the Company or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company.

For purposes of this Section, “Information” means all information received from the Company or any Subsidiary relating to the Company or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any Subsidiary; provided that, in the case of information received from the Company or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning the Company or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

10.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of such

Borrower may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

10.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

10.10 Counterparts; Integration; Effectiveness. This Agreement and the other Loan Documents may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement and the other Loan Documents shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement and any other Loan Document by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement and the other Loan Documents.

10.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

10.13 Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Defaulting Lender, or if any Lender is a Non-Consenting Lender (as defined below), then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);

(b) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d) in the case of any such assignment by a Non-Consenting Lender, the assignee must have approved in writing the substance of the amendment, waiver or consent which caused the assignor to be a Restricted Lender; and

(e) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

For the purposes of this Section 10.13, a “Non-Consenting Lender” means a Lender that fails to approve an amendment, waiver or consent requested by the Loan Parties pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender.

10.14 Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between such Borrower and its Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) such Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) such Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A), the Administrative Agent and each Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for such Borrower or any of its Affiliates or any other Person and (B) neither the Administrative Agent nor any Arranger has any obligation to such Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of such Borrower and its Affiliates, and neither the Administrative Agent nor any Arranger has any obligation to disclose any of such interests to such Borrower or its Affiliates. To the fullest extent permitted by law, each of the Borrowers hereby waives and releases any claims that it may have against the Administrative Agent or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

10.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

10.18 USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

10.19 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the

Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).

10.20 Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” (or any similar term) for purposes of and as defined in any documentation evidencing any other Indebtedness of the Company or any of its Restricted Subsidiaries in which such concept is applicable.

10.21 Release of Certain Mortgages. Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges and agrees that, upon the Closing Date, the mortgage lien of such Person in the Existing Mortgaged Property securing the Obligations shall terminate automatically without any further action. The Administrative Agent agrees to execute and deliver such deed of trust or mortgage releases, cancellations and satisfactions, and other documents necessary or appropriate in order to evidence or give public notice of the termination of such mortgage lien in the Existing Mortgaged Property. As used in this Section 10.21, “Existing Mortgaged Property” means the real property commonly known as (a) 2801 SW 46th Avenue, Davie, Florida, (b) SR540 Lakeland, Florida, (c) 4250 North Powerline Road, Pompano, Florida, (d) 7221 Dr. Martin Luther King Boulevard East, Tampa, Florida, (e) 209 Art Bryant Drive, Asheboro, North Carolina, (f) Highway #2 East Shevlin, Minnesota and (g) 2700, 2701 and 2716 E. 5th Street and 2808 Industrial Terrace, Austin, Texas.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWERS: MASTEC, INC.

By:	/s/ C. Robert Campbell

Name:	C. Robert Campbell

Title:	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

MASTEC NORTH AMERICA, INC.

By:	/s/ C. Robert Campbell

Name:	C. Robert Campbell

Title:	Executive Vice President, Chief Financial Officer and Principal Accounting Officer

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Anne M. Zeschke

Name:	Anne M. Zeschke

Title:	Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

LENDERS: BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ David Gutierrez

Name:	David Gutierrez

Title:	Senior Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

GENERAL ELECTRIC CAPITAL CORPORATION, as a Lender and Co-Syndication Agent

By:	/s/ Brian E. Miner

Name:	Brian E. Miner

Title:	Duly Authorized Signatory

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

SUNTRUST BANK, as a Lender and Co-Syndication Agent

By:	/s/ Barbara Baltar

Name:	Barbara Baltar

Title:	Senior Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BMO HARRIS BANK, N.A., as a Lender and Co-Documentation Agent

By:	/s/ John Armstrong

Name:	John Armstrong

Title:	Director

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

PNC BANK, NATIONAL ASSOCIATION as a Lender and Co-Documentation Agent

By:	/s/ Jose Mazariegos

Name:	Jose Mazariegos

Title:	Senior Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

BANK UNITED, as Lender

By:	/s/ Dilian G. Schulz

Name:	Dilian G. Schulz

Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ C. William Buchholz

Name:	C. William Buchholz

Title:	Senior Vice President

COMPASS BANK, as Lender

By:	/s/ Robert R. Munoz

Name:	Robert R. Munoz

Title:	South Florida Regional Executive

FLORIDA COMMUNITY BANK N.A., as a Lender

By:	/s/ Irene A. Marshall

Name:	Irene A. Marshall

Title:	Senior Vice President

BANCO DE SABADELL, S.A. – MIAMI BRANCH, as a Lender

By:	/s/ Andres von Dincklage

Name:	Andres von Dincklage

Title:	Senior Vice President

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ Anthony Casciano

Name:	Anthony Casciano

Title:	Managing Director

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By:	/s/ John Finore

Name:	John Finore

Title:	Vice President

SYNOVUS BANK, as a Lender

By:	/s/ John R. Frierson

Name:	John R. Frierson

Title:	Vice-President

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shawn D. Alexander

Name:	Shawn D. Alexander

Title:	Vice President

ISRAEL DISCOUNT BANK OF NEW YORK, as a Lender

By:	/s/ Moise Hillel

Name:	Moise Hillel

Title:	EVP & Regional Manager for Florida

By:	/s/ Roger Arsham

Name:	Roger Arsham

Title:	Senior Vice President

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page

SCHEDULE 1.02

EXISTING LETTERS OF CREDIT

Beneficiary	LC Type / Category	LC Number	Amount		Exp Date
ACE American Insurance Company	Standby	7420521	$	[***]	08/01/12
ACE American Insurance Company	Standby	7420384	$	[***]	01/31/12
ACE American Insurance Company	Standby	68017026	$	[***]	01/31/12
ACE American Insurance Company	Standby	68015398	$	[***]	11/07/11
ACE American Insurance Company	Standby	68022978	$	[***]	01/31/12
Arch Insurance Company	Standby	3014141	$	[***]	08/24/11
Crawford	Standby	61581	$	[***]	05/10/12
Dir Industrial	Standby	61586	$	[***]	07/23/12
Insurance Co of North America (ACE)	Standby	61582	$	[***]	05/10/12
Liberty Mutual	Standby	1295730	$	[***]	08/01/12
Lumberman’s Mutual Casualty Co.	Standby	3011908	$	[***]	10/07/11
Travelers Casualty & Surety	Standby	68027548	$	[***]	07/16/12
Elk City Wind II	Performance	68053741	$	[***]	10/18/11
Pacificorp an Oregon Corp	Performance	68057082	$	[***]	02/25/12
Public Service Electric & Gas Co	Performance	68057272	$	[***]	03/08/12
Red Mesa Wind c/o Nextera Energy	Performance	68051361	$	[***]	07/06/12
Saint-Gobain Pam	Commercial	64595698	$	[***]	05/27/12

SCHEDULE 2.01

COMMITMENTS

AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$100,000,000.00	16.666666667%
SunTrust Bank	$100,000,000.00	16.666666667%
General Electric Capital Corporation	$100,000,000.00	16.666666667%
BMO Harris Bank N.A.	$45,000,000.00	7.500000000%
PNC Bank, National Association	$40,000,000.00	6.666666667%
Bank United	$35,000,000.00	5.833333333%
Branch Banking and Trust Company	$30,000,000.00	5.000000000%
Compass Bank	$27,500,000.00	4.583333333%
Florida Community Bank N.A.	$27,500,000.00	4.583333333%
Banco de Sabadel, S.A. – Miami Branch	$25,000,000.00	4.166666667%
Siemens Financial Services, Inc.	$25,000,000.00	4.166666667%
Synovus Bank	$20,000,000.00	3.333333333%
HSBC Bank USA, National Association	$15,000,000.00	2.500000000%
Israel Discount Bank of New York	$10,000,000.00	1.666666667%

Total	$600,000,000.00	100.000000000%

SCHEDULE 5.05

SUPPLEMENT TO INTERIM FINANCIAL STATEMENTS

MasTec, Inc. Summary of Material Indebtedness as of June 30, 2011	Principal Balance	Rate	Maturity
7.625% Senior notes	$150,000.00	7.625%	February 2017
4.00% Senior Convertible notes	$115,000.00	4.000%	June 2014
4.25% Senior Convertible notes	$100,000.00	4.250%	December 2014

SCHEDULE 5.08(b)

EXISTING LIENS

Debtor	Secured Party	UCC #	Collateral
Pumpco, Inc.	BB&T Equipment Finance Corporation	335869760002	See 5.08(b) Exhibit 1

SCHEDULE 5.08(c)

OWNED REAL PROPERTY

Property Address	Record Owner	Book Value (Land and Building)	Estimated Fair Market Value
479.64 acres of land: Winter Lake Rd/Maine Ave (SR 540) Lakeland, FL	MasTec, Inc.	$521,029.00	$251,791.00
1.0 acre of land: San Marco Drive, New Port Richey, FL	MasTec, Inc.	$186,000.00	$151,081.00
1840 Senator Gasque Road, Marion, SC 29203	MasTec North America, Inc.	$59,178.00	$108,910.00
1450 Peeples Street Suites A and B, Columbia, SC 29203 (aka 1504 Elmon St. and 1450 Elmon St.)	MasTec North America, Inc.	$160,000.00	$416,989.00
209 Art Bryan Dr. Asheboro, NC 27203	MasTec North America, Inc.	$1,549,993.00	$1,349,370.00
2721 Carpenter-Upchurch, Cary, NC 27519	MasTec North America, Inc.	$416,443.00	$953,696.00
600 Weyerhausen Rd, Enrul, NC 28527	MasTec North America, Inc.	$54,824.00	$150,000.00
3857 HWY 421A, Wilmington, NC 28401	MasTec North America, Inc.	$244,228.00	$692,985.00
110 Repetto Ave, Egg Harbor, NJ 08234	MasTec North America, Inc.	$344,474.00	$300,000.00
2808 Industrial Terrace, Austin, TX 78758	MasTec North America, Inc.	$13,983.00	$436,970.00
2700 E Fifth St, Austin, TX 78702	MasTec North America, Inc.		$160,000.00
2703 E Fifth St, Austin, TX 78702	MasTec North America, Inc.		$69,516.00
2716 E Fifth St, Austin, TX 78702	MasTec North America, Inc.	$709,471.00	$1,234,500.00
2726 E Fifth St, Austin, TX 78702	MasTec North America, Inc.		$435,600.00
1616 N Padre Island Dr, Corpus Christi, TX 78408	MasTec North America, Inc.	$45,430.00	$203,654.00
4 Industrial Park Center, Johnstown, CO 80534	MasTec North America, Inc.	$4,295,390.00	$432,600.00
36852 County Road # 2 North, Shevlin, MN 56676	MasTec North America, Inc.	$1,040,826.00	$400,000.00
152 Park Avenue, Shevlin MN 56676	MasTec North America, Inc.	$289,074.05	$615,000.00
20048 Airport Dr, Shevlin, MN 56676	MasTec North America, Inc.	$35,163.00	$18,400.00
358 Main Ave, Shevlin, MN 56676	MasTec North America, Inc.	$6,000.00	$13,600.00
6470 28th Ave, Rugby, ND 58368	MasTec North America, Inc.	$676,065.00	$400,000.00
7221 Dr. Martin Luther King Blvd E, Tampa, FL 33619	MasTec, Inc.	$1,103,231.00	$1,178,860.00
4025 Edison Ave, Ft. Myers, FL 33916	MasTec, Inc.	$164,114.00	$742,560.00
125 Commerce Way, Sanford, FL 32771	MasTec North America, Inc.	$284,692.00	$471,854.00
1819 Totten Road, Ft. Pierce, FL 34947	MasTec North America, Inc.	$308,552.00	$185,700.00
14740 NW 22nd Ct, Opa Locka, FL 33054	MasTec North America, Inc.	$28,495.00	$600,790.00
10441 SW 187th St, Perrine, FL	MasTec North America, Inc.	$614,961.00	$1,254,386.00
2801 SW 46th Ave, Ft. Lauderdale, FL 33314	MasTec North America, Inc.	$887,510.00	$2,796,090.00
4601 SW 30th St, Ft. Lauderdale, FL 33314	MasTec North America, Inc.	$1,163,583.00	$1,713,800.00
1910 West Main Avenue, West Fargo, ND 58078	MasTec Property Holdings, LLC	$1,311,123.00	$1,875,000.00
1916 2nd Ave NW, West Fargo, ND 58078	MasTec Property Holdings, LLC	$845,330.00	$475,000.00
Sect 1-193N-50 W, West Fargo, ND 58078	MasTec Property Holdings, LLC		$60,000.00

SCHEDULE 5.08(d)(i)

LEASED REAL PROPERTY (LESSEE)

Property Address	Lessor	Lessee	Expiration Date	Annual Rental Cost*
800 (11th, 12th Floors), 806 (9th, 10th Floors) Douglas Rd, Coral Gables, FL 33134	Transwestern Douglas Entrance, LLC	MasTec, Inc.	10/31/17	$1,289,960.88
6446 S Kenton St, Unit 100, Centennial, CO 80111	Arapahoe SCII Building	MasTec North America, Inc.	10/31/15	$227,490.72
1150 Bell Ave, Ft. Pierce, FL 34982	Taylor Investment Group, Inc.	MasTec North America, Inc.	05/31/13	$103,500.00
10400 NW 37 Terrace, Miami, FL 33147	HMS Distributors, Inc.	MasTec North America, Inc.	06/30/13	$125,753.52
12400 SW 134th Ct. Units 11-12, Miami, FL 33186	Seagis CPK c/o The Eastern Group	MasTec North America, Inc.	10/31/13	$137,275.08
260 Hunt Park Cove, Longwood, FL 32750	Dunhill Investments, Inc.	MasTec North America, Inc.	02/28/14	$116,711.64
2150 Boggs Rd, Bldg. 600, Suite 600, Duluth, GA 30096	Manulife Financial Corp.	MasTec North America, Inc.	11/14/12	$160,900.68
9800-C Twin Lakes Parkway Suite C & D, Charlotte, NC 28269	9800 Twin Lakes, LLC	MasTec North America, Inc.	12/14/12	$187,411.80
540 Pylon Dr, Raleigh, NC 27606	Shocco Creek, LLC	MasTec North America, Inc.	09/30/12	$103,056.00
1322 Crestside Drive, Coppell, TX 75019	Equitable Property Management Group, Inc.	MasTec North America, Inc.	11/30/15	$295,821.72
10248 Miller Road, Dallas, TX 75238	LIT Industrial Texas, LP	MasTec North America, Inc.	08/31/14	$141,017.64
7613 Pebble Drive, Bldg 22, Fort Worth, TX 76118	Riverbend Properties	MasTec North America, Inc.	08/14/14	$133,400.04
3680 Centerview Drive, Chantilly, VA 20151	Germane Systems, LC	MasTec North America, Inc.	08/31/11	$150,562.92
5550 Winchester Ave, Martinsburg, WV 25401	Berkeley Business Park Associates, LC	MasTec North America, Inc.	01/14/12	$119,442.00
13 Commerce Drive, Ballston Spa, NY 12020	Harold R. Schultz	Halsted Communications, LTD	Month to Month	$208,128.00
1015 Saw Mill River Road, Yonkers, NY 10710	Greystone Holding Corporation	Halsted Communications, LTD	08/31/14	$232,601.40
14801 Willard Rd, Suite 500, Chantilly, VA 20151	APA Properties	Cam Communications, Inc.	06/01/14	$110,868.00
10990 Richardson Rd, Ashland, VA 23005	CPR Richmond, LLC	Cam Communications, Inc.	09/30/14	$152,760.00
4143 E Quartz Circle, Suite 201, Mesa, AZ 85215	ECSD, LLC	EC Source Services, LLC	04/30/16	$108,000.00
4200 Church St, Suite 1060 & 1054, Sanford, FL 32771	COP-Monroe North	MasTec Wireless Services, LLC	02/28/14	$109,721.28
313 D-G Cahaba Valley Pkwy, Pelham, AL 35124	Pelham Industrial Enterprises, Phase X, LLC	Nsoro MasTec, LLC	03/31/12	$282,504.00
6000 NW Broken Sound Pkwy, Ste. 104, Boca Raton, FL	5900-6000 Broken Sound Associates, LLC	Nsoro MasTec, LLC	12/31/11	$143,023.32
35124 5201 Gateway Blvd, Bays 1/34, Lakeland, FL 33811	Ruthven Family Ltd Partnership II (Airpark)	Nsoro MasTec, LLC	01/31/14	$475,779.24
2300 Maitland Center Pkwy Ste. 300, Maitland, FL 32751	Sungard Higher Education Managed Services	Nsoro MasTec, LLC	11/29/13	$132,736.20
2859 Paces Ferry Road, Atlanta, GA 30339	Parmenter Realty Partners	Nsoro MasTec, LLC	07/01/17	$596,933.88
4401 North Side Parkway, Suite 600, Atlanta, GA 30327	Wells Fargo Insurance Services, USA	Nsoro MasTec, LLC	02/29/16	$402,519.48
1500 River Edge Parkway, Atlanta, GA 30328	IBM Real Estate Operations	Nsoro MasTec, LLC	04/30/12	$125,528.04
10830 Penion Dr, Louisville, KY 40299	LD Properties, LLC	Nsoro MasTec, LLC	12/31/11	$100,848.00
3445 North Causeway Blvd, Ste. 300, Metairie, LA 70002	3445 North Causeway, LLC	Nsoro MasTec, LLC	02/23/15	$114,414.96
1850 Grand Terre, Port Allen, LA 70767	Port Allen Land, LLC	Nsoro MasTec, LLC	04/30/15	$378495.72 ($254,520.00 starting 9/1/11)
11626-D Wilmar Blvd, Charlotte, NC 28273	Lion Industrial Properties, LP	Nsoro MasTec, LLC	06/14/12	$258,288.00
3800 Gateway Centre Suite #311, Morrisville, NC 27560	Cary Gateway, LLC	Nsoro MasTec, LLC	01/31/14	$195,204.00
520 Airpark Center Dr, Nashville, TN 37217	Sealy Airpark Nashville	Nsoro MasTec, LLC	03/31/12	$176,482.80
3100 Tollview Drive, Rolling Meadows, IL 60008	VK 3100, LLC	Nsoro MasTec, LLC	06/30/14	$224,445.96
3769 South Military Highway, Chesapeake, VA 23323	Edward Upton	MasTec North America, Inc.	10/31/13	$120,000.00
25 Main Street, Farmington, NH 03835	North & South Investors, LLC	Three Phase Line Construction, Inc.	10/01/12	$126,000.00
9140 Arrowpoint Blvd, Charlotte, NC 28273	Beacon Arrowpoint, LLC	Power Partners MasTec, LLC	10/30/13	$119,763.24
3570 Enterprise Ave, Naples, FL 34104	Enterprise Group, LLC	MasTec North America, Inc.	12/31/11	$158,770.80
3314 56th St, Eau Claire, WI 54703	Precision Land Company	Precision Pipeline, LLC	Month to Month	$159,999.96
15 acres of land (approximately 3250 E Idaho St), Elko County, NV 89801	Canyon Construction Company	Precision Pipeline, LLC	Month to Month	$108,000.00
RR 2 Box 5, Wyalusing, PA 18853	J Jeffrey Homer	Precision Pipeline, LLC	Month to Month	$108,000.00
16553 37th St, SE, Mapleton, ND 58107	Zephyr I, LP	Wanzek Construction, Inc.	11/30/13	$300,516.00
10202 74th Ave. Clairmont, AB, Canada T0H 0W0	BD Rentals & Consulting, Inc.	Fabcor 2001, Inc.	04/20/16	$735,482.00 (converted from 720,000.00 CDN at a 0.979 rate of exchange on 8/17/11)
9220 Golf Course Rd. Dawson Creek, British Columbia, Canada	BD Rentals & Consulting, Inc.	Fabcor Pipelines BC, Inc.	04/20/16	$147,096.00 (converted from 144,000.00 CDN at a 0.979 rate of exchange on 8/17/11)

SCHEDULE 5.08(d)(ii)

LEASED REAL PROPERTY (LESSOR)

Property Address	Expiration Date	Annual Rent*	Lessor	Lessee	Owned or Leased by Lessor
7221 E MLK Blvd, Tampa, FL 33619	Month to Month	$12,000.00	MasTec North America, Inc.	MasTec North America, Inc.	Owned by MasTec North America, Inc.
2801 SW 46 Ave, Fort Lauderdale, FL 33314	Month to Month	$18,000.00	MasTec North America, Inc.	MasTec North America, Inc.	Owned by MasTec North America, Inc.
1020 Shelby Highway, Gaffney, SC 29341	Month to Month (master lease expires 1/1/13)	$39,000.00	MasTec North America, Inc.	MasTec North America, Inc.	Leased by MasTec North America, Inc. from WAG Investments, LLC.
105 Warehouse Drive, La Grange, NC 28551	Month to Month (master lease is also month to month)	$14,479.80	MasTec North America, Inc.	MasTec North America, Inc.	Leased by MasTec North America, Inc. from Kornegay Properties, LLC.
5380 Capital Cir. NW. Tallahassee, FL 32303	Month to Month (master lease expires 4/30/14)	$13,387.20	MasTec North America, Inc.	MasTec North America, Inc.	Leased by MasTec North America, Inc. from Ron Moody
6446 S Kenton St, Unit 100, Centennial, CO 80111	10/31/2015	$113,745.36	MasTec North America, Inc.	MasTec North America, Inc.	Leased by MasTec North America, Inc. from Arapahoe SCII Building
3857 Hwy. 421 North, Wilmington, NC 28401	Month to Month	$7,642.92	MasTec North America, Inc.	MasTec North America, Inc.	Owned by MasTec North
					America, Inc.
806 Douglas Road, 9th and 10th Floors, Coral Gables, FL 33134	Month to Month (master lease expires 10/31/17)	$397,548.00	MasTec, Inc.	MasTec North America, Inc.	Leased by MasTec, Inc. from Transwestern Douglas Entrance, LLC.
1910 West Main Ave.; 1916 2nd Ave.; Sect 1-193 N-50 W West Fargo, ND 58078	Month to Month	$192,000.00	MasTec, Inc.	Wanzek Construction, Inc.	Owned by MasTec, Inc.

*	Annualized based on the current monthly rent

SCHEDULE 5.08(d)(ii)

LEASED REAL PROPERTY (COMPANY AS LESSOR TO THIRD PARTY)

Property Address	Expiration Date	Annual Rent*	Lessor	Lessee	Owned or Leased by Lessor
6427 28th Ave. NE, Rugby, ND 59368	8/31/2012	$35,821.56	MasTec North America, Inc.	Helena Chemical Company	Owned by MasTec North America, Inc.
11235 Somerset Ave, Beltsville, MD 20705	Month to Month (not to extend beyond 2/28/12)	$24,000.00	MasTec North America, Inc.	Crown Castle USA, Inc.	Leased from Haven Construction Corp.
4601 SW 30th St, Davie, FL 33314	3/31/2015	$116,280.00	MasTec North America, Inc.	Efficiency Enterprises, Inc.	Owned by MasTec North America, Inc.
1840 Senator Gasque Rd, Marion, SC 29571	Month to Month	$6,600.00	MasTec North America, Inc.	JNP Communications	Owned by MasTec North America, Inc.

*	Annualized based on the current monthly rent

SCHEDULE 5.08(e)

EXISTING INVESTMENTS

Issuer	Obligor	Amount		Maturity
Globetec Contruction, LLC	GlobeTec Panama, S.A.	$	[***]	N/A
GlobeTec Panama, S.A.	Blue Rock Quarries, S.A (1)	$	[***]	N/A
Blue Rock Quarries, S.A	Rockwell Hill, S.A	$	[***]	N/A
MasTec North America, Inc.	MTZ Enterprises, S. de R.L. de C.V.	$	[***]	N/A

(1)	[***]

Please see schedule 5.13(a) for a list of Investments by Restricted Subsidiaries in their respective Subsidiaries.

SCHEDULE 5.12(c)

CLOSING DATE ERISA EVENTS

Service Line	Pension Plan	Latest Plan Notification Date	Current Plan Status
Precision Pipeline, LLC	Engineers Joint Pension Fund	6/18/10	Critical
Precision Pipeline, LLC	Central States, Southeast and Southwest Areas Pension Plan	4/26/11	Critical
Precision Pipeline, LLC	Central Laborers’ Pension Fund	2/1/11	Endangered
Precision Pipeline, LLC	Indiana Laborers’ Pension Fund	10/7/2010	Endangered
Precision Pipeline, LLC	Michigan Laborers’ Pension Fund	7/9/2010	Critical
Precision Pipeline, LLC	Pension Trust Fund for Operating Engineers Pension Plan	5/3/2011	Endangered
Precision Pipeline, LLC	New York State Teamsters Conference Pension and Retirement Fund	4/30/2011	Critical
Precision Pipeline, LLC	Operating Engineers’ Local 324 Fringe Benefit Fund	7/27/2011	Critical
Precision Pipeline, LLC	UA Local 190 Plumbers/Pipefitters/Service Technicians/Gas Distribution Pension Plan	9/28/2010	Endangered
Precision Pipeline, LLC	Westchester Putnam Heavy and Highway Laborers Local No. 60 Pension Fund	5/2/2011	Endangered
Precision Pipeline, LLC	Suburban Teamsters of Northern Illinois Pension Fund	5/5/2011	Critical
T&D Power, Inc.	Local Union 57 Eighth District Pension	Note (1)	Note (1)
T&D Power, Inc.	Local Union 57 Eighth District Supplemental Pension	Note (1)	Note (1)

Notes:

(1)	As of August 12, 2011 T&D Power, Inc. records indicate that the Local Union 57 Eighth District Pension is in either endangered or critical status, hence the payment described as the Local Union 57 Eighth District Supplemental Pension was made to that plan. Participation in the plan has been active for approximately 18 months and the supplemental payment was required upon T&D's entrance into the plan.

SCHEDULE 5.12(d)

CLOSING DATE PENSION PLANS

Service Line	Pension Plan
Precision Pipeline, LLC	Engineers Joint Pension Fund
Precision Pipeline, LLC	Central States, Southeast and Southwest Areas Pension Plan
Precision Pipeline, LLC	Central Pension Fund of the IUOE and Participating Employers
Precision Pipeline, LLC	Central Pension Fund of the IUOE and Participating Employers
Precision Pipeline, LLC	Midwest Operating Engineers Pension Trust Fund
Precision Pipeline, LLC	Minnesota Teamsters Construction Division Pension Plan
Precision Pipeline, LLC	Teamsters’ Construction Industry and Miscellaneous Pension Fund
Precision Pipeline, LLC	Western Conference of Teamsters Pension Plan
Precision Pipeline, LLC	Pipeline Industry Pension Fund
Precision Pipeline, LLC	Central Laborers’ Pension Fund
Precision Pipeline, LLC	Indiana Laborers Pension Fund
Precision Pipeline, LLC	Laborers Local 754 Annuity Fund
Precision Pipeline, LLC	Laborers National Pension Fund
Precision Pipeline, LLC	Laborers Pension Fund - Roanoke, VA
Precision Pipeline, LLC	Laborer’s Local 589 Pension Fund
Precision Pipeline, LLC	Connecticut Laborers’ Pension Fund
Precision Pipeline, LLC	West VA Laborers’ Pension Trust Fund
Precision Pipeline, LLC	Michigan Laborers’ Pension Fund
Precision Pipeline, LLC	IUOE of Eastern Pennsylvania and Delaware Pension Fund
Precision Pipeline, LLC	Operating Engineers Construction Industry & Miscellaneous Pension Fund
Precision Pipeline, LLC	Pension Trust Fund for Operating Engineers Pension Plan
Precision Pipeline, LLC	New York State Teamsters Conference Pension and Retirement Fund
Precision Pipeline, LLC	Local 137 Pension Fund
Precision Pipeline, LLC	Teamsters Contribution Account (1)
Precision Pipeline, LLC	Local 520 (1)
Precision Pipeline, LLC	Operating Engineers’ Local 324 Fringe Benefit Fund
Precision Pipeline, LLC	UA Local 190 Plumbers/Pipefitters/Service Technicians/Gas Distribution Pension Plan
Precision Pipeline, LLC	Westchester Putnam Heavy and Highway Laborers Local No. 60 Pension Fund
Precision Pipeline, LLC	Suburban Teamsters of Northern Illinois Pension Fund
Precision Pipeline, LLC	IUOE Local 4 Pension Plan
Precision Pipeline, LLC	Operating Engineers Local No. 825 Pension Plan
Precision Pipeline, LLC	Engineers Joint Pension Plan
Precision Pipeline, LLC	Teamsters Benefit Trust
3Phase Line Construction, Inc.	NEEW Money Purchase Plan & Trust
3Phase Line Construction, Inc.	Local Union 1249 Pension Fund
3Phase Line Construction, Inc.	National Electrical Annuity Plan
T&D Power, Inc.	Local Union 57 Eighth District Pension
T&D Power, Inc.	Local Union 57 Eighth District Annuity
T&D Power, Inc.	Local Union 57 Eighth District Supplemental Pension
T&D Power, Inc.	Local Union 602 & 1245 National Electrical Annuity Plan Agreement & Trust
T&D Power, Inc.	Local Union 769 Management Pension Fund
MasTec Renewables Construction Co.	Operating Engineers Local 101 Fringe Benefit Funds
MasTec Renewables Construction Co.	International Assoc. of Bridge, Structural, Ornamental, and Reinforcing Ironworkers Local 24: Colorado and Kansas (1)
MasTec Renewables Construction Co.	Construction and General Laborers’ Local Union 1290 (1)

Notes:

(1)	These payments are for multiemployer plan contributions that are paid to the plan via the respective union organization. Therefore, the legal name of the multiemployer plan is not known.

SCHEDULE 5.13(a)

SUBSIDIARIES

Affiliated Entity	MTZ Ownership	Jurisdiction	Tax ID
Domestic Entities
MasTec, Inc.	100% owned by MasTec, Inc.	Florida	65-0829355
Church & Tower, Inc.	100% owned by MasTec, Inc.	Florida	65-0227979
MasTec Renewables Construction Company, Inc.	100% owned by MasTec, Inc.	Florida	27-2971344
MasTec Contracting Company, Inc.	100% owned by MasTec, Inc.	Nevada	04-3736337
MasTec North America, Inc.	100% owned by MasTec, Inc.	Florida	65-0829357
Direct Star TV LLC	100% owned by MasTec North America, Inc.	North Carolina	54-2074685
DS D4U, LLC	100% owned by DirectStar TV LLC	North Carolina	20-4189097
Funraisers PR, LLC	100% owned by DirectStar TV LLC	North Carolina	06-1723013
GlobeTec Contruction, LLC	100% owned by MasTec North America, Inc.	Florida	20-0197046
MasTec EV Solutions, LLC	67% owned by MasTec North America, Inc	Delaware	27-2585223
MasTec Foreign Holdings, LLC	Sole member – MasTec North America, Inc.	Florida	27-0822919
MasTec Latin America Holdings, LLC	100% owned by MasTec North America, Inc.	Delaware	27-2669097
MasTec Crane & Equipment Services, Inc.	100% owned by MasTec North America, Inc.	Florida	27-2990566
MasTec Property Holdings, LLC	Sole member – MasTec North America, Inc.	Nevada	26-4027848
MasTec Residential Services, LLC	Sole member – MasTec North America, Inc.	Florida	27-0637848
Nsoro MasTec, LLC	Sole member – MasTec North America, Inc.	Florida	26-3078035
Nsoro MasTec International, Inc	100% owned by Nsoro MasTec, LLC	Nevada	26-4097196
MasTec Wireless Services, LLC	Sole member – MasTec North America, Inc.	Florida	14-1943970
Power Partners MasTec LLC	Sole member – MasTec North America, Inc.	North Carolina	26-1623356
Power Partners MasTec, Inc.	100% owned by MasTec North America, Inc.	Florida	27-3506112
PPMASI, LLC	51% owned by Power Partners MasTec, LLC	Delaware	27-1646891
PPMASI Klamath I, LLC	Sole member – PPMASI, LLC	Delaware	27-1938819
Pumpco, Inc.	100% owned by MasTec North America, Inc.	Texas	74-2196341
Wanzek Construction, Inc.	100% owned by MasTec North America, Inc.	North Dakota	45-0311915
MasTec Services Company, Inc.	100% owned by MasTec, Inc.	Florida	65-0791004
Precision Acquisition, LLC	Sole member – MasTec, Inc.	Wisconsin	27-1186147
Precision Pipeline LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-0667117
Precision Transport Company, LLC	100% owned by Precision Acquisition, LLC	Wisconsin	20-3843698
Three Phase Acquisition Corp.	100% owned by MasTec, Inc.	New Hampshire	26-1623833
Three Phase Line Construction, Inc.	100% owned by Three Phase Acquisition Corp.	New Hampshire	02-0486688
EC Source Services, LLC	100% owned by MasTec, Inc.	Florida	27-3046138
EC Source Aviation, LLC	100% owned by EC Source Services, LLC	Nevada	27-0861739
AT Power, Inc.	100% owned by EC Source Services, LLC	Nevada	66-0756042
T&D Power, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4474622
Energy Environmental Group, Inc.	100% owned by EC Source Services, LLC	Nevada	26-4399738
Halsted Communications, Ltd.	100% owned by MasTec North America, Inc.	New York	14-1726726
MasTec Puerto Rico Engineering Services Holding, LLP	GP- MasTec Foreign Holdings, LLC; LP- MasTec Latin America Holdings, LLC	Florida	27-4095246
CAM Communications, Inc., a GMSI Company	100% owned by MasTec North America, Inc.	Maryland	52-2100835
Optima Network Services, Inc.	100% owned by MasTec North America, Inc.	California	87-0719354
MasTec Venezuela, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890232
MasTec Spain, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890231
MasTec Latin America, Inc.	100% owned by MasTec, Inc.	Delaware	N/A
MasTec Brazil I, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890223
MasTec Brazil II, Inc. (Holding Company)	100% owned by MasTec, Inc.	Florida	65-0890224

Foreign Entities
Aidco de Mexico, S.A. de C.V.	98% owned by MasTec, Inc.	Mexico	N/A
Acietel Mexicana, S.A.	99% owned by MasTec North America, Inc.	Mexico	N/A
GlobeTec Panama, S.A.	100% owned by GlobeTec Construction, LLC	Panama	N/A
Constructora Vialtec Panama, S.A	60% owned by GlobeTec Panama, S.A.	Panama	N/A
Asfaltec Panama, S.A	70% owned by GlobeTec Panama, S.A.	Panama	N/A
Blue Rock Quarries, S.A	60% owned by GlobeTec Panama, S.A.	Panama	N/A
Rockwell Hill, S.A	34% owned by GlobeTec Panama, S.A.	Panama	N/A
Phasecom Systems Inc.	100% owned by MasTec, Inc.	Canada	N/A
Integral Power & Telecommunications Incorporated	100% owned by Phasecom Systems, Inc.	Canada	N/A
MasTelecom Europe I APS	100% owned by MasTec, Inc.	Denmark	N/A
MasTelecom Europe II BV	100% owned by MasTelecom Europe I APS	Netherlands	N/A
MasTelecom S. DE R.L. DE C.V.	100% owned by MasTelecom Europe II BV	Mexico	N/A
MasTec Renewables Contruction, Ltd.	100% owned by MasTec North America, Inc.	Canada	N/A
Pantel Inversiones de Venezuela, CA	100% owned by MasTec Venezuela, Inc.	Venezuela	N/A
Burntel Telecommunications, C.A.	50% owned by Pantel Inversiones	Venezuela	N/A
Mastec Participacoes Do Brasil LTDA	100% owned by MasTec, Inc.	Brazil	N/A
MasTec Brasil S/A	88% owned by MasTec Latin America, Inc.	Brazil	N/A
CIDE Engeharia, Ltda.	100% owned by MasTec Brasil S/A	Brazil	N/A
MTZ Enterprises, S. de R.L. de C.V.	99.9% owned by MasTec Foreign Holdings, LLC	Mexico	N/A
MTZ Wireless Telecommunications, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
MTZ Personnel Services, S. de R.L. de C.V.	100% owned by MTZ Enterprises	Mexico	N/A
MTZ Energias S. de R.L. de C.V.	99.97% owned by MTZ Enterprises	Mexico	N/A
MTCO Energias de Mexico, S. de R.L. de C.V.	80% owned by MTZ Enterprises	Mexico	N/A
MasTec Renewables Puerto Rico, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754928
MasTec Puerto Rico Holdings, LLC	100% owned by MasTec Foreign Holdings, LLC	Puerto Rico	N/A
MasCo PR, LLC	60% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0754929
MasTec Engineering, LLP	98% owned by MasTec Puerto Rico Engineering Services	Puerto Rico	N/A
MasTec Precision, LLC	100% owned by MasTec Puerto Rico Holdings, LLC	Puerto Rico	66-0756097
BLDM – Precision, LLC	60% owned by MasTec Precision, LLC	Puerto Rico	66-0756042
1599522 Alberta Ltd.	100% owned by MasTec Foreign Holdings, LLC	Canada	26-4233846
Fabcor TargetCo Ltd.	100% owned by 1599522 Alberta Ltd.	Canada	843808189 RC 0001
Fabcor 2001, Inc.	100% owned by Fabcor TargetCo Ltd.	Canada	868604810 RC 0001
Fabcor Pipelines BC, Inc.	100% owned by Fabcor TargetCo Ltd.	Canada	843808189 RC 0001
MasTec Panama, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A
MasTec Servicios Publicos Soterrados, S. de R.L.	99% owned by MasTec Foreign Holdings, LLC; 1% owned by MasTec Latin America Holdings, LLC	Panama	N/A

SCHEDULE 5.13(b)

OTHER EQUITY INVESTMENTS

Affiliated Entity	MTZ Ownership	Jurisdiction	Tax ID
Rockwell Hill, S.A	34% owned by GlobeTec Panama, S.A.	Panama	N/A

SCHEDULE 5.13(c)

LOAN PARTIES

Affiliated Entity	Principal Place of Business	Jurisdiction	Tax ID
Borrowers
MasTec, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	65-0829355
MasTec North America, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	65-0829357

Guarantors
MasTec Renewables Construction Company, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	27-2971344
GlobeTec Contruction, LLC	4774 N. Powerline Road, Deerfield Beach FL 33073	Florida	20-0197046
MasTec Residential Services, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	27-0637848
Nsoro MasTec, LLC	2859 Paces Ferry Road, Suite 600, Atlanta, GA 30339	Florida	26-3078035
MasTec Wireless Services, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	14-1943970
Power Partners MasTec LLC	9140 Arrowpoint Blvd., Suite 200, Charlotte NC 28273	North Carolina	26-1623356
Power Partners MasTec, Inc.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Florida	27-3506112
Pumpco, Inc.	1209 South Main Street, Giddings TX 78942	Texas	74-2196341
Wanzek Construction, Inc.	16553 37R St. SE, Fargo, ND 58103	North Dakota	45-0311915
Precision Acquisition, LLC	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Wisconsin	27-1186147
Precision Pipeline LLC	3314 56th Street Eau Claire WI 54703	Wisconsin	20-0667117
Precision Transport Company, LLC	3314 56th Street Eau Claire WI 54703	Wisconsin	20-3843698
Three Phase Acquisition Corp.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	New Hampshire	26-1623833
Three Phase Line Construction, Inc.	25 Main Street Farmington, NH 03835	New Hampshire	02-0486688
EC Source Services, LLC	Box 740, Zephyr Cove AZ 89448	Florida	27-3046138
EC Source Aviation, LLC	Box 740, Zephyr Cove AZ 89448	Nevada	27-0861739
CAM Communications, Inc., a GMSI Company	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134	Maryland	52-2100835
Optima Network Services, Inc.	4590 Eucaplyptus Avenue, Unit C, Chino CA 91710	California	87-0719354

SCHEDULE 5.13(d)

RESTRICTED SUBSIDIARIES

Affiliated Entity	Jurisdiction	Tax ID
Church & Tower, Inc.	Florida	65-0227979
MasTec Contracting Company, Inc.	Nevada	04-3736337
MasTec EV Solutions, LLC	Delaware	27-2585223
MasTec Foreign Holdings, LLC	Florida	27-0822919
MasTec Latin America Holdings, LLC	Delaware	27-2669097
MasTec Crane & Equipment Services, Inc.	Florida	27-2990566
MasTec Property Holdings, LLC	Nevada	26-4027848
Nsoro MasTec International, Inc	Nevada	26-4097196
PPMASI, LLC	Delaware	27-1646891
PPMASI Klamath I, LLC	Delaware	27-1938819
MasTec Services Company, Inc.	Florida	65-0791004
AT Power, Inc.	Nevada	66-0756042
T&D Power, Inc.	Nevada	26-4474622
Energy Environmental Group, Inc.	Nevada	26-4399738
Halsted Communications, Ltd.	New York	14-1726726
MasTec Puerto Rico Engineering Services Holding, LLP	Florida	27-4095246
MasTec Venezuela, Inc. (Holding Company)	Florida	65-0890232
MasTec Spain, Inc. (Holding Company)	Florida	65-0890231
MasTec Latin America, Inc.	Delaware	N/A
MasTec Brazil I, Inc. (Holding Company)	Florida	65-0890223
MasTec Brazil II, Inc. (Holding Company)	Florida	65-0890224
Aidco de Mexico, S.A. de C.V.	Mexico	N/A
Acietel Mexicana, S.A.	Mexico	N/A
GlobeTec Panama, S.A.	Panama	N/A
Constructora Vialtec Panama, S.A	Panama	N/A
Asfaltec Panama, S.A	Panama	N/A
Blue Rock Quarries, S.A	Panama	N/A
Rockwell Hill, S.A	Panama	N/A
Phasecom Systems Inc.	Canada	N/A
Integral Power & Telecommunications Incorporated	Canada	N/A
MasTelecom Europe I APS	Denmark	N/A
MasTelecom Europe II BV	Netherlands	N/A
MasTelecom S. DE R.L. DE C.V.	Mexico	N/A
MasTec Renewables Contruction, Ltd.	Canada	N/A
Pantel Inversiones de Venezuela, CA	Venezuela	N/A
Burntel Telecommunications, C.A.	Venezuela	N/A
Mastec Participacoes Do Brasil LTDA	Brazil	N/A
MasTec Brasil S/A	Brazil	N/A
CIDE Engeharia, Ltda.	Brazil	N/A
MTZ Enterprises, S. de R.L. de C.V.	Mexico	N/A
MTZ Wireless Telecommunications, S. de R.L. de C.V.	Mexico	N/A
MTZ Personnel Services, S. de R.L. de C.V.	Mexico	N/A
MTZ Energias S. de R.L. de C.V.	Mexico	N/A
MTCO Energias de Mexico, S. de R.L. de C.V.	Mexico	N/A
MasTec Renewables Puerto Rico, LLC	Puerto Rico	66-0754928
MasTec Puerto Rico Holdings, LLC	Puerto Rico	N/A
MasCo PR, LLC	Puerto Rico	66-0754929
MasTec Engineering, LLP	Puerto Rico	N/A
MasTec Precision, LLC	Puerto Rico	66-0756097
BLDM – Precision, LLC	Puerto Rico	66-0756042
1599522 Alberta Ltd.	Canada	26-4233846
Fabcor TargetCo Ltd.	Canada	843808189 RC 0001
Fabcor 2001, Inc.	Canada	868604810 RC 0001
Fabcor Pipelines BC, Inc.	Canada	843808189 RC 0001
MasTec Panama, S. de R.L.	Panama	N/A
MasTec Servicios Publicos Soterrados, S. de R.L.	Panama	N/A

SCHEDULE 5.13(d)

UNRESTRICTED SUBSIDIARIES

Affiliated Entity	Jurisdiction	Tax ID
Direct Star TV LLC	North Carolina	54-2074685
DS D4U, LLC	North Carolina	20-4189097
Funraisers PR, LLC	North Carolina	06-1723013

SCHEDULE 5.21

LABOR MATTERS

T & D LABOR UNION CONTRACTS

Arizona -APS Project

T&D employees, other than non-union management-level employees, are represented by I.B.E.W. Local Union 769 pursuant to the following agreements:

1.	Letter of Assent from the Southwestern Line Constructors, Chapter N.E.C.A. and I.B.E.W. Local Union 769 approved on September 17, 2009.

2.	I.B.E.W., Local Union 769 Working Assessments/Benefits/Contractor Assessments, Contractor Presentation/Information, updated September 8, 2009.

3.	Project Labor Agreement for APS Transmission SOOKV PS-9, dated June 19, 2009.

4.	Outside Agreement between Southwestern Line Constructors, N.E.C.A., and LB.E.W. Local Union 769.

5.	Outside Agreement Language/N.E.C.A., dated January 11, 2010.

6.	Contribution Rates for the Construction Bargaining Agreement received by facsimile on April 29, 2009.

7.	Amendment Restating the I.B.E.W. Local 769 and Southwestern Line Constructors (N.E.C.A) Health and Welfare Fund Trust Agreement, dated September 4, 2003.

8.	First Amendment to the LB.E.W. Local 769 and Southwestern Line Constructors (N.E.C.A.) Health and Welfare Fund Trust Agreement, dated December 2, 2004.

9.	Second Amendment Amending and Restating The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan (As Amended and Restated Effective July 1, 2001).

10.	Third Amendment to The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan, dated June 15, 2003.

11.	Fourth Amendment to The International Brotherhood of Electrical Workers, LB.E.W. Local 769 -Management Pension Plan, dated August 13, 2003.

12.	Fifth Amendment to The International Brotherhood of Electrical Workers, I.B .E.W. Local 769 -Management Pension Plan, dated May 24, 2004.

13.	Sixth Amendment to The International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated September 24, 2004.

14.	Seventh Amendment to The International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated March 28, 2005.

15.	Eighth Amendment to the International Brotherhood of Electrical Workers, I.B.E.W. Local 769 -Management Pension Plan, dated June 30, 2008.

16.	Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated March 14, 1995.

17.	Amendment No. 1 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated September 12, 1997 (effective July 1, 1997).

18.	Amendment No.2 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated June 23, 2000.

19.	Amendment No. 3 to the Restated Agreement and Declaration of Trust Establishing the Line Construction Benefit Fund, dated June 25, 2003 (effective June 25, 2003).

20.	Agreement and Declaration of Trust of the N.E.C.A.-I.B.E.W. National Labor-Management Cooperation Committee Trust Fund, dated November 13, 1995.

21.	N.E.C.A.-I.B.E.W. Agreement for a National Labor-Management Cooperation Committee, dated December 1, 1995.

I.B.E.W Local Union 57

1.	Letter of Assent dated February 21, 2011 between T&D and I.B.E.W. Local Union 57.

I.B.E.W. Local Union 47

1.	California Outside Line Construction Agreement between Western Line Constructors Chapter of NECA and Local Unions No. 47 and 1245, AFL-CIO, International Brotherhood of Electrical Workers, effective June 1,2009 through May 31,2012.

a.	Exhibit A -Wage Exhibit.

b.	Letter of Assent -B, effective January 18, 2011.

c.	Voluntary Recognition Letter, dated March 22, 2011.

d.	Employers Cost Per Hour For IBEW Local Unions 47 and 1245, January 1, 2011 - May 31, 2011

I.B.E.W. Local Union 1245

1.	California Outside Line Construction Agreement between Western Line Constructors Chapter of NECA and Local Unions No. 47 and 1245, AFL-CIO, International Brotherhood of Electrical Workers, effective June 1, 2009 through May 31, 2012.

a.	Exhibit A -Wage Exhibit.

b.	Letter of Assent -B, effective February 2, 2011.

c.	Employers Cost Per Hour For IBEW Local Unions 47 and 1245, January 1, 2011 - May 31, 2011.

2.	NECA-IBEW Agreement for a National Labor-Management Cooperation Committee, effective on December 1, 1995.

3.	Agreement and Declaration of Trust of the NECA-IBEW National Labor-Management Cooperation Committee Trust Fund, dated November 13, 1995.

I.B.E.W. Local Union 602

1.	Letter of Assent -A, dated November 4, 2010 between Southwestern Line Constructors, Chapter N.E.C.A. and I.B.E.W. Local Union 602.

2.	NECA-IBEW Agreement for a National Labor-Management Cooperation Committee, effective on December 1, 1995.

3.	Agreement and Declaration of Trust of the NECA-IBEW National Labor-Management Cooperation Committee Trust Fund, dated November 13, 1995.

PRECISION LABOR CONTRACTS

Precision is a member of the Pipeline Contractors Association (“PLCA”). The PLCA has entered into various labor contracts with the laborers, operators, teamsters and welders and helpers. These labor agreements are what set the rates for the labor locals in which Precision operates. Precision itself has not entered into these collective bargaining agreements. Instead, the PLCA enters into the agreements on behalf of Precision.

THREE PHASE LABOR CONTRACT

Three Phase is a member of the Northeastern Line Constructors Chapter of the National Electrical Contractors Association, Inc. (“NLCC”) which has entered into a Utility Agreement with Local Union No 104 of the International Brotherhood of Electrical Workers 2009-2012, dated August 31, 2009. Three Phase itself has not entered into this agreement. Instead, the NLCC has entered into this agreement on behalf of Three Phase.

SCHEDULE 6.12(f)

EXCLUDED SUBSIDIARIES

Affiliated Entity	Jurisdiction	Tax ID	Owned Assets	Asset Description
Church & Tower, Inc.	Florida	65-0227979	N/A	N/A
MasTec Contracting Company, Inc.	Nevada	04-3736337	N/A	N/A
MasTec Property Holdings, LLC	Nevada	26-4027848	Real Property	See Schedule 5.08(c)
Nsoro MasTec International, Inc	Nevada	26-4097196	N/A	N/A
MasTec Services Company, Inc.	Florida	65-0791004	N/A	N/A
MasTec Venezuela, Inc. (Holding Company)	Florida	65-0890232	Foreign Subsidiary	See Schedule 5.13(a)
MasTec Spain, Inc. (Holding Company)	Florida	65-0890231	N/A	N/A
MasTec Latin America, Inc.	Delaware	N/A	Foreign Subsidiary	See Schedule 5.13(a)
MasTec Brazil I, Inc. (Holding Company)	Florida	65-0890223	N/A	N/A
MasTec Brazil II, Inc. (Holding Company)	Florida	65-0890224	N/A	N/A

SCHEDULE 7.03

EXISTING INDEBTEDNESS

Debtor	Creditor	Principal Balance [1]	Rate	Maturity
Pumpco, Inc.	BB&T Equipment Finance Corporation	$10,682,770.00	3.53%	Due in installments through 2013
EC Source Services, LLC	Force Capital Partners, LLC	$5,630,657.09	8.00%	January 1, 2013
EC Source Services, LLC	Martin J. Maslonka	$2,903,188.42	8.00%	November 1, 2015

1— Principal Balance as of June 30, 2011

SCHEDULE 7.08

EXISTING TRANSACTIONS WITH AFFILIATES

None.

SCHEDULE 7.09

EXISTING BURDENSOME AGREEMENTS

1.	Senior Notes Indenture

SCHEDULE 7.17

POST-CLOSING ACTION

The Company shall deliver, or cause to be delivered, to the Administrative Agent each of the following documents, each in form and substance satisfactory to the Administrative Agent, as soon as possible but in any event, within 90 days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree):

1.	Qualifying Control Agreements (as defined in the Security Agreement) with respect to all Deposit Accounts (as defined in the Security Agreement) owned by any Loan Party on the Closing Date (other than Deposit Accounts maintained with Bank of America or the Specified Deposit Accounts (as defined in the Security Agreement)).

2.	Landlord agreements with respect to the following leased locations:

a.	800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134

b.	MasTec North America, Inc. 800 S. Douglas Rd., Suite 1200, Coral Gables, FL 33134

c.	Pumpco, Inc., 1209 South Main Street, Giddings TX 78942

d.	Precision Pipeline LLC, 3314 56th Street Eau Claire WI 54703

e.	Wanzek Construction, Inc., 16553 37R St. SE, Fargo, ND 58103

f.	Nsoro MasTec, LLC, 2859 Paces Ferry Road, Suite 600, Atlanta, GA 30339

The Company shall deliver, or cause to be delivered, to the Administrative Agent stock certificates evidencing Equity Interests owned by a Loan Party in the Subsidiaries listed below, as soon as possible but in any event, within 2 Business Days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree):

MasTec Spain, Inc.

MasTec Brazil I, Inc.

MasTec Brazil II, Inc.

MasTec Venezuela, Inc.

MasTec Latin America, Inc.

Halsted Communications, Ltd.

MasTec Property Holdings, LLC

Optima Network Services, Inc.

Nsoro MasTec International, Inc.

Energy Environmental Group, Inc.

Unless otherwise waived by the Administrative Agent in its sole discretion, the Company shall deliver, or cause to be delivered, to the Administrative Agent, as soon as possible but in any event, within 30 days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree), each of the following:

1. Stock powers and stock certificates evidencing Equity Interests owned by a Loan Party in the Subsidiaries listed below:

Aidco de Mexico, S.A. de C.V.

Acitel Mexicana, S.A.

Direct Star TV, LLC

MasTec EV Solutions, LLC

PPMASI LLC

GlobeTec Panama, S.A.

Phasecom Systems, Inc.

Mas Telecom Europe I APS

MasTec Renewables Construction, Ltd.

Mastc Participacoes Do Brasil, Ltd.

2. A Pledge Joinder Agreement (with all schedules thereto appropriately completed) duly executed by GlobeTec Construction, LLC with respect to any Equity Interests it owns in GlobeTec Panama, S.A. (to the extent required to be pledged pursuant to the terms of the Pledge Agreement).

The Company shall deliver, or cause to be delivered, to the Administrative Agent, as soon as possible but in any event, within 10 Business Days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree), an opinion of local counsel in North Dakota to Wanzek Construction, Inc., an opinion of local counsel in New Hampshire to each of Three Phase Line Construction, Inc. and Three Phase Acquisition Corp., an opinion of local counsel in Wisconsin to each of Precision Acquisition, LLC, Precision Pipeline, LLC, and Precision Transport Company, LLC and an opinion of local counsel in North Carolina to each of Power Partners MasTec, LLC, in each case addressed to the Administrative Agent, each Lender and the L/C Issuer and in form and substance reasonably satisfactory to the Administrative Agent.

The Company shall deliver, or cause to be delivered, to the Administrative Agent, as soon as possible but in any event, within 10 Business Days after the Closing Date (or such longer period as the Administrative Agent may otherwise agree), executed counterparts to the Acknowledgment and Agreement of the Issuers in the form attached to the Pledge Agreement by each of Precision Pipeline LLC, Precision Transport Company, LLC, AT Power, Inc., T&D Power, Inc., Energy Environmental Group, Inc. and MasTec Crane & Equipment Services, Inc.

SCHEDULE 10.02

ADMINISTRATIVE AGENT’S OFFICE;

CERTAIN ADDRESSES FOR NOTICES

COMPANY

MasTec, Inc.

800 S. Douglas Road

Suite 1200

Coral Gables, FL 33134

Attention: Albert De Cardenas, Secretary and General Counsel

Telephone: 305-406-1849

Telecopier: 305-406-1907

Electronic Mail: albert.decardenas@mastec.com

and

Attention: Paul DiMarco, Vice President Corporate Finance and Treasurer

Telephone: 305-406-1885

Telecopier: 305-406-1947

Electronic Mail: paul.dimarco@mastec.com

Website Address: www.mastec.com

U.S. Taxpayer Identification Number(s): 65-0829355

DESIGNATED BORROWER

MasTec North America, Inc.

800 S. Douglas Road

Suite 1200

Coral Gables, FL 33134

Attention: Albert De Cardenas, Secretary and General Counsel

Telephone: 305-406-1849

Telecopier: 305-406-1907

Electronic Mail: albert.decardenas@mastec.com

and

Attention: Paul DiMarco, Vice President Corporate Finance and Treasurer

Telephone: 305-406-1885

Telecopier: 305-406-1947

Electronic Mail: paul.dimarco@mastec.com

Website Address: www.mastec.com

U.S. Taxpayer Identification Number(s): 65-0829357

ADMINISTRATIVE AGENT:

Administrative Agent’s Office (for payments and Requests for Credit Extensions):

Bank of America, N.A.

One Independence Center

101 N Tryon Street

Charlotte, NC 28255-0001

Mail Code:	NC1-001-04-39
Attention:	David A. Cochran
Telephone:	980-386-8201
Telecopier:	704-719-5440
E-Mail:	david.a.cochran@baml.com

Wire Instructions:

Bank of America, N.A.

New York, NY

Account No.:	1366212250600
Reference:	MasTec, Inc.
Attention:	Corporate Credit Services
ABA No.:	026009593

Other Notices as Administrative Agent:

Bank of America, N.A.

Agency Management

135 South LaSalle Street

Chicago, Illinois 60603

Mailcode:	IL4-135-05-41
Attention:	Felicia Brinson, Agency Management Officer
Telephone:	312-828-7299
Telecopier:	877-216-2432
E-Mail:	felicia.brinson@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Scranton, PA 18507

Mail Code: PA6-580-02-30

Attention: Mary J. Cooper

Telephone: 570-330-4235

Telecopier: 570-330-4186

Electronic Mail: mary.j.cooper@baml.com

SWING LINE LENDER:

Bank of America, N.A.

One Independence Center

101 N Tryon Street

Charlotte, NC 28255-0001

Mail Code:	NC1-001-04-39
Attention:	David A. Cochran
Telephone:	980-386-8201
Telecopier:	704-719-5440
E-Mail:	david.a.cochran@baml.com

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 5 below (select one):

☐	A Borrowing of Committed Loans ☐ A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of .

3.	Comprised of .

        [Type of Committed Loan requested]

4.	For Eurocurrency Rate Loans: with an Interest Period of months.

5.	On behalf of [insert name of applicable Designated Borrower].

The Committed Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement. The Company acknowledges the requirements under clauses (f) and (g) of Section 6.02 to deliver a calculation of the Senior Notes Indenture Secured Debt Cap under certain circumstances in accordance with such clauses.

MASTEC, INC.

By:
Name:
Title:

A-1

Form of Committed Loan Notice

EXHIBIT B

FORM OF SWING LINE LOAN NOTICE

Date:             ,

To:	Bank of America, N.A., as Swing Line Lender

Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement. The Company acknowledges the requirements under clauses (f) and (g) of Section 6.02 to deliver a calculation of the Senior Notes Indenture Secured Debt Cap in accordance with such clauses.

MASTEC, INC.

By:
Name:
Title:

B-1

Form of Swing Line Loan Notice

EXHIBIT C

FORM OF NOTE

            , 20

FOR VALUE RECEIVED, each of the undersigned (each a “Borrower” and collectively the “Borrowers”) hereby, jointly and severally, promises to pay to                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to any Borrower under that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among the Borrowers, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Each Borrower, jointly and severally, promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender and in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

Form of Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

MASTEC, INC.

By:
Name:
Title:

MASTEC NORTH AMERICA, INC.

By:
Name:
Title:

Form of Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Currency and Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________
___________	___________	___________	___________	___________	___________	___________

Form of Note

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                 of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section and a Reconciliation if required by such Section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date and a Reconciliation if required by such Section. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes and such Reconciliations fairly present in all material respects the financial condition, results of operations and cash flows of the Company and its Restricted Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a reasonably detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.

Form of Compliance Certificate

3. A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, during such fiscal period, the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, during such fiscal period, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]

4. The representations and warranties of (i) the Borrowers contained in Article V of the Agreement and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except that (A) if a qualifier relating to materiality, Material Adverse Effect or a similar concept applies, such representation or warranty shall be required to be true and correct in all material respects, (B) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and (C) except that for purposes of this Compliance Certificate, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.

5. The financial covenant analyses and information set forth on Schedules 1, 2, 3 4 attached hereto are true and accurate in all material respects on and as of the date of this Compliance Certificate.

6. The following Loan Parties listed on Schedule 5 have been added to the Indemnity Agreement since the date of the last delivered Compliance Certificate.

The Company acknowledges the requirements under clauses (f) and (g) of Section 6.02 to deliver a calculation of the Senior Notes Indenture Secured Debt Cap under certain circumstances in accordance with such clauses.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of                 ,

MASTEC, INC.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended                  (“Statement Date”)

SCHEDULE 1 t

o the Compliance Certificate

($ in 000’s)

I. Section 7.11 (a) – Consolidated Interest Coverage Ratio.

A. Consolidated EBITDA for four consecutive fiscal quarters ending on above date (“Subject Period”):

1. Consolidated Net Income for Subject Period:

a. net income for the Company and its Restricted Subsidiaries for Subject Period:	$

b. gains or losses arising from the sale of capital assets:	$

c. gains or losses arising from any write-up or write-down of assets or liabilities for Subject Period:	$

d. any portion of the net earnings of any Subsidiary unavailable for Distributions to a Borrower for Subject Period:	$

e. any gain or loss arising from the acquisition of Equity Interests of a Borrower for Subject Period:	$

f. extraordinary gains or extraordinary losses for Subject Period:	$

g. Consolidated Net Income (Line I.A.1.a +/– b +/– c + d +/– e +/– f):	$

2. Consolidated Interest Charges for Subject Period:	$

3. provision for income Taxes for Subject Period:	$

4. depreciation expenses for Subject Period:	$

5. amortization expenses for Subject Period:	$

6. charges related to purchase accounting adjustments required by FASB ASC Topic 805 for Subject Period:	$

7. non-cash charges relating to stock based compensation for Subject Period:	$

SCHEDULE 1

Form of Compliance Certificate

8. other non-cash charges for Subject Period approved by the Administrative Agent in its reasonable discretion:	$

9. cash distributions made by Direct Star or any Unrestricted Subsidiary to any Borrower during Subject Period:	$

10. expenses incurred in connection with the prepayment, amendment, modification or refinancing of Indebtedness during Subject Period:	$

11.    non-capitalized transaction costs in connection with an actual incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization, as permitted, during Subject Period:

$

12.    tender premiums, redemption premiums, fees and other amounts and expenses incurred in connection with the tender for and/or redemption of Indebtedness incurred under Section 7.03(j) during Subject Period:

$

13. earn-out expenses resulting from Permitted Acquisitions in which the Company or any Restricted Subsidiary is required to treat such earn-out expenses as compensation costs during Subject Period:	$

14. expenses arising from the impact of FASB ASC 470-50-40 on certain capitalized fees and costs during Subject Period:	$

15. any net loss incurred during Subject Period from Swap Contracts and the application of FASB ASC Topic 815:	$

16. any net loss incurred during Subject Period from currency translation losses:	$

17. any loss from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments during Subject Period:	$

18.[1] clause (xv) addbacks:

[1]

The charges described in 18 together with any adjustments made pursuant to Section 1.10 of the Credit Agreement shall only be permitted to be added back for such period to the extent such charges collectively do not increase Consolidated EBITDA by more than 5%.

SCHEDULE 1

Form of Compliance Certificate

a. other non-recurring or unusual charges for Subject Period:	$

b. cash charges paid in connection with corporate restructurings for Subject Period:	$

c.      expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company within 12 months after the Closing Date for Subject Period:

$

19. income Tax credits for Subject Period:	$

20. any net gain incurred during Subject Period from Swap Contracts and the application of FASB ASC Topic 815:	$

21. any net gain incurred during Subject Period from currency translation gains:	$

22. any gains from the early extinguishment of Indebtedness or Swap Contracts or other derivative instruments during Subject Period:	$

23. non-cash additions to Consolidated Net Income for Subject Period:	$

24. Consolidated EBITDA (Lines I.A.1.g + 2 + 3 + 4 + 5 + 6 + 7 + 8 + 9 + 10 + 11 + 12 + 13 + 14 + 15 + 16 + 17 + 18(a) + 18(b) + 18(c) – 19 – 20 – 21 – 22 – 23):	$

B. Consolidated Interest Charges for Subject Period:	$

C. Consolidated Interest Coverage Ratio (Line I.A.24 ÷ Line I.B)[2]:	to 1.00
Minimum permitted:	3.00 to 1.00

[2]	During any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10 of the Credit Agreement.

SCHEDULE 1

Form of Compliance Certificate

II. Section 7.11 (b) – Consolidated Leverage Ratio.

A.     Consolidated Funded Indebtedness at Statement Date (but excluding, to the extent outstanding and undrawn, up to $150,000,000 in stated amount of standby performance letters of credit as of such date):

$

B. Consolidated EBITDA for Subject Period (Line I.A.24 above):	$

C. Consolidated Leverage Ratio (Line II.A ÷ Line II.B)[3]:	to 1.00

Maximum permitted:	3.50 to 1.00

III. Section 7.12 — Capital Expenditures.

A. Capital Expenditures made during fiscal year to date:	$

B. Base Capex Basket for such fiscal year:

1. $75,000,000	$ 75,000

2. Acquired EBITDA for each Subsidiary (other than an Unrestricted Subsidiary) acquired by the Company or any Restricted Subsidiary since the Closing Date:	$

3. Base Capex Basket (Line III.B.1 + 30% of Line III.B.2):	$

C. Excess Cash Flow Basket for such fiscal year:

1. Consolidated EBITDA for the preceding fiscal year:	$

2. Capital Expenditures (other than those financed with the proceeds of Indebtedness permitted under the Credit Agreement (other than Loans)) made in the preceding fiscal year:	$

3. Consolidated Interest Charges actually paid in cash during the preceding fiscal year:	$

4. income Taxes actually paid in cash for the preceding fiscal year:	$

5. scheduled principal payments of Consolidated Funded Indebtedness for the preceding fiscal year:	$

[3]	During any period that includes an Acquisition or Disposition such calculation shall be subject to the adjustments set forth in Section 1.10 of the Credit Agreement.

SCHEDULE 1

Form of Compliance Certificate

6. permanent principal payments of Consolidated Funded Indebtedness for the preceding fiscal year:	$

7. net changes in Working Capital for the preceding fiscal year:	$

8. Excess Cash Flow (Line III.C.1 – 2 – 3 – 4 – 5 – 6 +/- 7):	$

9. Excess Cash Flow Basket (75% of Line III.C.8):	$

D. Excess Cash Flow Basket portion used for Investments permitted by Section 7.02(i) for fiscal year to date:	$

E. Carryover Capex Basket for such fiscal year:	$

F. Maximum permitted Capital Expenditures (Line III.B.3 + C.9 – D + E4):	$

G. Excess (deficient) for covenant compliance (Line III.F – III.A):	$

[4]	Line E can only be added to determine Line F if no Default has occurred and is continuing or would result from a Capital Expenditure.

SCHEDULE 2

Form of Compliance Certificate

For the Quarter/Year ended                  (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

Consolidated EBITDA

(in accordance with the definition of Consolidated EBITDA

as set forth in the Agreement)

Consolidated EBITDA	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Twelve Months Ended
Consolidated Net Income
+ Consolidated Interest Charges
+ income Taxes
+ depreciation expense
+ amortization expense
+ charges related to purchase accounting adjustments required by FASB ASC Topic 805
+ non-cash charges relating to stock based compensation
+ other non-cash charges approved by Agent in its reasonable discretion

SCHEDULE 2

Form of Compliance Certificate

+ cash distributions made by Direct Star or any Unrestricted Subsidiary to any Borrower
+ expenses in connection with prepayment, etc. of Indebtedness

+  any non-capitalized transaction costs incurred during such period in connection with an actual incurrence of Indebtedness, during a refinancing thereof, issuance of Equity Interests, Investment, Acquisition, Disposition or recapitalization

+ tender premiums, redemption premiums, fees and other amounts
+ earn-out expenses required to be treated as compensation costs
+ expenses arising from the impact of FASB ASC 470-50-40

SCHEDULE 2

Form of Compliance Certificate

+ net losses from Swap Contracts and FASB ASC Topic 815
+ net losses from currency translation losses
+ losses from the early extinguishment of Indebtedness or Swap Contracts
+ other non-recurring or unusual charges
+ cash charges paid in connection with corporate restructurings
+ expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company within 12 months after the Closing Date
- income tax credits
- net gains from Swap Contracts and FASB ASC Topic 815

SCHEDULE 2

Form of Compliance Certificate

- any net gain incurred in such period from currency translation gains
- gains from the early extinguishment of Indebtedness or Swap Contracts
- non-cash income
= Consolidated EBITDA

SCHEDULE 2

Form of Compliance Certificate

For the Quarter/Year ended                  (“Statement Date”)

SCHEDULE 5

to the Compliance Certificate

List of Loan Parties added to the Indemnity Agreement since the date of the last Compliance Certificate delivered:

SCHEDULE 5

Form of Compliance Certificate

EXHIBIT E

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]5 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]6 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]7 hereunder are several and not joint.]8 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii)

[5]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[6]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[7]	Select as appropriate
[8]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

                                                                                                                 .

2.	Assignee[s]:
[for	each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.	Borrower(s):

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Third Amended and Restated Credit Agreement, dated as of August [22], 2011, among MasTec, Inc., the Designated Borrower party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender

6.	Assigned Interest[s]: [9]

Assignor[s][10]	Assignee[s][11]	Facility Assigned [12]	Aggregate Amount of Commitment/ Loans for all Lenders[13]	Amount of Commitment/ Loans Assigned*	Percentage Assigned of Commitment/ Loans[14]	CUSIP Number

		____________	$____________	$____________	___________%

		____________	$____________	$____________	___________%

		____________	$____________	$____________	___________%

[9]	The reference to “Loans” in the table should be used only if the Credit Agreement provides for Term Loans.
[10]	List each Assignor, as appropriate.
[11]	List each Assignee, as appropriate.
[12]

Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. “Revolving Credit Commitment”, “Term Loan Commitment”, etc.).

[13]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[14]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Form of Assignment and Assumption

[7.	Trade Date: ] [15]

Effective Date:             , 20         [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

[15]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

[Consented to and] 16 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

[Consented to:] 17

[                ]

By:
Title:

[16]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[17]	To be added only if the consent of the Company and/or other parties (e.g. Swing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

E-4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Form of Assignment and Assumption

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of law principles that would require the application of laws of another jurisdiction.

Form of Assignment and Assumption

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

See attached.

Form of Subsidiary Guaranty

CONSOLIDATED, AMENDED AND RESTATED

SUBSIDIARY GUARANTY AGREEMENT

THIS CONSOLIDATED, AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT dated as of August 22, 2011 (this “Subsidiary Guaranty Agreement”), is being entered into among EACH OF THE UNDERSIGNED AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A GUARANTY JOINDER AGREEMENT (each a “Subsidiary Guarantor” and collectively the “Subsidiary Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, MasTec, Inc., a Florida corporation (the “Company”), certain of its Affiliates party thereto as borrowers, the lenders party thereto and Fleet Capital Corporation (“Fleet”), as administrative agent, entered into that certain Revolving Credit and Security Agreement dated as of January 22, 2002 (the “Original Agreement”), pursuant to which such lenders made a revolving credit facility with a letter of credit subfacility available to the Company and such Affiliates;

WHEREAS, (i) Fleet assigned all of its interests in the loans under the Original Agreement to Bank of America, (ii) Fleet resigned as administrative agent under the Original Agreement and (iii) Bank of America was appointed as successor administrative agent by the lenders party to the Original Agreement;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2005 (the “First Amended and Restated Agreement”), pursuant to which such lenders agreed to amend and restate the Original Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and the Administrative Agent entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which such lenders agreed to amend and restate the First Amended and Restated Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the obligations under the Existing Agreement are guaranteed by (i) Three Phase Acquisition Corp., a New Hampshire corporation (“Three Phase”), pursuant to that certain Continuing Guaranty Agreement dated as of October 2, 2007 by Three Phase in favor of the Administrative Agent, (ii) Precision Acquisition, LLC, a Wisconsin limited liability company (“Precision”), pursuant to that certain Continuing Guaranty Agreement dated as of January 26, 2010 by Precision in favor of the Administrative Agent, and (iii) MasTec Wireless Services, LLC, a Florida limited liability company (“Wireless”), pursuant to that certain Continuing Guaranty Agreement dated as of January, 2006 by Wireless in favor of the Administrative Agent (such agreements, collectively, the “Existing Subsidiary Guaranty Agreements”);

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Existing Agreement will be further amended and restated;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Subsidiary Guarantors to enter into this Subsidiary Guaranty Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Subsidiary Guarantors enter into this Subsidiary Guaranty Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Subsidiary Guarantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements;

NOW THEREFORE, in order to induce (a) the Administrative Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Subsidiary Guaranty Agreements are hereby amended, restated and consolidated in this Subsidiary Guaranty Agreement, with the effect that the Existing Subsidiary Guaranty Agreements as so amended, restated and consolidated are hereby continued into this Subsidiary Guaranty Agreement, and this Subsidiary Guaranty Agreement shall constitute neither a release nor novation of any guarantee arising under any of the Existing Subsidiary Guaranty Agreements nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the guarantee in effect under the Existing Subsidiary Guaranty Agreements shall continue in effect on the terms hereof, as follows:

1. Guaranty. Each Subsidiary Guarantor hereby jointly and severally, unconditionally, absolutely, continually and irrevocably guarantees to the Administrative Agent for the benefit of the Secured Parties the payment and performance in full of the Guaranteed Liabilities (as defined below). For all purposes of this Subsidiary Guaranty Agreement, “Guaranteed Liabilities” means: (a) each Borrower’s prompt payment in full, when due or declared due and at all such times, of all Obligations and all other amounts pursuant to the terms of the Credit Agreement, the Notes, and all other Loan Documents heretofore, now or at any time or times hereafter owing, arising, due or payable from any Borrower to any one or more of the Secured Parties, including principal, interest, premiums and fees (including all fees and expenses of counsel required to be paid under the Credit Agreement, the Notes or another Loan Document (collectively, “Attorneys’ Costs”)); (b) each Borrower’s prompt, full and faithful performance, observance and discharge of each and every agreement, undertaking, covenant and provision to be performed, observed or discharged by such Borrower under the Credit Agreement, the Notes and all other Loan Documents; and (c) the prompt payment in full by each Loan Party, when due or declared due and at all such times, of obligations and liabilities now or hereafter arising under the Secured Cash Management Agreements and Secured Hedge Agreements. The Subsidiary Guarantors’ obligations to the Secured Parties under this Subsidiary Guaranty Agreement are hereinafter collectively referred to as the “Subsidiary Guarantors’ Obligations” and, with respect to each Subsidiary Guarantor individually, the “Subsidiary Guarantor’s Obligations”. Notwithstanding the foregoing, the liability of each Subsidiary Guarantor individually with respect to its Subsidiary Guarantor’s Obligations shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

Each Subsidiary Guarantor agrees that it is jointly and severally, directly and primarily liable (subject to the limitation in the immediately preceding sentence) for the Subsidiary Guaranteed Liabilities.

The Subsidiary Guarantors’ Obligations are secured by various Collateral Documents referred to in the Credit Agreement, including without limitation the Security Agreement, the Pledge Agreement and the Mortgages.

For purposes of this Subsidiary Guaranty Agreement, “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

2. Payment. If any Borrower shall default in payment or performance of any of the Guaranteed Liabilities, whether principal, interest, premium, fees (including, but not limited to, Attorneys’ Costs), or otherwise, when and as the same shall become due, and after expiration of any applicable grace period, whether according to the terms of the Credit Agreement, by acceleration, or otherwise, or upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, then any or all of the Subsidiary Guarantors will, upon demand thereof by the Administrative Agent, (i) fully pay to the Administrative Agent, for the benefit of the Secured Parties, subject to any restriction on each Subsidiary Guarantor’s Obligations set forth in Section 1 hereof, an amount equal to all the Guaranteed Liabilities then due and owing or declared or deemed to be due and owing, including for this purpose, in the event of any Event of Default under Section 8.01(f) of the Credit Agreement (and irrespective of the applicability of any restriction on acceleration or other action as against any other Loan Party under any Debtor Relief Laws), the entire outstanding or accrued amount of all Obligations or (ii) perform such Guaranteed Liabilities, as applicable. For purposes of this Section 2, the Subsidiary Guarantors acknowledge and agree that “Guaranteed Liabilities” shall be deemed to include any amount (whether principal, interest, premium or fees) which would have been accelerated in accordance with Section 8.02 of the Credit Agreement but for the fact that such acceleration could be unenforceable or not allowable under any Debtor Relief Law.

3. Absolute Rights and Obligations. This is a guaranty of payment and not of collection. The Subsidiary Guarantors’ Obligations under this Subsidiary Guaranty Agreement shall be joint and several, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby expressly waives, to the extent permitted by law, any defense to its obligations under this Subsidiary Guaranty Agreement and all Collateral Documents to which it is a party by reason of:

(a) any lack of legality, validity or enforceability of the Credit Agreement, of any of the Notes, of any other Loan Document, or of any other agreement or instrument creating, providing security for, or otherwise relating to any of the Subsidiary Guarantors’ Obligations, any of the Guaranteed Liabilities, or any other guaranty of any of the Guaranteed Liabilities (the Loan Documents and all such other agreements and instruments being collectively referred to as the “Related Agreements”);

(b) any action taken under any of the Related Agreements, any exercise of any right or power therein conferred, any failure or omission to enforce any right conferred thereby, or any waiver of any covenant or condition therein provided;

(c) any acceleration of the maturity of any of the Guaranteed Liabilities, of the Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor, or of any other obligations or liabilities of any Person under any of the Related Agreements;

(d) any release, exchange, non-perfection, lapse in perfection, disposal, deterioration in value, or impairment of any security for any of the Guaranteed Liabilities, for any of the Subsidiary Guarantor’s Obligations of any Subsidiary Guarantor, or for any other obligations or liabilities of any Person under any of the Related Agreements;

(e) any dissolution of any Borrower, any Subsidiary Guarantor, any other Loan Party or any other party to a Related Agreement, or the combination or consolidation of any Borrower, any Subsidiary Guarantor, any other Loan Party or any other party to a Related Agreement into or with another entity or any transfer or disposition of any assets of any Borrower, any Subsidiary Guarantor or any other Loan Party or any other party to a Related Agreement;

(f) any extension (including without limitation extensions of time for payment), renewal, amendment, restructuring or restatement of, any acceptance of late or partial payments under, or any change in the amount of any borrowings or any credit facilities available under, the Credit Agreement, any of the Notes or any other Loan Document or any other Related Agreement, in whole or in part;

(g) the existence, addition, modification, termination, reduction or impairment of value, or release of any other guaranty (or security therefor) of the Guaranteed Liabilities (including without limitation the Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor and obligations arising under any other guaranty or any other Loan Document now or hereafter in effect);

(h) any waiver of, forbearance or indulgence under, or other consent to any change in or departure from any term or provision contained in the Credit Agreement, any other Loan Document or any other Related Agreement, including without limitation any term pertaining to the payment or performance of any of the Guaranteed Liabilities, any of the Subsidiary Guarantor’s Obligations of any other Subsidiary Guarantor, or any of the obligations or liabilities of any party to any other Related Agreement;

(i) any other circumstance whatsoever (with or without notice to or knowledge of any Subsidiary Guarantor or any other Loan Party) which might in any manner or to any extent vary the risks of such Loan Party, or might otherwise constitute a legal or equitable defense available to, or discharge of, a surety or a guarantor, including without limitation any right to require or claim that resort be had to any Borrower or any other Loan Party or to any collateral in respect of the Guaranteed Liabilities or Subsidiary Guarantors’ Obligations.

It is the express purpose and intent of the parties hereto that this Subsidiary Guaranty Agreement and the Subsidiary Guarantors’ Obligations hereunder and under each Subsidiary Guaranty Joinder Agreement shall be absolute and unconditional under any and all circumstances and shall not be discharged except by payment and performance as herein provided.

4. Currency and Funds of Payment. All Subsidiary Guarantors’ Obligations for payment will be paid in lawful currency of the United States of America and in immediately available funds, regardless of any law, regulation or decree now or hereafter in effect that might in any manner affect the Guaranteed Liabilities, or the rights of any Secured Party with respect thereto as against the Company or any other Loan Party, or cause or permit to be invoked any alteration in the time, amount or manner of payment by the Company or any other Loan Party of any or all of the Guaranteed Liabilities. If, for the proposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Subsidiary Guarantor in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Subsidiary Guaranty Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudicated to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Subsidiary Guarantor in the Agreement Currency, such Subsidiary Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Subsidiary Guarantor (or to any other Person who may be entitled thereto under applicable law).

5. Events of Default. Without limiting the provisions of Section 2 hereof, in the event that there shall occur and be continuing an Event of Default, then notwithstanding any collateral or other security or credit support for the Guaranteed Liabilities, at the Administrative Agent’s election and without notice thereof or demand therefor, each of the Guaranteed Liabilities and the Subsidiary Guarantors’ Obligations shall immediately be and become due and payable.

6. Subordination. Until this Subsidiary Guaranty Agreement is terminated in accordance with Section 22 hereof, each Subsidiary Guarantor hereby unconditionally subordinates all present and future debts, liabilities or obligations now or hereafter owing to such Subsidiary Guarantor (a) of any Borrower, to the payment in full of the Guaranteed Liabilities, (b) of every other Subsidiary Guarantor (an “obligated Subsidiary Guarantor”), to the payment in full of the Subsidiary Guarantors’ Obligations of such obligated Subsidiary Guarantor, and (c) of each other Person now or hereafter constituting a Loan Party, to the payment in full of the obligations of such Loan Party owing to any Secured Party and arising under the Loan Documents or any Secured Cash Management Agreement or Secured Hedge Agreement. All amounts due under such subordinated debts, liabilities, or obligations shall, upon the occurrence and during the continuance of an Event of Default, be collected and, upon request by the Administrative Agent, paid over forthwith to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Liabilities, the Subsidiary Guarantors’ Obligations, or such other obligations, as applicable, and, after such request and pending such payment, shall be held by such Subsidiary Guarantor as agent and bailee of the Secured Parties separate and apart from all other funds, property and accounts of such Subsidiary Guarantor.

7. Suits. Each Subsidiary Guarantor from time to time shall pay to the Administrative Agent for the benefit of the Secured Parties, on demand, at the Administrative Agent’s Office or such other address as the Administrative Agent shall give notice of to such Subsidiary Guarantor, the Subsidiary Guarantors’ Obligations as they become or are declared due, and in the event such payment is not made forthwith, the Administrative Agent may proceed to suit against any one or more or all of the Subsidiary Guarantors. At the Administrative Agent’s election, one or more and successive or concurrent suits may be brought hereon by the Administrative Agent against any one or more or all of the Subsidiary Guarantors, whether or not suit has been commenced against any Borrower, any other Subsidiary Guarantor, or any other Person and whether or not the Secured Parties have taken or failed to take any other action to collect all or any portion of the Guaranteed Liabilities or have taken or failed to take any actions against any collateral securing payment or performance of all or any portion of the Guaranteed Liabilities, and irrespective of any event, occurrence, or condition described in Section 3 hereof.

8. Set-Off and Waiver. Each Subsidiary Guarantor waives any right to assert against any Secured Party as a defense, counterclaim, set-off, recoupment or cross claim in respect of its Subsidiary Guarantor’s Obligations, any defense (legal or equitable) or other claim which such Subsidiary Guarantor may now or at any time hereafter have against any Borrower or any other Loan Party or any or all of the Secured Parties without waiving any additional defenses, set-offs, counterclaims or other claims otherwise available to such Subsidiary Guarantor. Each Subsidiary Guarantor agrees that each Secured Party shall have a lien for all the Subsidiary Guarantor’s Obligations upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts, now or hereafter pledged, mortgaged, transferred or assigned to such Secured Party or otherwise in the possession or control of such Secured Party for any purpose (other than solely for safekeeping) for the account or benefit of such Subsidiary Guarantor, including any balance of any deposit account or of any credit of such Subsidiary Guarantor with the Secured Party, whether now existing or hereafter established, and hereby authorizes each Secured Party from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Subsidiary Guarantor’s Obligations to the Secured Parties then due and in such amounts as provided for in the Credit Agreement or otherwise as they may elect. For the purposes of this Section 8, all remittances and property shall be deemed to be in the possession of a Secured Party as soon as the same may be put in transit to it by mail or carrier or by other bailee.

9.	Waiver of Notice; Subrogation.

(a) Each Subsidiary Guarantor hereby waives to the extent permitted by law notice of the following events or occurrences: (i) acceptance of this Subsidiary Guaranty Agreement; (ii) the Lenders’ heretofore, now or from time to time hereafter making Loans and issuing Letters of Credit and otherwise loaning monies or giving or extending credit to or for the benefit of any Borrower or any other Loan Party, or otherwise entering into arrangements with any Loan Party giving rise to Guaranteed Liabilities, whether pursuant to the Credit Agreement or the Notes or any other Loan Document or Related Agreement or any amendments, modifications, or supplements thereto, or replacements or extensions thereof; (iii) presentment, demand, default, non-payment, partial payment and protest; and (iv) any other event, condition, or occurrence described in Section 3 hereof. Each Subsidiary Guarantor agrees that each Secured Party may heretofore, now or at any time hereafter do any or all of the foregoing in such manner, upon such terms and at such times as each Secured Party, in its sole and absolute discretion, deems advisable, without in any way or respect impairing, affecting, reducing or releasing such Subsidiary Guarantor from its Subsidiary Guarantor’s Obligations, and each Subsidiary Guarantor hereby consents to each and all of the foregoing events or occurrences.

(b) Each Subsidiary Guarantor hereby agrees that payment or performance by such Subsidiary Guarantor of its Subsidiary Guarantor’s Obligations under this Subsidiary Guaranty Agreement may be enforced by the Administrative Agent on behalf of the Secured Parties upon demand by the Administrative Agent to such Subsidiary Guarantor without the Administrative Agent being required, such Subsidiary Guarantor expressly waiving to the extent permitted by law any right it may have to require the

Administrative Agent, to (i) prosecute collection or seek to enforce or resort to any remedies against any Borrower or any other Subsidiary Guarantor or any other guarantor of the Guaranteed Liabilities, or (ii) seek to enforce or resort to any remedies with respect to any security interests, Liens or encumbrances granted to the Administrative Agent or any Lender or other party to a Related Agreement by any Borrower, any other Subsidiary Guarantor or any other Person on account of the Guaranteed Liabilities or any guaranty thereof, IT BEING EXPRESSLY UNDERSTOOD, ACKNOWLEDGED AND AGREED TO BY SUCH SUBSIDIARY GUARANTOR THAT DEMAND UNDER THIS SUBSIDIARY GUARANTY AGREEMENT MAY BE MADE BY THE ADMINISTRATIVE AGENT, AND THE PROVISIONS HEREOF ENFORCED BY THE ADMINISTRATIVE AGENT, EFFECTIVE AS OF THE FIRST DATE ANY EVENT OF DEFAULT OCCURS AND IS CONTINUING UNDER THE CREDIT AGREEMENT.

(c) Each Subsidiary Guarantor further agrees that with respect to this Subsidiary Guaranty Agreement, such Subsidiary Guarantor shall not exercise any of its rights of subrogation, reimbursement, contribution, indemnity or recourse to security for the Guaranteed Liabilities until 93 days immediately following the Facility Termination Date or such other period as may be agreed to in writing by the Administrative Agent shall have elapsed without the filing or commencement, by or against any Loan Party, of any state or federal action, suit, petition or proceeding seeking any reorganization, liquidation or other relief or arrangement in respect of creditors of, or the appointment of a receiver, liquidator, trustee or conservator in respect to, such Loan Party or its assets. If an amount shall be paid to any Subsidiary Guarantor on account of such rights at any time prior to termination of this Subsidiary Guaranty Agreement in accordance with the provisions of Section 22 hereof, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent, for the benefit of the Secured Parties, to be credited and applied upon the Subsidiary Guarantors’ Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement or otherwise as the Secured Parties may elect. The agreements in this subsection shall survive repayment of all of the Subsidiary Guarantors’ Obligations, the termination or expiration of this Subsidiary Guaranty Agreement in any manner, including but not limited to termination in accordance with Section 22 hereof, and occurrence of the Facility Termination Date.

10. Effectiveness; Enforceability. This Subsidiary Guaranty Agreement shall be effective as of the date first above written and shall continue in full force and effect until termination in accordance with Section 22 hereof. Any claim or claims that the Secured Parties may at any time hereafter have against a Subsidiary Guarantor under this Subsidiary Guaranty Agreement may be asserted by the Administrative Agent on behalf of the Secured Parties by written notice directed to such Subsidiary Guarantor in accordance with Section 24 hereof.

11. Representations and Warranties. Each Subsidiary Guarantor warrants and represents to the Administrative Agent, for the benefit of the Secured Parties, that (a) it is duly authorized to execute and deliver this Subsidiary Guaranty Agreement (or the Subsidiary Guaranty Joinder Agreement to which it is a party, as applicable), and to perform its obligations under this Subsidiary Guaranty Agreement; (b) this Subsidiary Guaranty Agreement (or the Subsidiary Guaranty Joinder Agreement to which it is a party, as applicable) has been duly executed and delivered on behalf of such Subsidiary Guarantor by its duly authorized representatives; (c) this Subsidiary Guaranty Agreement (and any Subsidiary Guaranty Joinder Agreement to which such Subsidiary Guarantor is a party) is legal, valid, binding and enforceable against such Subsidiary Guarantor in accordance with its terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles; and (d) such Subsidiary Guarantor’s execution, delivery and performance of this Subsidiary Guaranty Agreement (and any Subsidiary Guaranty Joinder Agreement to which such Subsidiary Guarantor is a party) do not violate or constitute a breach of (i) any of its Organization Documents, (ii) any agreement or instrument to which such Subsidiary Guarantor is a party, or (iii) any Law to which it or its properties or operations is subject, except in each case referred to in clause (d)(ii) or (d)(iii) to the extent that could not reasonably be expected to have a Material Adverse Effect.

12. Expenses and Indemnity. Each Subsidiary Guarantor agrees to be jointly and severally liable for the payment of all reasonable and documented fees and expenses, including Attorneys’ Costs (but limited to the fees, charges and disbursements of one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the other Secured Parties (and, in the case of a conflict of interest, one additional counsel to all such affected Secured Parties similarly situated, taken as a whole)), incurred by any Secured Party in connection with the enforcement of this Subsidiary Guaranty Agreement, whether or not suit be brought. Without limitation of any other obligations of any Subsidiary Guarantor or remedies of the Administrative Agent or any Secured Party under this Subsidiary Guaranty Agreement, each Subsidiary Guarantor shall, to the fullest extent permitted by Law, indemnify, defend and save and hold harmless the Administrative Agent and each Secured Party from and against, and shall pay on demand, any and all damages, losses, liabilities and expenses (including Attorneys’ Costs) that may be suffered or incurred by the Administrative Agent or such Secured Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Borrower or any applicable Loan Party enforceable against any Borrower or such applicable Loan Party in accordance with their terms; provided that such indemnity shall not, as to any indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such indemnitee, (y) result from a claim brought by any Borrower or any other Loan Party against an indemnitee for breach in bad faith of such indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of, or in connection with, any proceeding that does not involve an act or omission by a Borrower or any of its Affiliates that is brought by an indemnitee against any other indemnitee (other than any proceeding against any indemnitee in its capacity or fulfilling its role as the Administrative Agent, an Arranger, the L/C Issuer or any similar role); provided further that the reimbursement of fees, charges and disbursements of counsel shall be limited to one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the Administrative Agent and one counsel and one local counsel and one applicable regulatory counsel in each relevant jurisdiction for the other indemnitees (and, in the case of a conflict of interest, one additional counsel to all such affected indemnitees similarly situated, taken as a whole). The obligations of each Subsidiary Guarantor under this paragraph shall survive the payment in full of the Guaranteed Obligations and termination of this Subsidiary Guaranty Agreement.

13. Reinstatement. Each Subsidiary Guarantor agrees that this Subsidiary Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, at any time payment received by any Secured Party in respect of any Guaranteed Liabilities is rescinded or must be restored for any reason, or is repaid by any Secured Party in whole or in part in good faith settlement of any pending or threatened avoidance claim.

14. Attorney-in-Fact. To the extent permitted by law, each Subsidiary Guarantor hereby appoints the Administrative Agent, for the benefit of the Secured Parties, as such Subsidiary Guarantor’s attorney-in-fact for the purposes of carrying out the provisions of this Subsidiary Guaranty Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default.

15. Reliance. Each Subsidiary Guarantor represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that: (a) such Subsidiary Guarantor has adequate means to obtain on a continuing basis (i) from any Borrower, information concerning the Loan Parties and the Loan Parties’ financial condition and affairs and (ii) from other reliable sources, such other information (including books and records), in each case as it deems material in deciding to provide this Subsidiary Guaranty Agreement and any Subsidiary Guaranty Joinder Agreement (“Other Information”); (b) such Subsidiary Guarantor is not relying on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, to provide any such information, now or in the future; (c) such Subsidiary Guarantor has been furnished with and reviewed the terms of the Credit Agreement and such other Loan Documents and Related Agreements as it has requested, is executing this Subsidiary Guaranty Agreement (or the Subsidiary Guaranty Joinder Agreement to which it is a party, as applicable) freely and deliberately, and understands the obligations and financial risk undertaken by providing this Subsidiary Guaranty Agreement (and any Subsidiary Guaranty Joinder Agreement); (d) such Subsidiary Guarantor has relied solely on the Subsidiary Guarantor’s own independent investigation, appraisal and analysis of the Borrowers and the other Loan Parties, such Persons’ financial condition and affairs, the Other Information, and such other matters as it deems material in deciding to provide this Subsidiary Guaranty Agreement (and any Subsidiary Guaranty Joinder Agreement) and is fully aware of the same; and (e) such Subsidiary Guarantor has not depended or relied on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, for any information whatsoever concerning any Borrower or any Borrower’s financial condition and affairs or any other matters material to such Subsidiary Guarantor’s decision to provide this Subsidiary Guaranty Agreement (and any Subsidiary Guaranty Joinder Agreement), or for any counseling, guidance, or special consideration or any promise therefor with respect to such decision. Each Subsidiary Guarantor agrees that no Secured Party has any duty or responsibility whatsoever, now or in the future, to provide to such Subsidiary Guarantor any information concerning any Borrower or any other Loan Party or such Persons’ financial condition and affairs, or any Other Information, other than as expressly provided herein, and that, if such Subsidiary Guarantor receives any such information from any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, such Subsidiary Guarantor will independently verify the information and will not rely on any Secured Party or its or their employees, directors, agents or other representatives or Affiliates, with respect to such information.

16. Rules of Interpretation. The rules of interpretation contained in Section 1.03 of the Credit Agreement shall be applicable to this Subsidiary Guaranty Agreement and each Subsidiary Guaranty Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any extension of credit referred to herein or guaranteed hereby.

17. Entire Agreement. This Subsidiary Guaranty Agreement and each Subsidiary Guaranty Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements, understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof. Except as provided in Section 22, neither this Subsidiary Guaranty Agreement nor any Subsidiary Guaranty Joinder Agreement nor any portion or provision hereof or thereof may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than as provided in the Credit Agreement.

18. Binding Agreement; Assignment. This Subsidiary Guaranty Agreement, each Subsidiary Guaranty Joinder Agreement and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto and thereto, and to their respective heirs, legal representatives, successors and assigns; provided, however, that no Subsidiary Guarantor shall be permitted to assign any of its rights, powers, duties or obligations under this Subsidiary Guaranty Agreement, any Subsidiary Guaranty Joinder Agreement or any other interest herein or therein except as expressly permitted herein or in the Credit Agreement. Without limiting the generality of the foregoing sentence of this Section 18, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof concerning assignments and participations. All references herein to the Administrative Agent shall include any successor thereof.

19. Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Subsidiary Guaranty Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder (including the release, impairment or modification of any Subsidiary Guarantors’ Obligations or security therefor) other than in its capacity as a Lender or the L/C Issuer and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Subsidiary Guaranty Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Subsidiary Guaranty Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

20. Severability. If any provision of this Subsidiary Guaranty Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Subsidiary Guaranty Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

21. Counterparts. This Subsidiary Guaranty Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Subsidiary Guaranty Agreement to produce or account for more than one such counterpart executed by the Subsidiary Guarantors against whom enforcement is sought. Without limiting the foregoing provisions of this Section 21, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Subsidiary Guaranty Agreement.

22. Termination. Subject to reinstatement pursuant to Section 13 hereof, this Subsidiary Guaranty Agreement and each Subsidiary Guaranty Joinder Agreement, and all of the Subsidiary Guarantors’ Obligations hereunder (excluding those Subsidiary Guarantors’ obligations relating to Guaranteed Liabilities that expressly survive such termination) shall terminate on the Facility Termination Date.

23. Remedies Cumulative; Late Payments. All remedies hereunder are cumulative and are not exclusive of any other rights and remedies of the Administrative Agent or any other Secured Party provided by law or under the Credit Agreement, the other Loan Documents or other applicable agreements or instruments. The making of the Loans and other credit extensions pursuant to the Credit Agreement and other Related Agreements shall be conclusively presumed to have been made or extended, respectively, in reliance upon each Subsidiary Guarantor’s guaranty of the Guaranteed Liabilities pursuant to the terms hereof. Any amounts not paid when due under this Subsidiary Guaranty Agreement shall, upon the request of the Required Lenders, bear interest at the Default Rate.

24. Notices. Any notice required or permitted hereunder or under any Subsidiary Guaranty Joinder Agreement shall be given, (a) with respect to each Subsidiary Guarantor, at the address of the Company indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

25. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Subsidiary Guaranty Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Subsidiary Guarantor, and all references herein and in the other Loan Documents to the Subsidiary Guarantors or to the parties to this Subsidiary Guaranty Agreement shall be deemed to include such Person as a Subsidiary Guarantor hereunder.

26. Governing Law; Jurisdiction; Etc.

(a) THIS SUBSIDIARY GUARANTY AGREEMENT AND EACH SUBSIDIARY GUARANTY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES WHICH WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND

UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT AGAINST ANY SUBSIDIARY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 24. NOTHING IN THIS SUBSIDIARY GUARANTY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

27. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER

PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SUBSIDIARY GUARANTY AGREEMENT OR ANY SUBSIDIARY GUARANTY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Consolidated, Amended and Restated Subsidiary Guaranty Agreement as of the day and year first written above.

SUBSIDIARY GUARANTORS:

By:
Name:
Title:

CONSOLIDATED, AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

CONSOLIDATED, AMENDED AND RESTATED SUBSIDIARY GUARANTY AGREEMENT

Signature Page

EXHIBIT A

FORM OF SUBSIDIARY GUARANTY JOINDER AGREEMENT

THIS SUBSIDIARY GUARANTY JOINDER AGREEMENT dated as of                     , 20        (this “Subsidiary Guaranty Joinder Agreement”), is made by                                     , a                     (the “Joining Subsidiary Guarantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Credit Agreement).

RECITALS:

A. Mastec, Inc., a Florida corporation, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the lenders party thereto and the Administrative Agent are party to a Third Amended and Restated Credit Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Credit Agreement”).

B. Certain Subsidiaries of the Company are party to a Consolidated, Amended and Restated Subsidiary Guaranty Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Subsidiary Guaranty Agreement”).

C. The Joining Subsidiary Guarantor is a Subsidiary of the Company and is required by the terms of the Credit Agreement to be joined as a party to the Subsidiary Guaranty Agreement as a Subsidiary Guarantor (as defined in the Subsidiary Guaranty Agreement).

D. The Joining Subsidiary Guarantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Subsidiary Guarantor hereby agrees as follows:

1. Joinder. The Joining Subsidiary Guarantor hereby irrevocably, absolutely and unconditionally becomes a party to the Subsidiary Guaranty Agreement as a Subsidiary Guarantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Subsidiary Guarantor or to which each Subsidiary Guarantor is subject thereunder, including without limitation the joint and several, unconditional, absolute, continuing and irrevocable guarantee to the Administrative Agent for the benefit of the Secured Parties of the payment and performance in full of the Guaranteed Liabilities (as defined in the Subsidiary Guaranty Agreement) whether now existing or hereafter arising, all with the same force and effect as if the Joining Subsidiary Guarantor were a signatory to the Subsidiary Guaranty Agreement.

2. Affirmations. The Joining Subsidiary Guarantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Subsidiary Guarantor contained in the Subsidiary Guaranty Agreement.

3. Severability. If any provision of this Subsidiary Guaranty Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Subsidiary Guaranty Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

4. Counterparts. This Subsidiary Guaranty Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Subsidiary Guaranty Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Subsidiary Guarantor. Without limiting the foregoing provisions of this Section 4, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Subsidiary Guaranty Joinder Agreement.

5. Delivery. The Joining Subsidiary Guarantor hereby irrevocably waives notice of acceptance of this Subsidiary Guaranty Joinder Agreement and acknowledges that the Guaranteed Liabilities are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Secured Cash Management Agreements and Secured Hedge Agreements made and maintained, in reliance on this Subsidiary Guaranty Joinder Agreement and the Joining Subsidiary Guarantor’s joinder as a party to the Subsidiary Guaranty Agreement as herein provided.

6. Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. The provisions of Sections 26 and 27 of the Subsidiary Guaranty Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Subsidiary Guarantor has duly executed and delivered this Subsidiary Guaranty Joinder Agreement as of the day and year first written above.

JOINING SUBSIDIARY GUARANTOR:

By:
Name:
Title:

EXHIBIT G

FORM OF SECURITY AGREEMENT

See attached.

Form of Security Guaranty

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of August 22, 2011 (this “Security Agreement”) is being entered into among MASTEC, INC. a Florida corporation (the “Company” and a “Grantor”), EACH OF THE UNDERSIGNED SUBSIDIARIES OF THE COMPANY AND EACH OTHER PERSON WHO SHALL BECOME A PARTY HERETO BY EXECUTION OF A SECURITY JOINDER AGREEMENT (each a “Grantor” and together with the Company, collectively, the “Grantors”), and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for each of the Secured Parties (as defined in the Credit Agreement referenced below).

WHEREAS, MasTec, Inc., a Florida corporation (the “Company”), certain of its Affiliates party thereto as borrowers, the lenders party thereto and Fleet Capital Corporation (“Fleet”), as administrative agent, entered into that certain Revolving Credit and Security Agreement dated as of January 22, 2002 (the “Original Agreement”), pursuant to which such lenders made a revolving credit facility with a letter of credit subfacility available to the Company and such Affiliates;

WHEREAS, (i) Fleet assigned all of its interests in the loans under the Original Agreement to Bank of America, (ii) Fleet resigned as administrative agent under the Original Agreement and (iii) Bank of America was appointed as successor administrative agent by the lenders party to the Original Agreement;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers, the lenders party thereto and the Administrative Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2005 (the “First Amended and Restated Agreement”), pursuant to which such lenders agreed to amend and restate the Original Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Company, certain of its Affiliates party thereto as borrowers (such Affiliates together with the Company, collectively, the “Existing Borrowers”), the lenders party thereto and the Administrative Agent entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which such lenders agreed to amend and restate the First Amended and Restated Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to the Company and such Affiliates;

WHEREAS, the Existing Borrowers, Three Phase Acquisition Corp., a New Hampshire corporation, Precision Acquisition, LLC, a Wisconsin limited liability company, and MasTec Wireless Services, LLC, a Florida limited liability company, have granted liens and security interests to the Administrative Agent securing the obligations under the Existing Agreement pursuant to certain provisions set forth in Section 7 of the Existing Agreement (such provisions, collectively, the “Existing Security Provisions”);

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the Administrative Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Existing Agreement will be further amended and restated;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by the Administrative Agent and the Lenders is the obligation of the Grantors to enter into this Security Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Grantors enter into this Security Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements;

NOW THEREFORE, in order to induce (a) the Administrative Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Security Provisions are hereby amended and restated in this Security Agreement, with the effect that the Existing Security Provisions as so amended and restated are hereby continued into this Security Agreement, and this Security Agreement shall constitute neither a release nor novation of any liens and security interests arising under any of the Existing Security Provisions nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the liens and security interests in effect under the Existing Security Provisions shall continue in effect on the terms hereof, as follows:

1. Certain Definitions. All capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement. Terms used in this Security Agreement that are not otherwise expressly defined herein or in the Credit Agreement, and for which meanings are provided in the Uniform Commercial Code of the State of New York (the “UCC”), shall have such meanings unless the context requires otherwise. In addition, for purposes of this Security Agreement, the following terms have the following definitions:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made).

“Qualifying Control Agreement” means (a) with respect to Investment Property credited to any securities account, an agreement executed by the applicable securities intermediary and the applicable Grantor, in form and substance reasonably acceptable to the Administrative Agent; (b) with respect to Deposit Accounts or tangible personal property Collateral in the possession, custody or control of any warehouseman or other bailee, an acknowledgment and agreement executed by the depositary institution or bailee, as the case may be, and (as to Deposit Accounts) the applicable Grantor, in form and substance reasonably acceptable to the Administrative Agent (provided that no Qualifying Control Agreement shall be required in respect of any Specified Deposit Account); (c) with respect to Letter-of-Credit Rights, an acknowledgment and agreement of the issuer or other applicable person nominated to accept drafts and or effect payment thereunder (the “Issuer”) of the related letter of credit in form and substance reasonably acceptable to the Administrative Agent; and (d) with respect to any Investment Property in the form of uncertificated securities, an agreement of the issuer of such Investment Property in form and substance reasonably acceptable to the Administrative Agent sufficient to confer control (within the meaning of Section 9-106 of the UCC) over such property and containing such other terms and provisions as the Administrative Agent may reasonably request.

“Secured Obligations” means (a) as to each Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Credit Agreement and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which any Loan Party is now or hereafter becomes a party, and (b) as to each Subsidiary Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Subsidiary Guaranty and each of the other Loan Documents (including this Security Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which it is now or hereafter becomes a party.

“Specified Deposit Account” means (a) Deposit Accounts that are zero balance disbursement accounts, (b) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the ordinary course of business, (c) any Deposit Account, the balance of which is transferred at the end of each Business Day to a Deposit Account that is subject to the Administrative Agent’s control (as defined in Section 9-104 of the UCC) and (d) other Deposit Accounts with an amount on deposit of less than $1,000,000 at any time with respect to any particular Deposit Account and less than $2,500,000 at any time in the aggregate for all such Deposit Accounts.

2. Grant of Security Interest. Each Grantor grants as collateral security for the payment, performance and satisfaction of the Secured Obligations, to the Administrative Agent for the benefit of the Secured Parties a continuing first priority security interest (subject only to Permitted Liens) in and to, and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties, all of the assets of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, including the following:

(a) All accounts, including accounts receivable, contracts, bills, acceptances, choses in action, and other forms of monetary obligations at any time owing to such Grantor arising out of property sold, leased, licensed, assigned or otherwise disposed of or for services rendered or to be rendered by such Grantor, and all of such Grantor’s rights with respect to any property represented thereby, whether or not delivered, property returned by customers and all rights as an unpaid vendor or lienor, including rights of stoppage in transit and of recovering possession by proceedings including replevin and reclamation (collectively referred to hereinafter as “Accounts”);

(b) All inventory, including all goods manufactured or acquired for sale or lease, and any piece goods, raw materials, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of such Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof, in which such Grantor now or at any time hereafter may have an interest, whether or not the same is in transit or in the constructive, actual or exclusive occupancy or possession of such Grantor or is held by such Grantor or by others for such Grantor’s account (collectively referred to hereinafter as “Inventory”);

(c) All goods, including all machinery, equipment, motor vehicles, parts, supplies, apparatus, appliances, tools, patterns, molds, dies, blueprints, fittings, furniture, furnishings, fixtures and articles of tangible personal property of every description, and all computer programs embedded in any of the foregoing and all supporting information relating to such computer programs (collectively referred to hereinafter as “Equipment”);

(d) All general intangibles, including all rights now or hereafter accruing to such Grantor under contracts, leases, agreements or other instruments, including all contracts or contract rights to perform or receive services, to purchase or sell goods, or to hold or use land or facilities, and to enforce all rights thereunder, all causes of action, corporate or business records, inventions, patents and patent rights, rights in mask works, designs, trade names and trademarks and all goodwill associated therewith, trade secrets, trade processes, copyrights, licenses, permits, franchises, customer lists, computer programs and software, all internet domain names and registration rights thereto, all internet websites and the content thereof, all payment intangibles, all claims under guaranties, tax refund claims, all rights and claims against carriers and shippers, leases, all claims under insurance policies, all interests in general and limited partnerships, limited liability companies, and other Persons not constituting Investment Property (as defined below), all rights to indemnification and all other intangible personal property and intellectual property of every kind and nature (collectively referred to hereinafter as “General Intangibles”) (provided that for the avoidance of doubt the Voting Equity Interests (as defined in the Pledge Agreement) of CFCs which are excluded from the definition of Pledged Collateral (as defined in the Pledge Agreement) pursuant to Section 2(a)(i) of the Pledge Agreement shall not be “General Intangibles”);

(e) All deposit accounts, including demand, time, savings, passbook, or other similar accounts maintained with any bank by or for the benefit of such Grantor (collectively referred to hereinafter as “Deposit Accounts”);

(f) All chattel paper, including tangible chattel paper, electronic chattel paper, or any hybrid thereof (collectively referred to hereinafter as “Chattel Paper”);

(g) All investment property, including all securities, security entitlements, securities accounts, commodity contracts and commodity accounts of or maintained for the benefit of such Grantor, but excluding Pledged Interests subject to the Pledge Agreement (collectively referred to hereinafter as “Investment Property”) (provided that for the avoidance of doubt the Voting Equity Interests (as defined in the Pledge Agreement) of CFCs which are excluded from the definition of Pledged Collateral (as defined in the Pledge Agreement) pursuant to Section 2(a)(i) of the Pledge Agreement shall not be “Investment Property”);

(h) All instruments, including all promissory notes (collectively referred to hereinafter as “Instruments”);

(i) All documents, including warehouse receipts, bills of lading and other documents of title (collectively referred to hereinafter as “Documents”);

(j) All rights to payment or performance under letters of credit including rights to proceeds of letters of credit (“Letter-of-Credit Rights”), and all guaranties, endorsements, Liens, other Guarantee obligations or supporting obligations of any Person securing or supporting the payment, performance, value or liquidation of any of the foregoing (collectively, with Letter-of-Credit Rights, referred to hereinafter as “Supporting Obligations”);

(k) The commercial tort claims identified on Schedule 9(i) hereto, as such Schedule may be supplemented from time to time in accordance with the terms hereof (collectively referred to hereinafter as “Commercial Tort Claims”);

(l) All books and records relating to any of the forgoing (including customer data, credit files, ledgers, computer programs, printouts, and other computer materials and records (and all media on which such data, files, programs, materials and records are or may be stored)); and

(m) All proceeds, products and replacements of, accessions to, and substitutions for, any of the foregoing, including without limitation proceeds of insurance policies insuring any of the foregoing.

All of the property and interests in property described in subsections (a) through (m) are herein collectively referred to as the “Collateral.” Notwithstanding the foregoing, the grant of a security interest and collateral assignment under this Section 2 shall not extend to, and the term “Collateral” shall not include, any Excluded Asset.

3. Perfection. As of the date of execution of this Security Agreement or Security Joinder Agreement by each Grantor, as applicable (with respect to each Grantor, its “Applicable Date”), such Grantor shall have:

(a) furnished the Administrative Agent with duly authorized financing statements in form, number and substance suitable for filing, sufficient under applicable law, and reasonably satisfactory to the Administrative Agent in order that upon the filing of the same the Administrative Agent, for the benefit of the Secured Parties, shall have a duly perfected security interest in all Collateral in which a security interest can be perfected by the filing of financing statements;

(b) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may reasonably request, furnished the Administrative Agent with properly executed Qualifying Control Agreements, issuer acknowledgments of the Administrative Agent’s interest in Letter-of-Credit Rights, and evidence of the placement of a restrictive legend on tangible chattel paper (and the tangible components of electronic Chattel Paper), and taken appropriate action acceptable to the Administrative Agent sufficient to establish the Administrative Agent’s control of electronic Chattel Paper (and the electronic components of hybrid Chattel Paper), as appropriate, with respect to Collateral in which either (i) a security interest can be perfected only by control or such restrictive legending, or (ii) a security interest perfected by control or accompanied by such restrictive legending shall have priority as against a lien creditor, a purchaser of such Collateral from the applicable Grantor, or a security interest perfected by Persons not having control or not accompanied by such restrictive legending, in each case in form and substance reasonably acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by control; and

(c) to the extent expressly required by the terms hereof or of the Credit Agreement, or otherwise as the Administrative Agent may request, delivered to the Administrative Agent possession of all Collateral with respect to which either a security interest can be perfected only by possession or a security interest perfected by possession shall have priority as against Persons not having possession, and including in the case of Instruments, Documents, and Investment Property in the form of certificated securities, duly executed endorsements or stock powers in blank, as the case may be, affixed thereto in form and substance reasonably acceptable to the Administrative Agent and sufficient under applicable law so that the Administrative Agent, for the benefit of the Secured Parties, shall have a security interest in all such Collateral perfected by possession;

with the effect that the Liens conferred in favor of the Administrative Agent shall be and remain duly perfected and of first priority subject only, to the extent applicable, to Liens allowed to exist under Section 7.01 of the Credit Agreement (“Permitted Liens”). All financing statements (including all amendments thereto and continuations thereof), control agreements, certificates, acknowledgments, stock powers and other documents, electronic identification, restrictive legends, and instruments furnished in connection with the creation, enforcement, protection, perfection or priority of the Administrative Agent’s security interest in Collateral, including such items as are described above in this Section 3, are sometimes referred to herein as “Perfection Documents”. The delivery of possession of items of or evidencing Collateral, causing other Persons to execute and deliver Perfection Documents as appropriate, the filing or recordation of Perfection Documents, the establishment of control over items of Collateral, and the taking of such other actions as may be necessary or advisable in the determination of the Administrative Agent to create, enforce, protect, perfect, or establish or maintain the priority of, the security interest of the Administrative Agent for the benefit of the Secured Parties in the Collateral is sometimes referred to herein as “Perfection Action”.

Notwithstanding anything to the contrary herein, no Perfection Action will be required with respect to any Collateral for which the cost of perfecting security interest in such Collateral exceeds the practical benefit to the Secured Parties as reasonably determined in good faith by the Administrative Agent.

4. Maintenance of Security Interest; Further Assurances.

(a) Each Grantor will from time to time at its own expense, deliver specific assignments of Collateral or such other Perfection Documents, and take such other or additional Perfection Action, as may be required by the terms of the Loan Documents or as the Administrative Agent may reasonably request in connection with the administration or enforcement of this Security Agreement or related to the Collateral or any part thereof in order to carry out the terms of this Security Agreement, to perfect, protect, maintain the priority of or enforce the Administrative Agent’s security interest in the Collateral, subject only to Permitted Liens, or otherwise to better assure and confirm unto the Administrative Agent its rights, powers and remedies for the benefit of the Secured Parties hereunder. Without limiting the foregoing, each Grantor hereby irrevocably authorizes the Administrative Agent to file (with, or to the extent permitted by applicable law, without the signature of the Grantor appearing thereon) financing statements (including amendments thereto and initial financing statements in lieu of continuation statements) or other Perfection Documents (including copies thereof) showing such Grantor as “debtor” at such time or times and in all filing offices as the Administrative Agent may from time to time determine to be necessary or advisable to perfect or protect the rights of the Administrative Agent and the Secured Parties hereunder, or otherwise to give effect to the transactions herein contemplated, any of which Perfection Documents, at the Administrative Agent’s election, may describe the Collateral as or including all assets of the Grantor. Each Grantor hereby irrevocably ratifies and acknowledges the Administrative Agent’s authority to have effected filings of Perfection Documents made by the Administrative Agent prior to its Applicable Date.

(b) With respect to any and all Collateral, each Grantor agrees to do and cause to be done all things necessary to perfect, maintain the priority of and keep in full force the security interest granted in favor of the Administrative Agent for the benefit of the Secured Parties, including, but not limited to, the prompt payment upon demand therefor by the Administrative Agent of all reasonable and documented fees and expenses

(including documentary stamp, excise or intangibles taxes but limited, in the case of attorney’s fees, to the reasonable and documented fees and expenses of one primary counsel to the Administrative Agent and one local counsel and applicable regulatory counsel in each jurisdiction) incurred in connection with the preparation, delivery, or filing of any Perfection Document or the taking of any Perfection Action to perfect, protect or enforce a security interest in Collateral in favor of the Administrative Agent for the benefit of the Secured Parties, subject only to Permitted Liens. All amounts not so paid when due shall constitute additional Secured Obligations and (in addition to other rights and remedies resulting from such nonpayment) shall, upon the request of the Required Lenders, bear interest from the date of demand until paid in full at the Default Rate.

(c) Each Grantor agrees to maintain among its books and records appropriate notations or evidence of, and to make or cause to be made appropriate disclosure upon its financial statements of, the security interest granted hereunder to the Administrative Agent for the benefit of the Secured Parties.

5. Receipt of Payment. In the event an Event of Default shall occur and be continuing and a Grantor (or any of its Affiliates, subsidiaries, stockholders, directors, officers, employees or agents) shall receive any proceeds of Collateral, including without limitation monies, checks, notes, drafts or any other items of payment, each Grantor shall hold all such items of payment in trust for the Administrative Agent for the benefit of the Secured Parties, and as the property of the Administrative Agent for the benefit of the Secured Parties, separate from the funds and other property of such Grantor, and no later than the fifth Business Day following the receipt thereof, at the election of the Administrative Agent, such Grantor shall cause such Collateral to be forwarded to the Administrative Agent for its custody, possession and disposition on behalf of the Secured Parties in accordance with the terms hereof and of the other Loan Documents.

6. Preservation and Protection of Collateral.

(a) The Administrative Agent shall be under no duty or liability with respect to the collection, protection or preservation of the Collateral, or otherwise. Each Grantor shall be responsible for the safekeeping of its Collateral, and in no event shall the Administrative Agent have any responsibility for (i) any loss or damage thereto or destruction thereof occurring or arising in any manner or fashion from any cause, (ii) any diminution in the value thereof, or (iii) any act or default of any carrier, warehouseman, bailee or forwarding agency thereof or other Person in any way dealing with or handling such Collateral.

(b) Each Grantor shall keep and maintain its tangible personal property Collateral to the extent required under Section 6.06 of the Credit Agreement.

(c) Each Grantor agrees (i) to pay when due all taxes, charges and assessments against the Collateral in which it has any interest, unless being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves have been established in accordance with GAAP applied on a basis consistent with the application of GAAP in the Audited Financial Statements, and (ii) to cause to be terminated and released all Liens (other than Permitted Liens) on the Collateral. Upon the failure of any Grantor to so pay or contest such taxes, charges, or assessments, or cause such Liens to be terminated, the Administrative Agent at its option may pay or contest any of them or amounts relating thereto (the Administrative Agent having the sole right to determine the legality or validity and the amount necessary to discharge such taxes, charges, Liens or assessments) but shall not have any obligation to make any such payment or contest. All sums so disbursed by the Administrative Agent, including all fees and expenses of counsel (to the extent such fees and expenses are required to be reimbursed or paid by the Borrowers under the Credit Agreement) (collectively, “Attorneys’ Costs”), court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

7. Status of Grantors and Collateral Generally. Each Grantor represents and warrants to, and covenants with, the Administrative Agent for the benefit of the Secured Parties, with respect to itself and the Collateral as to which it has or acquires any interest, that:

(a) It is at its Applicable Date (or as to Collateral acquired after its Applicable Date will be upon the acquisition of the same) and, except as permitted by the Credit Agreement and subsection (b) of this Section 7, will continue to be, the owner of the Collateral, free and clear of all Liens, other than the security interest hereunder in favor of the Administrative Agent for the benefit of the Secured Parties and Permitted Liens, and that it will at its own cost and expense defend such Collateral and any products and proceeds thereof against all claims and demands of all Persons (other than holders of Permitted Liens) to the extent of their claims permitted under the Credit Agreement at any time claiming the same or any interest therein adverse to the Secured Parties. Upon the failure of any Grantor to so defend, the Administrative Agent may do so at its option but shall not have any obligation to do so. All sums so disbursed by the Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by the applicable Grantor to the Administrative Agent and shall be additional Secured Obligations secured by the Collateral, and any amounts not so paid on demand (in addition to other rights and remedies resulting from such nonpayment) shall, upon the request of the Required Lenders, bear interest from the date of demand until paid in full at the Default Rate.

(b) It shall not (i) sell, assign, transfer, lease, license or otherwise dispose of any of, or grant any option with respect to, the Collateral, except as permitted under the Credit Agreement or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral except for the security interests created by this Security Agreement and Permitted Liens.

(c) It has full power, legal right and lawful authority to enter into this Security Agreement (and any Security Joinder Agreement applicable to it) and to perform its terms, including the grant of the security interests in the Collateral herein provided for.

(d) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person which has not been given or obtained, as the case may be, is required either (i) for the grant by such Grantor of the security interests granted hereby or for the execution, delivery or performance of this Security Agreement (or any Security Joinder Agreement) by such Grantor, or (ii) for the perfection of or the exercise by the Administrative Agent, on behalf of the Secured Parties, of its rights and remedies hereunder, except for action required by the Uniform Commercial Code to perfect and exercise remedies with respect to the security interest conferred hereunder.

(e) No effective financing statement or other Perfection Document similar in effect, nor any other Perfection Action, covering all or any part of the Collateral purported to be granted or taken by or on behalf of such Grantor (or by or on behalf of any other Person and which remains effective as against all or any part of the Collateral) has been filed in any recording office, delivered to another Person for filing (whether upon the occurrence of a contingency or otherwise), or otherwise taken, as the case may be, except such as pertain to Permitted Liens and such as may have been filed for the benefit of, delivered to, or taken in favor of, the Administrative Agent for the benefit of the Secured Parties in connection with the security interests conferred hereunder.

(f) Schedule 7(f) attached hereto contains true and complete information as to each of the following: (i) the exact legal name of each Grantor as it appears in its Organization Documents as of its Applicable Date and at any time during the five (5) year period ending as of its Applicable Date (the “Covered Period”), (ii) the jurisdiction of formation and form of organization of each Grantor, and the identification number of such Grantor in its jurisdiction of formation (if any) as of its Applicable Date and at any time during the Covered Period, (iii) each address of the chief executive office of each Grantor as of its Applicable Date and at any time during the Covered Period, (iv) all trade names or trade styles used by such Grantor as of its Applicable Date and at any time during the Covered Period, (v) the address of each owned or leased location of such Grantor at which any tangible personal property Collateral (including Account Records and Account Documents) is located at its Applicable Date or has been located at any time during the Covered Period, and (vi) with respect to each location described in clause (v) that is leased by such Grantor, the name of the landlord thereof. No Grantor shall change its name, change its jurisdiction of formation (whether by reincorporation, merger or otherwise), change the location of its chief executive office, or utilize any additional location where Account Records and Account Documents may be located, except in each case upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) No Grantor shall cause, suffer or permit any of the tangible personal property Collateral to be evidenced by any document of title (except for shipping documents as necessary or customary to effect the receipt of raw materials or components or the delivery of inventory to customers, in each case in the ordinary course of business) (other than Inventory or Equipment in transit, Inventory or Equipment located at customer locations in connection with completion of customer contracts in the ordinary course of business, Inventory having a value of less than $250,000 in the aggregate for any single location, or Equipment having a value of less than $250,000 in the aggregate for any single location).

(h) No Account Records and Account Documents is or shall be located at any location that is leased by such Grantor from any other Person, unless (x) such location and lessor is set forth on Schedule 7(f) attached hereto or such Grantor provides not less than thirty (30) days’ prior written notice thereof to the Administrative Agent, (y) to the extent requested by the Administrative Agent, such lessor acknowledges the Lien in favor of the Administrative Agent for the benefit of the Secured Parties conferred hereunder and waives its statutory and consensual liens and rights with respect to such Collateral in form and substance acceptable to the Administrative Agent and delivered in writing to the Administrative Agent prior to any Collateral being located at any such location, and (z) the Grantor shall have caused at its expense to be prepared and executed such additional Perfection Documents and to be taken such other Perfection Action as the Administrative Agent may deem necessary or advisable to carry out the transactions contemplated by this Security Agreement.

8. Inspection. The Administrative Agent (by any of its officers, employees and agents), on behalf of the Secured Parties, shall have the right upon prior notice to an executive officer of any Grantor, and at any reasonable times during such Grantor’s usual business hours, to inspect the Collateral, all records related thereto (and to make extracts or copies from such records), and the premises upon which any of the Collateral is located, to discuss such Grantor’s affairs and finances with any Person (other than Persons obligated on any Accounts (“Account Debtors”) except as expressly otherwise permitted in the Loan Documents) and to verify with any Person other than (except as expressly otherwise permitted in the Loan Documents) Account Debtors the amount, quality, quantity, value and condition of, or any other matter relating to, the Collateral and, if an Event of Default has occurred and is continuing, to discuss such Grantor’s affairs and finances with such Grantor’s Account Debtors and to verify the amount, quality, value and condition of, or any other matter relating to, the Collateral with such Account Debtors.

9. Specific Collateral.

(a) Accounts. With respect to its Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that all records of its Accounts (“Account Records”) and copies of proof of delivery and other documents relating to its Accounts so scheduled, including without limitation repayment histories and present status reports (collectively, “Account Documents”) are and shall at all times be located only at such Grantor’s current chief executive office as set forth on Schedule 7(f) attached hereto, such other locations as are specifically identified on Schedule 7(f) attached hereto or as to which the Grantor has complied with Section 7(h) hereof.

(b) Inventory. With respect to its Inventory now existing and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that all Inventory, other than Inventory in transit, Inventory located at customer locations in connection with completion of customer contracts in the ordinary course of business and Inventory having a value of less than $250,000 in the aggregate for any single location, is as of its Applicable Date located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto.

(c) Equipment. With respect to its Equipment now existing and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) The Grantors, as soon as reasonably practicable following a request therefor by the Administrative Agent, shall deliver to the Administrative Agent any and all evidence of ownership of any of the Equipment exceeding $25,000 in value (including without limitation certificates of title and applications for title).

(ii) All Equipment, other than Equipment in transit, Equipment located at customer locations in connection with completion of customer contracts in the ordinary course of business and Equipment having a value of less than $250,000 in the aggregate for any single location, is as of its Applicable Date located only at such Grantor’s locations as set forth on Schedule 7(f) attached hereto.

(d) Supporting Obligations. With respect to its Supporting Obligations whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall upon the request of the Administrative Agent from time to time following the occurrence and during the continuance of any Default or Event of Default, deliver to the Administrative Agent the originals of all documents evidencing or constituting Supporting Obligations, together with such other documentation (executed as appropriate by the Grantor) and information as may be necessary to enable the Administrative Agent to realize upon the Supporting Obligations in accordance with their respective terms or transfer the Supporting Obligations as may be permitted under the Loan Documents or by applicable law.

(ii) With respect to each letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $250,000, each Grantor shall, at the request of the Administrative Agent cause the issuer thereof to execute and deliver to the Administrative Agent a Qualifying Control Agreement.

(iii) With respect to each transferable letter of credit giving rise to Letter-of-Credit Rights that has an aggregate stated amount available to be drawn in excess of $250,000, each Grantor shall, at the Administrative Agent’s request upon and during the continuance of any Default or Event of Default, deliver to the Administrative Agent a duly executed, undated transfer form in blank sufficient in form and substance under the terms of the related letter of credit to effect, upon completion and delivery to the letter of credit issuer together with any required fee, the transfer of such letter of credit to the transferee identified in such form. Each Grantor hereby expressly authorizes the Administrative Agent following the occurrence and during the continuance of any Event of Default to complete and tender each such transfer form as transferor in its own name or in the name, place and stead of the Grantor in order to effect any such transfer, either to the Administrative Agent or to another transferee, as the case may be, in connection with any sale or other disposition of Collateral or for any other purpose permitted under the Loan Documents or by applicable law.

(e) Investment Property. With respect to its Investment Property whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(e) attached hereto contains a true and complete description of (x) the name and address of each securities intermediary with which such Grantor maintains a securities account in which Investment Property is or may at any time be credited or maintained, and (y) all other Investment Property of such Grantor.

(ii) Except with the express prior written consent of the Administrative Agent in each instance, all Investment Property shall be maintained at all times in the form of (a) certificated securities, which certificates shall have been delivered to the Administrative Agent together with duly executed undated stock powers endorsed in blank pertaining thereto, or (b) security entitlements credited to one or more securities accounts as to each of which the Administrative Agent has received (1) copies of the account agreement between the applicable securities intermediary and the Grantor and the most recent statement of account pertaining to such securities account (each certified to be true and correct by an officer of the Grantor) and (2) a Qualifying Control Agreement from the applicable securities intermediary which remains in full force and effect and as to which the Administrative Agent has not received any notice of termination. Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit any Investment Property to be credited to or maintained in any securities account not listed on Schedule 9(e) attached hereto except in each case upon giving not less than twenty (20) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(iii) All dividends and other distributions with respect to any of the Investment Property shall be subject to the security interest conferred hereunder.

(iv) So long as no Event of Default shall have occurred and be continuing, the registration of Investment Property in the name of a Grantor as record and beneficial owner shall not be changed and such Grantor shall be entitled to exercise all voting and other rights and powers pertaining to Investment Property for all purposes not inconsistent with the terms hereof or of any Qualifying Control Agreement relating thereto.

(v) Upon the occurrence and during the continuance of any Event of Default, at the option of the Administrative Agent, all rights of the Grantors to exercise the voting or consensual rights and powers which it is authorized to exercise pursuant to clause (iv) immediately above shall cease and the Administrative Agent may thereupon (but shall not be obligated to), at its request, cause such Collateral to be registered in the name of the Administrative Agent or its nominee or agent for the benefit of the Secured Parties and/or exercise such voting or consensual rights and powers as appertain to ownership of such Collateral, and to that end each Grantor hereby appoints the Administrative Agent as its proxy, with full power of substitution, to vote and exercise all other rights as a shareholder with respect to such Investment Property upon the occurrence and during the continuance of any Default or Event of Default, which proxy is coupled with an interest and is irrevocable until the Facility Termination Date, and each Grantor hereby agrees to provide such further proxies as the Administrative Agent may request; provided, however, that the Administrative Agent in its discretion may from time to time refrain from exercising, and shall not be obligated to exercise, any such voting or consensual rights or such proxy.

(f) Deposit Accounts. With respect to its Deposit Accounts whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(f) attached hereto contains the name and address of each depositary institution with which such Grantor maintains a Deposit Account.

(ii) Except with the express prior written consent of the Administrative Agent in each instance, all Deposit Accounts shall be maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement (other than Deposit Accounts maintained with Bank of America or the Specified Deposit Accounts). Without limiting the generality of the foregoing, no Grantor shall cause, suffer or permit (x) any deposit to be evidenced by a certificate of deposit unless such certificate of deposit is a negotiable instrument and promptly upon receipt thereof such certificate shall have been delivered to the Administrative Agent, together with a duly executed undated assignment in blank affixed thereto, or (y) any Deposit Account not listed on Schedule 9(f) attached hereto (other than Deposit Accounts maintained with Bank of America) to be opened or maintained except in each case upon giving not less than twenty (20) days’ prior written notice to the Administrative Agent and taking or causing to be taken at such Grantor’s expense all such Perfection Action, including the delivery of such Perfection Documents, as may be reasonably requested by the Administrative Agent to perfect or protect, or maintain the perfection and priority of, the Lien of the Administrative Agent for the benefit of the Secured Parties in Collateral contemplated hereunder.

(g) Chattel Paper. With respect to its Chattel Paper whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Each Grantor shall at all times retain sole physical possession of the originals of all Chattel Paper evidencing an amount exceeding $250,000 (other than electronic Chattel Paper and the electronic components of hybrid Chattel Paper); provided, however, that (x) upon the request of the Administrative Agent from time to time, such Grantor shall immediately deliver physical possession of such Chattel Paper to the Administrative Agent or its designee, and (y) in the event that there shall be created more than one original counterpart of any physical document that alone or in conjunction with any other physical or electronic document constitutes Chattel Paper, then such counterparts shall be numbered consecutively starting with “1” and such Grantor shall retain the counterpart numbered “1”.

(ii) All counterparts of all tangible Chattel Paper (and the tangible components of hybrid Chattel Paper) shall immediately upon the creation or acquisition thereof by any Grantor be conspicuously legended as follows: “A FIRST PRIORITY SECURITY INTEREST IN THIS CHATTEL PAPER HAS BEEN GRANTED TO BANK OF AMERICA, N.A., FOR ITSELF AND AS ADMINISTRATIVE AGENT FOR CERTAIN SECURED PARTIES PURSUANT TO A SECURITY AGREEMENT DATED AS OF AUGUST 22, 2011, AS AMENDED FROM TIME TO TIME. NO SECURITY INTEREST OR OTHER INTEREST IN FAVOR OF ANY OTHER PERSON MAY BE CREATED BY THE TRANSFER OF PHYSICAL POSSESSION OF THIS CHATTEL PAPER OR OF ANY COUNTERPART HEREOF EXCEPT BY OR

WITH THE CONSENT OF THE AFORESAID ADMINISTRATIVE AGENT AS PROVIDED IN SUCH SECURITY AGREEMENT.” In the case of electronic Chattel Paper (including the electronic components of hybrid Chattel Paper), no Grantor shall create or acquire any such Chattel Paper unless, prior to such acquisition or creation, it shall have taken such Perfection Action as the Administrative Agent may require to perfect by control the security interest of the Administrative Agent for the benefit of the Secured Parties in such Collateral.

(iii) Other than in the ordinary course of business and in keeping with reasonable and customary practice, no Grantor shall amend, modify, waive or terminate any material provision of, or fail to exercise promptly and diligently each material right or remedy conferred under or in connection with, any Chattel Paper evidencing an amount exceeding $250,000, in any case in such a manner as could reasonably be expected to materially adversely affect the value of affected Chattel Paper as collateral.

(h) Instruments. With respect to its Instruments whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that each Grantor shall (i) maintain at all times, and furnish to the Administrative Agent at the Administrative Agent’s reasonable request, a current list identifying in reasonable detail Instruments of which such Grantor is the payee or holder and having a face amount payable in excess of $250,000, but, other than during the continuance of an Event of Default, not more than once per fiscal year, and (ii) upon the reasonable request of the Administrative Agent, deliver to the Administrative Agent the originals of all such Instruments, together with duly executed undated endorsements in blank affixed thereto and such other documentation and information as may be reasonably necessary to enable the Administrative Agent to realize upon the Instruments in accordance with their respective terms or transfer the Instruments as may be permitted under the Loan Documents or by applicable law.

(i) Commercial Tort Claims. With respect to its Commercial Tort Claims whether now existing or hereafter created or acquired and wheresoever located, each Grantor represents, warrants and covenants to the Administrative Agent for the benefit of the Secured Parties that:

(i) Schedule 9(i) attached hereto contains a true and complete list of all Commercial Tort Claims in which any Grantor has an interest and which have been identified by a Grantor as of its Applicable Date, and as to which the Grantor believes in good faith there exists the possibility of recovery (including by way of settlement) of monetary relief in excess of $250,000 (“Grantor Claims”). Each Grantor shall furnish to the Administrative Agent upon its reasonable request but, other than during the continuance of an Event of Default, not more than once per fiscal year, a list of all Grantor Claims that are not then described on Schedule 9(i) attached hereto and stating that each of such additional Grantor Claims shall be deemed added to such Schedule 9(i) and shall constitute a Commercial Tort

Claim, a Grantor Claim, and additional Collateral hereunder, and (y) summarizing the status or disposition of any Grantor Claims that have been settled, or have been made the subject of any binding mediation, judicial or arbitral proceeding, or any judicial or arbitral order on the merits, or that have been abandoned. With respect to each such additional Grantor Claim, such Grantor Claim shall be and become part of the Collateral hereunder from the date such claim is identified to the Administrative Agent as provided above without further action, and (ii) the Administrative Agent is hereby authorized at the expense of the applicable Grantor to execute and file such additional financing statements or amendments to previously filed financing statements, and take such other action as it may deem reasonably necessary or advisable, to perfect the Lien on such additional Grantor Claims conferred hereunder, and the Grantor shall, if required by applicable law or otherwise at the reasonable request of the Administrative Agent, execute and deliver such Perfection Documents and take such other Perfection Action as the Administrative Agent may reasonably determine to be necessary or advisable to perfect or protect the Lien of the Administrative Agent for the benefit of the Secured Parties in such additional Grantor Claims conferred hereunder.

10. Casualty and Liability Insurance Required.

(a) Each Grantor will maintain insurance with respect to the Collateral to the extent required under Section 6.07 of the Credit Agreement.

(b) Each insurance policy obtained in satisfaction of the requirements of Section 10(a):

(i) shall prohibit cancellation or substantial modification, termination or lapse in coverage by the insurer without at least thirty (30) days’ prior written notice to the Administrative Agent, except for non-payment of premium, as to which such policies shall provide for at least ten (10) days’ prior written notice to the Administrative Agent;

(ii) without limiting the generality of the foregoing, all insurance policies where applicable under Section 10(a)(i) carried on the Collateral shall name the Administrative Agent, for the benefit of the Secured Parties, as loss payee and the Administrative Agent and Secured Parties as parties insured thereunder in respect of any claim for payment.

(c) Prior to expiration of any such policy, such Grantor shall furnish the Administrative Agent with evidence satisfactory to the Administrative Agent that the policy or certificate has been renewed or replaced or is no longer required by this Security Agreement.

(d) Each Grantor hereby makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent), for the benefit of the Secured Parties, as such Grantor’s true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance, which appointment is coupled with an interest and is irrevocable; provided, however, that the powers pursuant to such appointment shall be exercisable only upon the occurrence and during the continuation of an Event of Default.

(e) In the event such Grantor shall fail to maintain, or fail to cause to be maintained, the full insurance coverage required hereunder or shall fail to keep any of its Collateral in good repair and good operating condition, the Administrative Agent may (but shall be under no obligation to), without waiving or releasing any Secured Obligation or Default or Event of Default by such Grantor hereunder, contract for the required policies of insurance and pay the premiums on the same or make any required repairs, renewals and replacements; and all sums so disbursed by Administrative Agent, including reasonable Attorneys’ Costs, court costs, expenses and other charges related thereto, shall be payable on demand by such Grantor to the Administrative Agent, shall be additional Secured Obligations secured by the Collateral, and (in addition to other rights and remedies resulting from such nonpayment) shall bear interest from the date of demand until paid in full at the Default Rate.

(f) The provisions contained in this Security Agreement pertaining to insurance shall be cumulative with any additional provisions imposing additional insurance requirements with respect to the Collateral or any other property on which a Lien is conferred under any Collateral Document.

11. Rights and Remedies Upon Event of Default. Upon and during the continuance of an Event of Default, the Administrative Agent shall have the following rights and remedies on behalf of the Secured Parties in addition to any rights and remedies set forth elsewhere in this Security Agreement or the other Loan Documents, all of which may be exercised with or, if allowed by law, without notice to a Grantor:

(a) All of the rights and remedies of a secured party under the UCC or under other applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, to the extent permitted by law, in addition to any other rights and remedies contained in this Security Agreement or any other Loan Document;

(b) The right to foreclose the Liens and security interests created under this Security Agreement by any available judicial procedure or without judicial process;

(c) The right to (i) enter upon the premises of a Grantor through self-help and without judicial process, without first obtaining a final judgment or giving such Grantor notice or opportunity for a hearing on the validity of the Administrative Agent’s claim and without any obligation to pay rent to such Grantor, or any other place or places where any Collateral is located and kept, and remove the Collateral therefrom to the premises of the Administrative Agent or any agent of the Administrative Agent, for such time as the

Administrative Agent may desire, in order effectively to collect or liquidate the Collateral, (ii) require such Grantor or any bailee or other agent of such Grantor to assemble the Collateral and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties, and (iii) notify any or all Persons party to a Qualifying Control Agreement or who otherwise have possession of or control over any Collateral of the occurrence of an Event of Default and other appropriate circumstances, and exercise control over and take possession or custody of any or all Collateral in the possession, custody or control of such other Persons;

(d) The right to (i) exercise all of a Grantor’s rights and remedies with respect to the collection of Accounts, Chattel Paper, Instruments, Supporting Obligations and General Intangibles (collectively, “Payment Collateral”), including the right to demand payment thereof and enforce payment, by legal proceedings or otherwise; (ii) settle, adjust, compromise, extend or renew all or any Payment Collateral or any legal proceedings pertaining thereto; (iii) discharge and release all or any Payment Collateral; (iv) take control, in any manner, of any item of payment or proceeds referred to in Section 5 above; (v) prepare, file and sign a Grantor’s name on any Proof of Claim in bankruptcy, notice of Lien, assignment or satisfaction of Lien or similar document in any action or proceeding adverse to any obligor under any Payment Collateral or otherwise in connection with any Payment Collateral; (vi) endorse the name of a Grantor upon any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement relating to any Collateral; (vii) use the information recorded on or contained on a Grantor’s internet website or otherwise in any data processing equipment and computer hardware and software relating to any Collateral to which a Grantor has access; (viii) open such Grantor’s mail and collect any and all amounts due to such Grantor from any Account Debtors or other obligor in respect of Payment Collateral; (ix) take over such Grantor’s post office boxes or make other arrangements as the Administrative Agent, on behalf of the Secured Parties, deems necessary to receive such Grantor’s mail, including notifying the post office authorities to change the address for delivery of such Grantor’s mail to such address as the Administrative Agent, on behalf of the Secured Parties, may designate; (x) notify any or all Account Debtors or other obligor on any Payment Collateral that such Payment Collateral has been assigned to the Administrative Agent for the benefit of the Secured Parties and that Administrative Agent has a security interest therein for the benefit of the Secured Parties (provided that the Administrative Agent may at any time give such notice to an Account Debtor that is a department, agency or authority of the United States government); each Grantor hereby agrees that any such notice, in the Administrative Agent’s sole discretion, may (but need not) be sent on such Grantor’s stationery, in which event such Grantor shall co-sign such notice with the Administrative Agent if requested to do so by the Administrative Agent; and (xi) do all acts and things and execute all documents necessary, in Administrative Agent’s sole discretion, to collect the Payment Collateral; and

(e) The right to sell all or any Collateral in its then existing condition, or after any further manufacturing or processing thereof, at such time or times, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, with or without representations and warranties, all as the Administrative Agent, in its sole discretion, may deem advisable. The Administrative Agent shall have the right to conduct such sales on a Grantor’s premises or elsewhere and shall have the right to use a Grantor’s premises without charge for such sales for such time or times as the Administrative Agent may see fit. The Administrative Agent may, if it deems it reasonable, postpone or adjourn any sale of the Collateral from time to time by an announcement at the time and place of such postponed or adjourned sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that the Administrative Agent has no obligation to preserve rights to the Collateral against prior parties or to marshal any Collateral for the benefit of any Person. The Administrative Agent for the benefit of the Secured Parties is hereby granted an irrevocable fully paid license or other right (including each Grantor’s rights under any license or any franchise agreement), each of which shall remain in full force and effect until the Facility Termination Date, to use, without charge, each of the labels, patents, copyrights, names, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature owned or licensed by any Grantor, as it pertains to the Collateral, in completing production of, advertising for sale and selling any Collateral. If any of the Collateral shall require repairs, maintenance, preparation or the like, or is in process or other unfinished state, the Administrative Agent shall have the right, but shall not be obligated, to perform such repairs, maintenance, preparation, processing or completion of manufacturing for the purpose of putting the same in such saleable form as the Administrative Agent shall deem appropriate, but the Administrative Agent shall have the right to sell or dispose of the Collateral without such processing and no Grantor shall have any claim against the Administrative Agent for the value that may have been added to such Collateral with such processing. In addition, each Grantor agrees that in the event notice is necessary under applicable law, written notice mailed to such Grantor in the manner specified herein ten (10) days prior to the date of public sale of any of the Collateral or prior to the date after which any private sale or other disposition of the Collateral will be made shall constitute commercially reasonable notice to such Grantor. All notice is hereby waived with respect to any of the Collateral which threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Administrative Agent may purchase all or any part of the Collateral at public or, if permitted by law, private sale, free from any right of redemption which is hereby expressly waived by such Grantor and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.

The net cash proceeds resulting from the collection, liquidation, sale, or other disposition of the Collateral shall be applied first to the expenses (including all Attorneys’ Costs) of retaking, holding, storing, processing and preparing for sale, selling, collecting, liquidating and the like, and then to the satisfaction of all Secured Obligations in accordance with the terms of Section 8.03 of the Credit Agreement. Each Grantor shall be liable to the Administrative Agent, for the benefit of the Secured Parties, and shall pay to the Administrative Agent, for the benefit of the Secured Parties, on demand any deficiency which may remain after such sale, disposition, collection or liquidation of the Collateral.

12. Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent as the Grantor’s attorney-in-fact for the purposes of carrying out the provisions of this Security Agreement and taking any action and executing any instrument which the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided that the Administrative Agent shall have and may exercise rights under this power of attorney only upon the occurrence and during the continuance of an Event of Default. Without limiting the generality of the foregoing, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right and power

(a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) above;

(c) to endorse such Grantor’s name on any checks, notes, drafts or any other payment relating to or constituting proceeds of the Collateral which comes into the Administrative Agent’s possession or the Administrative Agent’s control, and deposit the same to the account of the Administrative Agent, for the benefit of the Secured Parties, on account and for payment of the Secured Obligations;

(d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Administrative Agent, for the benefit of the Secured Parties, with respect to any of the Collateral; and

(e) to execute, in connection with any sale or other disposition of Collateral provided for herein, any endorsement, assignments, or other instruments of conveyance or transfer with respect thereto.

13. Reinstatement. The granting of a security interest in the Collateral and the other provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or is repaid by any Secured Party in whole or in part in good faith settlement of a pending or threatened avoidance claim, whether upon the insolvency, bankruptcy or reorganization of any Grantor or any other Loan Party or otherwise, all as though such payment had not been made. The provisions of this Section 13 shall survive repayment of all of the Secured Obligations and the termination or expiration of this Security Agreement in any manner, including but not limited to termination upon occurrence of the Facility Termination Date.

14. Certain Waivers by the Grantors. Each Grantor waives to the extent permitted by applicable law (a) any right to require any Secured Party or any other obligee of the Secured Obligations to (x) proceed against any Person or entity, including without limitation any Loan Party, (y) proceed against or exhaust any Collateral or other collateral for the Secured

Obligations, or (z) pursue any other remedy in its power; (b) any defense arising by reason of any disability or other defense of any other Person, or by reason of the cessation from any cause whatsoever of the liability of any other Person or entity, (c) until 93 days immediately following the Facility Termination Date or such other period as may be agreed to in writing by the Administrative Agent, any right of subrogation, and (d) any right to enforce any remedy which any Secured Party or any other obligee of the Secured Obligations now has or may hereafter have against any other Person and any benefit of and any right to participate in any collateral or security whatsoever now or hereafter held by the Administrative Agent for the benefit of the Secured Parties. Each Grantor authorizes each Secured Party and each other obligee of the Secured Obligations without notice (except notice required by applicable law) or demand and without affecting its liability hereunder or under the Loan Documents from time to time to: (i) take and hold security, other than the Collateral herein described, for the payment of such Secured Obligations or any part thereof, and exchange, enforce, waive and release the Collateral herein described or any part thereof or any such other security; and (ii) apply such Collateral or other security and direct the order or manner of sale thereof as such Secured Party or obligee in its discretion may determine.

The Administrative Agent may at any time deliver (without representation, recourse or warranty) the Collateral or any part thereof to a Grantor and the receipt thereof by such Grantor shall be a complete and full acquittance for the Collateral so delivered, and the Administrative Agent shall thereafter be discharged from any liability or responsibility therefor.

15. Continued Powers. Until the Facility Termination Date shall have occurred, the power of sale and other rights, powers and remedies granted to the Administrative Agent for the benefit of the Secured Parties hereunder shall continue to exist and may be exercised by the Administrative Agent at any time and from time to time irrespective of the fact that any of the Secured Obligations or any part thereof may have become barred by any statute of limitations or that any part of the liability of any Grantor may have ceased.

16. Other Rights. The rights, powers and remedies given to the Administrative Agent for the benefit of the Secured Parties by this Security Agreement shall be in addition to all rights, powers and remedies given to the Administrative Agent or any Secured Party under any other Loan Document or by virtue of any statute or rule of law. Any forbearance or failure or delay by the Administrative Agent in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of the Secured Parties shall continue in full force and effect until such right, power or remedy is specifically waived in accordance with the terms of the Credit Agreement.

17. Anti-Marshaling Provisions. The right is hereby given by each Grantor to the Administrative Agent, for the benefit of the Secured Parties, to make releases (whether in whole or in part) of all or any part of the Collateral agreeable to the Administrative Agent without notice to, or the consent, approval or agreement of other parties and interests, including junior lienors, which releases shall not impair in any manner the validity of or priority of the Liens and security interests in the remaining Collateral conferred hereunder, nor release any Grantor from personal liability for the Secured Obligations. Notwithstanding the existence of any other security interest in the Collateral held by the Administrative Agent, for the benefit of the Secured Parties, the Administrative Agent shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided in this Security Agreement. Each Grantor hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein or in any other Loan Document.

18. Entire Agreement. This Security Agreement and each Security Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as contained in the Loan Documents. The express terms hereof and of the Security Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof or thereof. Neither this Security Agreement nor any Security Joinder Agreement may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in a manner other than as provided in the Credit Agreement.

19. Third Party Reliance. Each Grantor hereby consents and agrees that all issuers of or obligors in respect of any Collateral, and all securities intermediaries, warehousemen, bailees, public officials and other Persons having any interest in, possession of, control over or right, privilege, duty or discretion in respect of, any Collateral shall be entitled to accept the provisions hereof and of the Security Joinder Agreements as conclusive evidence of the right of the Administrative Agent, on behalf of the Secured Parties, to exercise its rights hereunder or thereunder with respect to the Collateral, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by any Grantor or any other Person to any of such Persons.

20. Binding Agreement; Assignment. This Security Agreement and each Security Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Grantor shall be permitted to assign this Security Agreement, any Security Joinder Agreement or any interest herein or therein or, except as expressly permitted herein or in the Credit Agreement, in the Collateral or any part thereof or interest therein. Without limiting the generality of the foregoing sentence of this Section 20, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Administrative Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to the Administrative Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

21. Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than the Administrative Agent) that obtains the benefit of this Security Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the L/C Issuer and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Security Agreement to the contrary, the Administrative Agent shall only be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Security Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

22. Severability. If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

23. Counterparts. This Security Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Agreement to produce or account for more than one such counterpart executed by the Grantor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 23, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Agreement.

24. Termination. Subject to the provisions of Section 13, this Security Agreement and each Security Joinder Agreement, and all obligations of the Grantors hereunder (excluding those obligations and liabilities that expressly survive such termination) shall terminate without delivery of any instrument or performance of any act by any party on the Facility Termination Date. Upon such termination of this Security Agreement, the Administrative Agent shall, at the request and sole expense of the Grantors, promptly deliver to the Grantors such termination statements and take such further actions as the Grantors may reasonably request to terminate of record, or otherwise to give appropriate notice of the termination of, any Lien conferred hereunder.

25. Notices. Any notice required or permitted hereunder or under any Subsidiary Guaranty Joinder Agreement shall be given, (a) with respect to each Grantor, at the address of the Company indicated in Schedule 10.02 of the Credit Agreement and (b) with respect to the Administrative Agent or any other Secured Party, at the Administrative Agent’s address indicated in Schedule 10.02 of the Credit Agreement. All such addresses may be modified, and all such notices shall be given and shall be effective, as provided in Section 10.02 of the Credit Agreement for the giving and effectiveness of notices and modifications of addresses thereunder.

26. Joinder. Each Person that shall at any time execute and deliver to the Administrative Agent a Security Joinder Agreement substantially in the form attached as Exhibit A hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Grantor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned to the Administrative Agent for the benefit of the Secured Parties all Collateral in which it has at its Applicable Date or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Grantors or to the parties to this Security Agreement shall be deemed to include such Person as a Grantor hereunder. Each Security Joinder Agreement shall be accompanied by the Supplemental Schedules referred to therein, appropriately completed with information relating to the Grantor executing such Security Joinder Agreement and its property. Each of the applicable Schedules attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Schedules.

27. Rules of Interpretation. The rules of interpretation contained in Section 1.03 of the Credit Agreement shall be applicable to this Security Agreement and each Security Joinder Agreement and are hereby incorporated by reference. All representations and warranties contained herein shall survive the delivery of documents and any Credit Extensions referred to herein or secured hereby.

28. Governing Law; Jurisdiction; Etc.

(a) THIS SECURITY AGREEMENT AND EACH SECURITY JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF

THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 25. NOTHING IN THIS SECURITY AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

29. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT OR ANY SECURITY JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have duly executed this Security Agreement on the day and year first written above.

GRANTORS:

MASTEC, INC., a Florida corporation

By:
Name:
Title:

CAM COMMUNICATIONS, INC., a Maryland corporation

By:
Name:
Title:

EC SOURCE SERVICES, LLC, a Florida limited liability company

By:
Name:
Title:

GLOBETEC CONSTRUCTION, LLC, a Florida limited liability company

By:
Name:
Title:

MASTEC CONTRACTING COMPANY, INC., a Nevada corporation

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

MASTEC NORTH AMERICA, INC., a Florida corporation

By:
Name:
Title:

MASTEC RENEWABLES CONSTRUCTION COMPANY, INC., a Florida corporation

By:
Name:
Title:

MASTEC RESIDENTIAL SERVICES, LLC, a Florida limited liability company

By:
Name:
Title:

MASTEC WIRELESS SERVICES, LLC, a Florida limited liability company

By:
Name:
Title:

NSORO MASTEC, LLC, a Florida limited liability company

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

OPTIMA NETWORK SERVICES, INC., a California corporation

By:
Name:
Title:

PRECISION PIPELINE LLC, a Wisconsin limited liability company

By:
Name:
Title:

PRECISION TRANSPORT COMPANY, LLC, a Wisconsin limited liability company

By:
Name:
Title:

PUMPCO, INC., a Texas corporation

By:
Name:
Title:

THREE PHASE LINE CONSTRUCTION, INC., a New Hampshire corporation

By:
Name:
Title:

WANZEK CONSTRUCTION, INC., a North Dakota corporation

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

SECURITY AGREEMENT

Signature Page

EXHIBIT A

FORM OF SECURITY JOINDER AGREEMENT

THIS SECURITY JOINDER AGREEMENT dated as of             , 20      (this “Security Joinder Agreement”), is made by                             , a                      (the “Joining Grantor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Credit Agreement).

RECITALS:

A. Mastec, Inc., a Florida corporation, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the lenders party thereto and the Administrative Agent are party to a Credit Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Credit Agreement”).

B. The Company, certain of its Subsidiaries and the Administrative Agent, are party to a Security Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Security Agreement”).

C. The Joining Grantor is a Subsidiary of the Company and is required by the terms of the Credit Agreement to become a Subsidiary Guarantor and be joined as a party to the Security Agreement as a Grantor (as defined in the Security Agreement).

C. The Joining Grantor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Secured Cash Management Agreements and Secured Hedge Agreements, the Joining Grantor hereby agrees as follows:

1. Joinder. The Joining Grantor hereby irrevocably, absolutely and unconditionally becomes a party to the Security Agreement as a Grantor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Grantor or to which each Grantor is subject thereunder, including without limitation the grant pursuant to Section 2 of the Security Agreement of a security interest to the Administrative Agent for the benefit of the Secured Parties in the property and property rights constituting Collateral (as defined in Section 2 of the Security Agreement) of such Grantor or in which such Grantor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Security Agreement), all with the same force and effect as if the Joining Grantor were a signatory to the Security Agreement.

2. Affirmations. The Joining Grantor hereby acknowledges and reaffirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Grantor contained in the Security Agreement.

3. Supplemental Schedules. Attached to this Security Joinder Agreement are duly completed schedules (the “Supplemental Schedules”) supplementing as thereon indicated the respective Schedules to the Security Agreement. The Joining Grantor represents and warrants that the information contained on each of the Supplemental Schedules with respect to such Joining Grantor and its properties and affairs is true, complete and accurate as of the date hereof.

4. Severability. If any provision of this Security Joinder Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Joinder Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

5. Counterparts. This Security Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Security Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Grantor. Without limiting the foregoing provisions of this Section 5, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Security Joinder Agreement.

6. Delivery. The Joining Grantor hereby irrevocably waives notice of acceptance of this Security Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Cash Management Agreement and Hedge Agreements made and maintained, in reliance on this Security Joinder Agreement and the Grantor’s joinder as a party to the Security Agreement as herein provided.

7. Governing Law; Jurisdiction; Waiver of Jury Trial; Etc. The provisions of Sections 28 and 29 of the Security Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Grantor has duly executed and delivered this Security Joinder Agreement as of the day and year first written above.

JOINING GRANTOR:

By:
Name:
Title:

2

SUPPLEMENTAL

SCHEDULE 7(f)

Grantor Information

I.	II.	III.	IV.	V.	VI.
Name	Jurisdiction of Formation/ Form of Entity/I.D. Number	Address of Chief Executive Office	Trade Styles	Collateral Locations (and Type of Collateral)	Name and City and State of Landlord of Collateral Location (if leased)

Delivered pursuant to Security Joinder Agreement of                                                  .

Applicable Date:             , 20

SUPPLEMENTAL

SCHEDULE 9(e)

Investment Property

	Securities Accounts			Other Investment Property
Grantor	Name and Address of Securities Intermediary	Account Number	Name and Type of Issuer	Quantity of Shares or Other Interest	Certificate Number(s)

Delivered pursuant to Security Joinder Agreement of                                              .

Applicable Date:             , 20

SUPPLEMENTAL

SCHEDULE 9(f)

Deposit Accounts

Grantor	Name and Address of Depository Institution	Account No.	Certificate of Deposit No. (If applicable)

Delivered pursuant to Security Joinder Agreement of                                                      .

Applicable Date:             , 20

SUPPLEMENTAL

SCHEDULE 9(i)

Commercial Tort Claims

Grantor	Adverse Party(ies)	Nature of Claim	Status of Claim

Delivered pursuant to Security Joinder Agreement of                                              .

Applicable Date:             , 20

EXHIBIT H

FORM OF PLEDGE AGREEMENT

See attached.

Form of Pledge Agreement

FOURTH AMENDED, RESTATED

AND CONSOLIDATED PLEDGE AGREEMENT

THIS FOURTH AMENDED, RESTATED AND CONSOLIDATED PLEDGE AGREEMENT (this “Agreement”) is made on August 22, 2011, by and among MASTEC, INC., a Florida corporation (“MasTec” and a “Pledgor”), MASTEC NORTH AMERICA, INC., a Florida corporation (“MasTec North America” and a “Pledgor”), THREE PHASE ACQUISITION CORP., a New Hampshire corporation (“Three Phase Acquisition” and a “Pledgor”), EC SOURCE SERVICES, LLC, a Florida limited liability company (“EC Source” and a “Pledgor”), PRECISION ACQUISITION, LLC, a Wisconsin limited liability company (“Precision” and a “Pledgor”), NSORO MASTEC, LLC, a Florida limited liability company (“Nsoro” and a “Pledgor”), EACH OTHER PERSON THAT SHALL BECOME A PARTY HERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Pledgor” and together with MasTec, MasTec North America, Three Phase Acquisition, EC Source, Precision and Nsoro, collectively, the “Pledgors”), and BANK OF AMERICA, N.A., a national banking association, as administrative agent (together with its successors in such capacity, “Agent”) for the Secured Parties (as defined in the Credit Agreement (as defined below)).

WHEREAS, MasTec, certain of its Affiliates party thereto as borrowers, the lenders party thereto and Fleet Capital Corporation (“Fleet”), as administrative agent, entered into that certain Revolving Credit and Security Agreement dated as of January 22, 2002 (the “Original Agreement”), pursuant to which such lenders made a revolving credit facility with a letter of credit subfacility available to MasTec and such Affiliates;

WHEREAS, (i) Fleet assigned all of its interests in the loans under the Original Agreement to Bank of America, (ii) Fleet resigned as administrative agent under the Original Agreement and (iii) Bank of America was appointed as successor administrative agent by the lenders party to the Original Agreement;

WHEREAS, MasTec, certain of its Affiliates party thereto as borrowers, the lenders party thereto and Agent entered into that certain Amended and Restated Loan and Security Agreement dated as of May 10, 2005 (the “First Amended and Restated Agreement”), pursuant to which such lenders agreed to amend and restate the Original Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to MasTec and such Affiliates;

WHEREAS, MasTec, certain of its Affiliates party thereto as borrowers, the lenders party thereto and Agent entered into that certain Second Amended and Restated Loan and Security Agreement dated as of July 29, 2008 (as amended, supplemented or otherwise modified prior to the date hereof, the “Existing Agreement”), pursuant to which such lenders agreed to amend and restate the First Amended and Restated Agreement and continue the availability of the revolving credit facility and the letter of credit subfacility to MasTec and such Affiliates;

WHEREAS, the obligations under the Existing Agreement are secured, in part, by that certain Third Amended, Restated and Consolidated Pledge Agreement dated as of July 29, 2008 in favor of Agent (as at any time amended, restated, modified or otherwise supplemented prior to the date hereof, the “Existing Pledge Agreement”);

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among MasTec, certain Subsidiaries of MasTec party thereto (each a “Designated Borrower” and, together with MasTec, collectively, the “Borrowers” and, individually, a “Borrower”), Agent, Bank of America, N.A., as Swing Line Lender and L/C Issuer, and the lenders now or hereafter party thereto (the “Lenders”), the Existing Agreement will be further amended and restated;

WHEREAS, a material part of the consideration given in connection with and as an inducement to the execution and delivery of the Credit Agreement by Agent and the Lenders is the obligation of the Grantors to enter into this Agreement, and the Secured Parties are unwilling to extend and maintain the credit facilities provided under the Loan Documents unless the Grantors enter into this Agreement; and

WHEREAS, certain additional extensions of credit may be made from time to time for the benefit of the Grantors pursuant to certain Secured Cash Management Agreements and Secured Hedge Agreements;

NOW THEREFORE, in order to induce (a) Agent and the Lenders to amend and restate the Existing Agreement and (b) the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement and under the Secured Cash Management Agreements and Secured Hedge Agreements, the parties hereto agree that the Existing Pledge Agreement is hereby amended and restated in this Agreement, with the effect that the Existing Pledge Agreement as so amended and restated is hereby continued into this Agreement, and this Agreement shall constitute neither a release nor novation of any lien or security interest arising under the Existing Pledge Agreement nor a refinancing of any indebtedness or obligations arising thereunder or under the Existing Agreement or related documents, but rather the liens and security interests in effect under the Existing Pledge Agreement shall continue in effect on the terms hereof, as follows:

1. Definitions. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

“Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in full (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements as to which arrangements reasonably satisfactory to the applicable Cash Management Bank or Hedge Bank have been made), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto reasonably satisfactory to Agent and the L/C Issuer shall have been made).

“Pledged Collateral” shall have the meaning ascribed to it in Section 2 hereof.

“Pledged Interests” shall have the meaning ascribed to it in Section 2 hereof.

“Pledged Subsidiaries” shall have the meaning ascribed to it in Section 2 hereof.

“Secured Obligations” means (a) as to each Borrower, all of the Obligations, including, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Credit Agreement and each of the other Loan Documents (including this Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which any Loan Party is now or hereafter becomes a party, and (b) as to each Subsidiary Guarantor, the payment and performance of its obligations and liabilities (whether now existing or hereafter arising) (i) under the Subsidiary Guaranty and each of the other Loan Documents (including this Agreement) to which it is now or hereafter becomes a party, and (ii) any Secured Cash Management Agreements and Secured Hedge Agreements to which it is now or hereafter becomes a party.

“Voting Equity Interests” means, with respect to any Person, the Equity Interests entitled to vote for members of the board of directors or equivalent governing body of such Person.

2. Pledge; Agent’s Duties.

(a) As collateral security for the payment and performance by each Pledgor of its now or hereafter existing Secured Obligations, each Pledgor hereby grants, pledges and collaterally assigns to the Administrative Agent for the benefit of the Secured Parties a first priority security interest in all of the following items of property in which it now has or may at any time hereafter acquire an interest or the power to transfer rights therein, and wheresoever located (collectively, the “Pledged Collateral”):

(i) all Equity Interests in all of its Subsidiaries (other than PPMASI, LLC) (limited, in the case of each entity that is a CFC (which shall include for all purposes under this Agreement any Domestic Subsidiary substantially all of the assets of which consist of Equity Interests in one or more entities that are CFCs), to a pledge of 65% of the Voting Equity Interests of each such first-tier Foreign Subsidiary to the extent the pledge of any greater percentage would result in adverse tax consequences to MasTec), in each case, whether now existing or hereafter created or acquired (collectively, the “Pledged Interests”), including the Pledged Interests more particularly described on Annex A (such Subsidiaries, together with all other Subsidiaries whose Equity Interests may be required to be subject to this Agreement from time to time, are referred to collectively as the “Pledged Subsidiaries”);

(ii) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any Pledged Interest, or (y) by its or their terms exchangeable or exercisable for or convertible into any Pledged Interest;

(iii) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to Agent in substitution for or as an addition to any of the foregoing;

(iv) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(v) all proceeds of any of the foregoing.

(b) Agent shall have no duty with respect to any of the Pledged Collateral other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession. Without limiting the generality of the foregoing, Agent shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Pledgors.

(c) Each Pledgor hereby ratifies, reaffirms and renews and continues its prior pledge and grant of a security interest in favor of Agent, for the benefit of the Secured Parties, in all of such Pledgor’s respective portion of the Pledged Collateral described in the Existing Pledge Agreement.

3. Voting Rights. During the term of this Agreement, and so long as no Event of Default shall exist, each Pledgor shall have the right to vote all or any portion of the Equity Interests owned by such Pledgor on all corporate questions and exercise any and all voting and other consensual rights pertaining to its respective portion of the Pledged Collateral or any part thereof, in each case for all purposes not inconsistent with the terms of this Agreement or any of the other Loan Documents. Agent shall execute and deliver or cause to be executed and delivered to Pledgors proxies with respect to the Pledged Collateral for the purpose of enabling Pledgors to exercise the voting and other rights which they are entitled to exercise pursuant to this Section 3 and to receive the dividends, distributions or interest payments which it is authorized to receive and retain pursuant to Section 4 below. Upon the occurrence and during the continuance of an Event of Default and Agent’s election to exercise its rights and remedies hereunder with respect to the Pledged Collateral in consequence thereof, all rights of Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to this Section 3 shall cease, and all such rights shall thereupon become vested in Agent, for the benefit of the Secured Parties, who shall thereupon have the sole right to exercise such voting and other consensual rights, and any and all proxies theretofore executed by Agent shall terminate and thereafter be null and void and of no effect whatsoever.

4. Collection of Dividend Payments. During the term of this Agreement, and so long as there shall not occur or exist any Event of Default, each Pledgor shall have the right to receive and retain any and all dividends and other distributions payable by any Pledged Subsidiary to such Pledgor on account of any of the Pledged Collateral except as otherwise provided in the Loan Documents. Upon the occurrence and during the continuation of any Event of Default, all dividends and other distributions payable by any Pledged Subsidiary on account of any of the Pledged Collateral shall be paid to Agent and any such sum received by any Pledgor shall be deemed to be held by such Pledgor in trust for the benefit of Agent and shall be forthwith turned over to Agent for application by Agent to the Secured Obligations in such order of application as is specified in the Credit Agreement.

5. Representations and Warranties of Pledgors. Each Pledgor represents and warrants to Agent as follows (which representations and warranties shall be deemed continuing): (a) such Pledgor is the legal and beneficial owner of its respective portion of the Pledged Collateral indicated on Annex A; (b) all of the Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgors free of any Liens except for Liens permitted under Section 7.01 of the Credit Agreement (“Permitted Liens”); (c) all of the Pledged Interests constitute (i) 65% of the issued and outstanding Voting Equity Interests (or if any Pledgor shall own less than 65% of such Voting Equity Interests, then 100% of the Voting Equity Interests owned by such Pledgor) and 100% of the other issued and outstanding Equity Interests of each CFC constituting a Pledged Subsidiary and (ii) all of the issued and outstanding Equity Interests of all Domestic Subsidiaries other than CFCs constituting Pledged Subsidiaries; (d) except for those restrictions contained in the Loan Documents, there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) such Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other party and free of any Liens other than Permitted Liens and applicable restrictions imposed by any Governmental Authority, and without any restriction under the organizational documents of any Pledgor or any Pledged Subsidiary (including the articles of incorporation or organization or the by-laws or operating agreement of any Pledgor or any Pledged Subsidiary) or any agreement among any Pledgor’s or any Pledged Subsidiary’s shareholders or members; (f) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (g) the execution, delivery and performance by such Pledgor of this Agreement and the exercise by Agent of its rights and remedies hereunder do not and will not result in the violation of (i) the articles of incorporation or organization or by-laws or operating agreement of any Pledgor, or (ii) any material agreement, indenture, instrument or applicable law by which any Pledgor or any Pledged Subsidiary is bound or to which any Pledgor or any Pledged Subsidiary is subject (except such Pledgor makes no representation or warranty about Agent’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities), except in the case of clause (ii) to the extent that could not reasonably be expected to have a Material Adverse Effect; (h) no consent, filing, approval, registration or recording is required (x) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Agreement or (y) to perfect the Lien created by this Agreement, except in each case for consents, filings, approvals, registrations or recordings which (A) have been duly obtained, taken, given or made and are in full force and effect or (B) the filing of the Uniform Commercial Code financing statements; (i) none of the Pledged Collateral is held or maintained in the form of a securities entitlement or credited to any securities account; (j) none of the Pledged Collateral constituting membership interests in a limited liability company is, nor has the relevant Pledged Subsidiary elected to designate any of the Pledged Collateral as, a “security” under (and as defined in) Article 8 of the Uniform Commercial Code (the “UCC”); and (k) unless a power is delivered in connection therewith, none of the Pledged Collateral is evidenced by a certificate or other writing.

6. Affirmative Covenants of Pledgors. Until the Facility Termination Date, each Pledgor covenants that it will: (a) warrant and defend at its own expense Agent’s right, title, and security interest in and to the Pledged Collateral against the claims of any Person; (b) promptly deliver to Agent all written notices with respect to the Pledged Collateral, and will promptly give written notice to Agent of any other notices received by such Pledgor with respect to the Pledged Collateral; (c) if any of the Pledged Collateral constituting membership interests in a limited liability company is hereafter designated by the relevant Pledged Subsidiary as a “security” under (and as defined in) Article 8 of the UCC, cause such Pledged Collateral to be certificated; and (d) if at any time hereafter any of the Pledged Collateral that is not currently certificated becomes certificated, deliver all certificates or other documents evidencing or representing the Pledged Collateral to Agent, accompanied by powers, all in form and substance reasonably satisfactory to Agent.

7. Negative Covenants of Pledgors. Except as expressly permitted under the Credit Agreement and the other Loan Documents, until the Facility Termination Date, each Pledgor covenants that it will not, without the prior written consent of Agent, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein; (b) incur or permit to be incurred any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby and Permitted Liens; (c) consent to the issuance by any Pledged Subsidiary of any new Equity Interests of such Pledged Subsidiary; (d) consent to any merger or other consolidation of any Pledged Subsidiary with or into any corporation or other entity except to the extent such merger or consolidation is permitted pursuant to the Loan Documents; (e) cause any Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account; (f) designate, or cause any Pledged Subsidiary to designate, any of the Pledged Collateral constituting membership interests in a limited liability company as a “security” under Article 8 of the UCC; or (g) evidence, or permit any Pledged Subsidiary to evidence, any of the Pledged Collateral which is not currently certificated, with any certificates, instruments or other writings, unless the relevant Pledged Subsidiary has complied with the provisions of Section 6(d) of this Agreement.

8. Irrevocable Authorization and Instruction to Pledged Subsidiaries. To the extent that any portion of the Pledged Collateral may now or hereafter consist of uncertificated securities within the meaning of Section 8 of the UCC, each Pledgor irrevocably authorizes and instructs each Pledged Subsidiary to comply with any instruction received by such Pledged Subsidiary from Agent with respect to such Pledged Collateral without any other or further instructions from or consent of any Pledgor, and each Pledgor agrees that each Pledged Subsidiary shall be fully protected in so complying; provided, however, that Agent agrees that Agent will not issue or deliver any instructions to any Pledged Subsidiary except upon the occurrence and during the continuance of an Event of Default.

9. Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents to Agent that such Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that Agent shall have no responsibility or liability for informing such Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

10. [Intentionally deleted.]

11. [Intentionally deleted.]

12. Registration. If Agent determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended (the “Securities Act”) or any similar federal or state law, with respect to the securities included in the Pledged Collateral prior to sale thereof by Agent, then upon the occurrence and during the continuation of an Event of Default, Pledgors will use their best efforts to cause any such registration to be effectively made, at no expense to Agent, and to continue such registration effective for such time as may be reasonably necessary in the reasonable opinion of Agent, and will reimburse Agent for any documented out-of-pocket expense incurred by Agent, including documented fees and charges of one counsel and one local counsel and applicable regulatory counsel in each appropriate jurisdiction and accountants’ fees and expenses, in connection therewith.

13. Consent. Each Pledgor hereby consents that from time to time, before or after the occurrence or existence of any Default or Event of Default, with or without notice to or assent from any Pledgor, any other security at any time held by or available to Agent for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Agent may see fit, and each Pledgor shall remain bound under this Agreement and under the other Loan Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

14. Remedies Upon Default. Upon the occurrence and during the continuation of any Event of Default, (i) Agent shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Loan Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Agent may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees. In addition, upon the occurrence and during the continuation of an Event of Default, Agent may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Agent’s possession or custody, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Agent may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever of any Pledgor or arising through any Pledgor. If any of the Pledged Collateral is sold by Agent upon credit or for future delivery, Agent shall not be liable for the failure of the purchaser to pay the same and in such event Agent may resell such Pledged Collateral. Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Agent will give Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to Pledgors, as provided in Section 27 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by applicable law, waived. Agent may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by applicable law, buy at any private sale thereof. Pledgors will pay to Agent on demand all documented out-of-pocket expenses (including court costs and the fees and charges of one counsel and one local counsel and applicable regulatory counsel in each appropriate jurisdiction) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any documented out-of-pocket expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral. Agent shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to the fees and charges of one counsel and one local counsel and applicable regulatory counsel in each appropriate jurisdiction and all travel and other documented out-of-pocket expenses which may be incurred by Agent in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Credit Agreement.

15. Redemption; Marshaling. Each Pledgor agrees that Agent shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Agent’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, each Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral that might cause delay in or impede the enforcement of Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, each Pledgor hereby irrevocably waives the benefits of all such laws.

16. Term. This Agreement shall become effective only when accepted by Agent and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until all of the Secured Obligations have been fully and finally paid, satisfied and discharged, at which time this Agreement shall terminate and Agent shall deliver to Pledgors, at Pledgors’ expense, (i) such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement and (ii) such termination statements and other release documents as may be requested by Pledgors to evidence the termination of Agent’s security interest in the Pledged Collateral. Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Loan Documents, all of which indemnities shall survive any termination of this Agreement or any of the other Loan Documents in accordance with their respective terms.

17. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “including” shall mean “including, without limitation.” Whenever in this Agreement the words “Equity Interest” or “Equity Interests” or other similar words or phrases are used in connection with a

Person referring to equity ownership interests in such Person, such word or phrase shall also be deemed to include a reference to capital stock and limited liability company membership interests, each reference to a “corporation” shall also be deemed to include a reference to a limited liability company and vice versa, each reference to “shareholders” of a Person shall also be deemed to include a reference to members and vice versa and each reference to “certificate of incorporation” or “articles of incorporation” or “bylaws” shall also be deemed to include a reference to “certificate of formation” and “operating agreement” or other constituent documents of a limited liability company and vice versa.

18. Entire Agreement. This Agreement and each Pledge Joinder Agreement, together with the Credit Agreement and other Loan Documents, constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and understandings, inducements, commitments or conditions, express or implied, oral or written, except as herein contained. The express terms hereof and of the Pledge Joinder Agreements control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof and thereof. Neither this Pledge Agreement nor any Pledge Joinder Agreement may be changed, altered, modified, supplemented, discharged, canceled, terminated, or amended orally or in a manner other than as provided in the Credit Agreement.

19. Binding Agreement; Assignment. This Agreement and each Pledge Joinder Agreement, and the terms, covenants and conditions hereof and thereof, shall be binding upon and inure to the benefit of the parties hereto, and to their respective successors and assigns, except that no Pledgor shall be permitted to assign this Agreement, any Pledge Joinder Agreement or any interest herein or therein or in the Collateral, or any part thereof or interest therein, or otherwise pledge, encumber or grant any option with respect to the Collateral, or any part thereof, or any cash or property held by Agent as Collateral under this Agreement. Without limiting the generality of the foregoing sentence of this Section 19, any Lender may assign to one or more Persons, or grant to one or more Persons participations in or to, all or any part of its rights and obligations under the Credit Agreement (to the extent permitted by the Credit Agreement); and to the extent of any such assignment or participation such other Person shall, to the fullest extent permitted by law, thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject however, to the provisions of the Credit Agreement, including Article IX thereof (concerning the Agent) and Section 10.06 thereof (concerning assignments and participations). All references herein to Agent and to the Secured Parties shall include any successor thereof or permitted assignee, and any other obligees from time to time of the Secured Obligations.

20. [Intentionally deleted.]

21. Cooperation and Further Assurances. Each Pledgor agrees that it will cooperate with Agent and will, upon Agent’s request, execute and deliver, or cause to be executed and delivered, all such other powers, instruments, financing statements, certificates, legal opinions and other documents, and will take all such other action as Agent may reasonably request from time to time, in order to carry out the provisions and purposes hereof, including delivering to Agent, if requested by Agent, irrevocable proxies with respect to the Equity Interests in form reasonably satisfactory to Agent (subject to Pledgors’ voting rights under Section 3 hereof). Until receipt thereof, this Agreement shall constitute each Pledgor’s proxy to Agent or its nominee to vote all shares of the Equity Interests then registered in such Pledgor’s name (subject to Pledgors’ voting rights under Section 3 hereof).

22. Secured Cash Management Agreements and Secured Hedging Agreements. No Secured Party (other than Agent) that obtains the benefit of this Agreement shall have any right to notice of any action or to consent to, direct or object to any action hereunder or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender or the L/C Issuer and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Agreement to the contrary, Agent shall only be required to verify the payment of, or that other satisfactory arrangement have been made with respect to, the Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements to the extent the Agent has received written notice of such Obligations, together with such supporting documentation as it may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Secured Party not a party to the Credit Agreement that obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of Agent pursuant to the terms of the Credit Agreement, and that with respect to the actions and omissions of Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, Agent and each of its Related Parties shall be entitled to all the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

23. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

24. Counterparts. This Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart executed by the Pledgor against whom enforcement is sought. Without limiting the foregoing provisions of this Section 24 the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Agreement.

25. Agent’s Exoneration. Under no circumstances shall Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Agent shall not be required to take any action of any kind to collect, preserve or protect its or any Pledgor’s rights in the Pledged Collateral or against other parties thereto. Agent’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

26. Additional Interests. If any Pledgor shall at any time acquire or hold any additional Pledged Interests, including any Pledged Interests issued by any Subsidiary not listed on Annex A hereto which are required to be subject to a Lien pursuant to this Agreement by the terms hereof or of any provision of the Credit Agreement (any such shares being referred to herein as the “Additional Interests”), such Pledgor shall deliver to Agent for the benefit of the Secured Parties (i) a Pledge Agreement Supplement in the form of Exhibit A hereto with respect to such Additional Interests duly completed and executed by such Pledgor and (iii) any other document required in connection with such Additional Interests as described in Sections 6(c) and 6(d). Each Pledgor shall comply with the requirements of this Section 26 concurrently with the acquisition of any such Additional Interests or, in the case of Additional Interests to which Section 6.12 of the Credit Agreement applies, within the time period specified in such Section or elsewhere in the Credit Agreement with respect to such Additional Interests; provided, however, that the failure to comply with the provisions of this Section 26 shall not impair the Lien on Additional Interests conferred hereunder.

27. Notices. All notices, requests and demand to or upon either party hereto shall be given in the manner and become effective as stipulated in the Credit Agreement.

28. Joinder. Each Person who shall at any time execute and deliver to Agent a Pledge Joinder Agreement substantially in the form attached as Exhibit B hereto shall thereupon irrevocably, absolutely and unconditionally become a party hereto and obligated hereunder as a Pledgor and shall have thereupon pursuant to Section 2 hereof granted a security interest in and collaterally assigned and pledged to Agent for the benefit of the Secured Parties all Pledged Interest which it has as of such date of delivery or thereafter acquires any interest or the power to transfer, and all references herein and in the other Loan Documents to the Pledgors or to the parties to this Agreement shall be deemed to include such Person as a Pledgor hereunder. Each Pledge Joinder Agreement shall be accompanied by the Supplemental Annex A referred to therein, appropriately completed with information relating to the Pledgor executing such Pledge Joinder Agreement and its property. Annex A attached hereto shall be deemed amended and supplemented without further action by such information reflected on the Supplemental Annex A.

29. Pledgors’ Obligations Not Affected. The obligations of Pledgors hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Pledgor; (b) any exercise or nonexercise, or any waiver, by Agent of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Credit Agreement, the other Loan Documents or any of the Secured Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, whether or not any Pledgor shall have notice or knowledge of any of the foregoing.

30. No Waiver, Etc. No act, failure or delay by Agent shall constitute a waiver of any of its rights and remedies hereunder or otherwise. No single or partial waiver by Agent of any Default or Event of Default or right or remedy that Agent may have shall operate as a waiver of any other Default, Event of Default, right or remedy or of the same Default, Event of Default, right or remedy on a future occasion. Each Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

31. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

32. Agent Appointed Attorney-In-Fact. Each Pledgor hereby constitutes and appoints Agent, with full power of substitution, such Pledgor’s attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Agent shall have the power to arrange for the transfer, upon the occurrence and during the continuation of an Event of Default, of any of the Pledged Collateral on the books of any or all of Pledged Subsidiaries to the name of Agent or Agent’s nominee. Pledgors agree to jointly and severally indemnify and save Agent and Secured Parties harmless from and against any liability or damage that Agent or any Secured Party may suffer or incur, in the exercise or performance of any of Agent’s or any Secured Party’s powers and duties specifically set forth herein; provided that such indemnity shall not be available to the extent that such liabilities or damages (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of an indemnitee, (y) result from a claim brought by a Pledgor against an indemnitee for breach in bad faith of such indemnitee’s obligations hereunder, if a Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise out of, or in connection with, any proceeding that does not involve an act or omission by a Pledgor or any of its Affiliates that is brought by an indemnitee against any other indemnitee (other than any proceeding against any indemnitee in its capacity or fulfilling its role as Agent, an Arranger, the L/C Issuer or any similar role).

33. Use of Loan Proceeds. Each Pledgor hereby represents and warrants to Agent that none of the loan proceeds heretofore and hereafter received by it under the Credit Agreement are for the purpose of purchasing any “margin stock” as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such “margin stock.”

34. Waiver of Subrogation and Other Claims. Each Pledgor recognizes that Agent, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, a Pledged Subsidiary were, because of any claim based on subrogation or any other theory, liable to any Pledgor on account of the sale by Agent of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to any Pledgor on account of any indebtedness owing to any Pledgor that is subordinated to any or all of the Secured Obligations. Each Pledgor hereby agrees, therefore, that if, in accordance with applicable law, Agent sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, no Pledgor shall in such case have any right or claim against any Pledged Subsidiary on account of any such subordinated indebtedness on the theory that such Pledgor has become subrogated to any claim or right of Agent against such Pledged Subsidiary or on any basis whatsoever, and each Pledgor hereby expressly waives and relinquishes all such rights and claims against Pledged Subsidiaries.

35. WAIVERS. EACH PLEDGOR HEREBY WAIVES: NOTICE OF AGENT’S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY AGENT AND LENDERS TO BORROWERS; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH ANY PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

36. Governing Law; Jurisdiction; Etc.

(a) THIS AGREEMENT AND EACH PLEDGE JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT AGAINST ANY PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 27. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

37. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT OR ANY PLEDGE JOINDER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

38. Amendment and Restatement. This Agreement amends and restates the Existing Pledge Agreement in its entirety, and is not intended to be or operate as a novation or an accord and satisfaction of the Existing Pledge Agreement or the indebtedness evidenced or secured thereby or provided for thereunder.

[Remainder of page intentionally left blank; signatures commence on following page.]

IN WITNESS WHEREOF, each Pledgor has signed, sealed and delivered this Agreement on the day and year first above written.

PLEDGORS:

MASTEC INC.

By:
Name:
Title:

NSORO MASTEC, LLC

By:
Name:
Title:

EC SOURCE SERVICES, LLC

By:
Name:
Title:

MASTEC NORTH AMERICA, LLC

By:
Name:
Title:

PRECISION ACQUISITION, LLC

By:
Name:
Title:

THREE PHASE ACQUISITION CORP.

By:
Name:
Title:

FOURTH AMENDED, RESTATED AND CONSOLIDATED PLEDGE AGREEMENT

Signature Page

Accepted:

AGENT:

BANK OF AMERICA, N.A., as Agent

By:
Name:
Title:

FOURTH AMENDED, RESTATED AND CONSOLIDATED PLEDGE AGREEMENT

Signature Page

ANNEX A

Pledgor	Pledged Subsidiary	Certificate No.	Number of Pledged Equity Interests	Percentage of Outstanding Equity Interests
MasTec, Inc.	MasTec Contracting Company, Inc.	1	1,000	100%
MasTec, Inc.	MasTec Services Company, Inc.	2	100	100%
MasTec, Inc.	Church & Tower, Inc.	6	1,000	100%
MasTec, Inc.	MasTec North America, Inc.	1	100	100%
MasTec, Inc.	Three Phase Acquisition Corp.	1	10	100%
MasTec, Inc.	MasTec Renewables Construction Company, Inc.	1	100	100%
MasTec, Inc.	Precision Acquisition, LLC	N/A	N/A	100%
MasTec, Inc.	Nsoro MasTec, LLC	2	100	100%

MasTec, Inc.	EC Source Services, LLC	1	N/A	100%
MasTec, Inc.	MasTec Spain, Inc.	1	100	100%
MasTec, Inc.	MasTec Brazil I, Inc.	1	100	100%
MasTec, Inc.	MasTec Brazil II, Inc.	1	100	100%
MasTec, Inc.	MasTec Venezuela, Inc.	1	100	100%
MasTec, Inc.	MasTec Latin America, Inc.	3	100	100%
MasTec, Inc.	Phasecom Systems, Inc.	N/A*	N/A*	65%
MasTec, Inc.	Mas Telecom Europe I APS	N/A*	N/A*	65%
MasTec, Inc.	MasTec Participacoes Do Brasil, Ltda.	N/A*	N/A*	65%
MasTec, Inc.	Aidco de Mexico, S.A. de C.V.	N/A*	N/A*	65%

MasTec North America, Inc.	MasTec Wireless Services, LLC	1	N/A	100%
MasTec North America, Inc.	Power Partners MasTec, LLC	1	N/A	100%
MasTec North America, Inc.	Halsted Communications, Ltd.	1	50	100%
MasTec North America, Inc.	Globetec Construction, LLC	N/A	N/A	100%
MasTec North America, Inc.	MasTec Property Holdings, LLC	2	10	N/A
MasTec North America, Inc.	Wanzek Construction, Inc.	46	44,085	100%
MasTec North America, Inc.	Optima Network Services, Inc.	36	2,638	100%
MasTec North America, Inc.	Power Partners MasTec, Inc.	1	10	100%
MasTec North America, Inc.	MasTec Residential Services, LLC	1	N/A	100%
MasTec North America, Inc.	CAM Communications, Inc., a GMSI Company	3	1,000	100%

MasTec North America, Inc.	MasTec Foreign Holdings, LLC	1	N/A	100%
MasTec North America, Inc.	MasTec Latin America Holdings, LLC	1	N/A	100%
MasTec North America, Inc.	MasTec Crane & Equipment Services, Inc.	1	10	100%
MasTec North America, Inc.	Pumpco, Inc.	10	2,333	100%
MasTec North America, Inc.*	MasTec EV Solutions, LLC*	N/A*	N/A*	67%*
MasTec North America, Inc.	MasTec Renewables Construction, Ltd.	N/A*	N/A*	65%
MasTec North America, Inc.	Acietel Mexicana, S.A.	N/A*	N/A*	65%
Precision Acquisition, LLC	Precision Transport Company, LLC	1	100	100%
Precision Acquisition, LLC	Precision Pipeline, LLC	1	100	100%
Nsoro Mastec, LLC	Nsoro MasTec International, Inc.	1	100	100%

EC Source Services, LLC	AT Power, Inc.	1	1,000	100%
EC Source Services, LLC	T&D Power, Inc.	1	1,000	100%
EC Source Services, LLC	EC Source Aviation, LLC	N/A	N/A	100%
EC Source Services, LLC	Energy Environmental Group, Inc.	1	1,000	100%
Three Phase Acquisition Corp.	Three Phase Line Construction, Inc.	5	300	100%
Globetec Construction, LLC	Globetec Panama S.A.	N/A*	N/A*	65%

*	To be updated and/or confirmed as per Schedule 7.17 to the Credit Agreement

EXHIBIT A

PLEDGE AGREEMENT SUPPLEMENT

THIS PLEDGE AGREEMENT SUPPLEMENT dated as of                     , 20    (this “Pledge Agreement Supplement”), is made by                                              , a                     (the “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Administrative Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Credit Agreement).

RECITALS:

A. Mastec, Inc., a Florida corporation, certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the lenders party thereto and the Agent are party to a Credit Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Credit Agreement”).

B. The Pledgor is party to that certain Fourth Amended, Restated and Consolidated Pledge Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Pledge Agreement”), among the Company, certain of its Subsidiaries and the Agent.

C. The Pledgor has acquired rights in the Pledged Interests listed on Annex A to this Pledge Agreement Supplement (the “Additional Interests”) and desires to pledge, and evidence its prior pledge, to the Agent for the benefit of the Secured Parties all of the Additional Interests in accordance with the terms of the Credit Agreement and the Pledge Agreement.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Cash Management Agreements and Hedge Agreements, the Pledgor hereby agrees as follows:

1. Affirmations. The Pledgor hereby reaffirms and acknowledges the pledge and collateral assignment to, and the grant of security interest in, the Additional Interests contained in the Pledge Agreement and pledges and collaterally assigns to the Agent for the benefit of the Secured Parties, and grants to the Agent for the benefit of the Secured Parties a first priority lien and security interest in, the Additional Interests and all of the following:

(a) all money, securities, security entitlements and other investment property, dividends, rights, general intangibles and other property at any time and from time to time (x) declared or distributed in respect of or in exchange for or on conversion of any or all of the Additional Interests or (y) by its or their terms exchangeable or exercisable for or convertible into any Additional Interest or other Pledged Interests;

(b) all other property of whatever character or description, including money, securities, security entitlements and other investment property, and general intangibles hereafter delivered to the Agent in substitution for or as an addition to any of the foregoing;

(c) all securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof; and

(d) all proceeds of any of the foregoing.

The Pledgor hereby acknowledges, agrees and confirms by its execution of this Pledge Agreement Supplement that the Additional Interests constitute “Pledged Interests” under and are subject to the Pledge Agreement, and the items of property referred to in clauses (a) through (d) above (the “Additional Collateral”) shall collectively constitute “Pledged Collateral” under and are subject to the Pledge Agreement. Each of the representations and warranties with respect to Pledged Interests and Pledged Collateral contained in the Pledge Agreement is hereby made by the Pledgor with respect to the Additional Interests and the Additional Collateral, respectively. The Pledgor further represents and warrants that Supplemental Annex A attached to this Pledge Agreement Supplement contains a true, correct and complete description of the Additional Interests, and that all other documents required to be furnished to the Agent in connection with the Additional Collateral have been delivered or are being delivered simultaneously herewith to the Agent. The Pledgor further acknowledges that Annex A to the Pledge Agreement shall be deemed, as to it, to be supplemented as of the date hereof to include the Additional Interests as described on Annex A to this Pledge Agreement Supplement.

2. Counterparts. This Pledge Agreement Supplement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Agreement Supplement to produce or account for more than one such counterpart executed by the Pledgor. Without limiting the foregoing provisions of this Section 2, the provisions of Section 10.10 of the Credit Agreement shall be applicable to this Pledge Agreement.

3. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 36 and 37 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Pledgor has caused this Pledge Agreement Supplement to be duly executed by its authorized officer as of the day and year first above written.

PLEDGOR:

By:
Name:
Title:

SUPPLEMENTAL

ANNEX A

(to Pledge Agreement Supplement of                              dated                 )

Additional Interests

Pledgor	Pledged Subsidiary	Certificate No.	Number of Pledged Equity Interests	Percentage of Outstanding Equity Interests

EXHIBIT B

PLEDGE JOINDER AGREEMENT

THIS PLEDGE JOINDER AGREEMENT dated as of                     , 20        (this “Pledge Joinder Agreement”), is made by                                 , a                         (the “Joining Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as Agent (the “Agent”) for the Secured Parties (as defined in the Credit Agreement referenced below; all capitalized terms used but not defined herein shall have the meanings provided therefor in such Credit Agreement).

RECITALS:

A. Mastec, Inc., a Florida corporation (the “Company”), certain Subsidiaries of the Company party thereto (each a “Designated Borrower” and, together with the Company, collectively, the “Borrowers” and, individually, a “Borrower”), the lenders party thereto and the Agent are party to a Credit Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Credit Agreement”).

B. The Company, certain of its Subsidiaries and the Agent, are party to a Pledge Agreement dated as of August 22, 2011 (as in effect on the date hereof, the “Pledge Agreement”).

C. The Joining Pledgor is a Subsidiary of the Company and is required by the terms of the Credit Agreement to become a Subsidiary Guarantor and be joined as a party to the Pledge Agreement as a Pledgor (as defined in the Pledge Agreement).

D. The Joining Pledgor will materially benefit directly and indirectly from the making and maintenance of the extensions of credit made from time to time under the Credit Agreement, Cash Management Agreements and Hedge Agreements.

In order to induce the Secured Parties to from time to time make and maintain extensions of credit under the Credit Agreement, Cash Management Agreements and Hedge Agreements, the Joining Pledgor hereby agrees as follows:

1. Joinder. The Joining Pledgor hereby irrevocably, absolutely and unconditionally becomes a party to the Pledge Agreement as a Pledgor and bound by all the terms, conditions, obligations, liabilities and undertakings of each Pledgor or to which each Pledgor is subject thereunder, including the grant pursuant to Section 2 of the Pledge Agreement of a security interest to the Agent for the benefit of the Secured Parties in, and collateral assignment and pledge to the Agent of, the Pledged Interests and other property constituting Collateral of such Pledgor or in which such Pledgor has or may have or acquire an interest or the power to transfer rights therein, whether now owned or existing or hereafter created, acquired or arising and wheresoever located, as security for the payment and performance of the Secured Obligations (as defined in the Pledge Agreement), all with the same force and effect as if the Joining Pledgor were a signatory to the Pledge Agreement.

2. Affirmations. The Joining Pledgor hereby acknowledges and affirms as of the date hereof with respect to itself, its properties and its affairs each of the waivers, representations, warranties, acknowledgements and certifications applicable to any Pledgor contained in the Pledge Agreement.

3. Supplemental Annex. Attached to this Pledge Joinder Agreement is a duly completed annex (the “Supplemental Annex A”) supplementing as thereon indicated Annex A to the Pledge Agreement. The Joining Pledgor represents and warrants that the information contained on the Supplemental Annex A with respect to such Joining Pledgor and its properties and affairs is true, complete and accurate as of date hereof.

4. Severability. The provisions of this Pledge Joinder Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Pledge Joinder Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

5. Counterparts. This Pledge Joinder Agreement may be executed in any number of counterparts each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Pledge Joinder Agreement to produce or account for more than one such counterpart executed by the Joining Pledgor. Delivery of an executed counterpart of a signature page of this Pledge Joinder Agreement by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

6. Delivery. The Joining Pledgor hereby irrevocably waives notice of acceptance of this Pledge Joinder Agreement and acknowledges that the Secured Obligations are and shall be deemed to be incurred, and credit extensions under the Loan Documents, Cash Management Agreements and Hedge Agreements made and maintained, in reliance on this Pledge Joinder Agreement and the Pledgor’s joinder as a party to the Pledge Agreement as herein provided.

7. Governing Law; Venue; Waiver of Jury Trial. The provisions of Sections 36 and 37 of the Pledge Agreement are hereby incorporated by reference as if fully set forth herein.

IN WITNESS WHEREOF, the Joining Pledgor has duly executed and delivered this Pledge Joinder Agreement as of the day and year first written above.

JOINING PLEDGOR:

By:
Name:
Title:

SUPPLEMENTAL

ANNEX A

Pledgor	Pledged Subsidiary	Certificate No.	Number of Pledged Equity Interests	Percentage of Outstanding Equity Interests

Delivered Pursuant to Pledge Joinder Agreement of:

ACKNOWLEDGMENT AND AGREEMENT OF THE ISSUERS

Each of the undersigned entities (each an “Issuer”) hereby acknowledges, represents and agrees that: (i) such Issuer has received a true and correct copy of the Fourth Amended, Restated and Consolidated Pledge Agreement (the “Agreement”), dated as of August 22, 2011, by and among MASTEC, INC., a Florida corporation (“MasTec” and a “Pledgor”), MASTEC NORTH AMERICA, INC., a Florida corporation (“MasTec North America” and a “Pledgor”), and THREE PHASE ACQUISITION CORP., a New Hampshire corporation (“Three Phase Acquisition” and a “Pledgor”), EC SOURCE SERVICES, LLC, a Florida limited liability company (“EC Source” and a “Pledgor”), PRECISION ACQUISITION, LLC, a Wisconsin limited liability company (“Precision” and a “Pledgor”), NSORO MASTEC, LLC, a Florida limited liability company (“Nsoro” and a “Pledgor”), EACH OTHER PERSON THAT SHALL BECOME A PARTY THERETO BY EXECUTION OF A PLEDGE JOINDER AGREEMENT (each a “Pledgor” and together with MasTec, MasTec North America, Three Phase Acquisition, EC Source, Precision and Nsoro, collectively, the “Pledgors”), and BANK OF AMERICA, N.A., as administrative agent (together with its successors in such capacity, “Agent”) for the Secured Parties; (ii) the Agreement has been duly recorded and noted on the books and records of such Issuer and will be maintained as part of such books and records; (iii) the Agreement does not violate any term, condition or covenant of (A) the organizational documents, operating agreement or by-laws of such Issuer (the “Issuer Agreements”), or (B) any other agreement to which such Issuer is a party, except in the case of clause (B) to the extent that could not reasonably be expected to have a Material Adverse Effect; (iv) such Issuer will comply with written instructions originated by Agent without further consent of any Pledgor as the registered owner of its respective portion the Pledged Collateral; (v) such Issuer consents to the execution of the Agreement and to the assignment, transfer and pledge of the Pledged Collateral effected thereby; and (vi) upon or after an Event of Default, such Issuer consents to a public or private sale or sales of all or any part of the Pledged Collateral by Agent, for the benefit of the Secured Parties, in accordance with the terms of the Agreement and consents to each purchaser of all or any part of the Pledged Collateral at such sale or sales becoming a member or other owner, if applicable, of such Issuer thereby entitled to the same rights and privileges and subject to the same duties as the owner of such Pledged Collateral under the Issuer Agreements.

Capitalized terms used herein, unless otherwise defined herein, shall have the meaning ascribed to them in the Agreement.

[Signature pages follow.]

This day of [ ], 2011.

MASTEC RENEWABLES CONSTRUCTION COMPANY, INC.

By:
Name:
Title:

PRECISION TRANSPORT COMPANY, LLC

By:
Name:
Title:

PRECISION PIPELINE, LLC

By:
Name:
Title:

CHURCH & TOWER, INC.

By:
Name:
Title:

MASTEC SERVICES COMPANY, INC.

By:
Name:
Title:

MASTEC CONTRACTING COMPANY, INC.

By:
Name:
Title:

NSORO MASTEC, LLC

By:
Name:
Title:

THREE PHASE LINE CONSTRUCTION, INC.

By:
Name:
Title:

EC SOURCE SERVICES, LLC

By:
Name:
Title:

EC SOURCE AVIATION, LLC

By:
Name:
Title:

HALSTED COMMUNICATIONS, LTD.

By:
Name:
Title:

GLOBETEC CONSTRUCTION, LLC

By:
Name:
Title:

WANZEK CONSTRUCTION, INC.

By:
Name:
Title:

MASTEC NORTH AMERICA, INC.

By:
Name:
Title:

OPTIMA NETWORK SERVICES, INC.

By:
Name:
Title:

[POWER PARTNERS MASTEC, INC.]

By:
Name:
Title:

MASTEC RESIDENTIAL SERVICES, LLC

By:
Name:
Title:

CAM COMMUNICATIONS, INC.

By:
Name:
Title:

PRECISION ACQUISITION, LLC

By:
Name:
Title:

NSORO MASTEC INTERNATIONAL, INC.

By:
Name:
Title:

THREE PHASE ACQUISITION CORP.

By:
Name:
Title:

AT POWER, INC.

By:
Name:
Title:

T&D POWER, INC.

By:
Name:
Title:

ENERGY ENVIRONMENTAL GROUP, INC.

By:
Name:
Title:

MASTEC WIRELESS SERVICES, LLC

By:
Name:
Title:

POWER PARTNERS MASTEC, LLC

By:
Name:
Title:

MASTEC FOREIGN HOLDINGS, LLC

By:
Name:
Title:

MASTEC SPAIN, INC.

By:
Name:
Title:

MASTEC BRAZIL I, INC.

By:
Name:
Title:

MASTEC BRAZIL II, INC.

By:
Name:
Title:

MASTEC VENEZUELA, INC.

By:
Name:
Title:

MASTEC LATIN AMERICA, INC.

By:
Name:
Title:

MASTEC PROPERTY HOLDINGS, LLC

By:
Name:
Title:

MASTEC LATIN AMERICA HOLDINGS, LLC

By:
Name:
Title:

MASTEC CRANE & EQUIPMENT SERVICES, INC.

By:
Name:
Title:

MASTEC PUERTO RICO ENGINEERING SERVICES HOLDING, LLP

By:
Name:
Title:

[PUMPCO, INC.]

By:
Name:
Title:

EXHIBIT I

FORM OF REMAINING LIQUIDITY CERTIFICATE

Remaining Liquidity Certificate Date:                     ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of                      the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company and its Subsidiaries, and that:

1. Attached hereto as Schedule 1 are the calculations required by Section 6.02(h) of the Agreement setting forth the Remaining Liquidity as of [                    ]18 (the “Reporting Date”).

2. The calculations of the Remaining Liquidity set forth on Schedule 1 attached hereto are true and correct on and as of the date of this Certificate.

[18]

Certificate to be delivered (i) on the Business Day which is closest to the date which is six (6) months prior to any Senior Convertible Notes Maturity Date and (ii) thereafter within 15 Business Days of the end of each calendar month prior to the date that is 92 days prior to any Senior Convertible Notes Maturity Date.

Form of Remaining Liquidity Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

MASTEC, INC.

By:
Name:
Title:

Form of Remaining Liquidity Certificate

SCHEDULE 1

to Remaining Liquidity Certificate

Remaining Liquidity as of the Reporting Date

1.	Available Liquidity

	a.	cash, Cash Equivalents and readily marketable securities then owned by the Company or any Restricted Subsidiaries, in each case not subject to any Lien (including any Lien on Cash Collateral or Senior Convertibles Notes Cash Collateral, but excluding any other Liens created pursuant to the Collateral Documents and Liens permitted by Section 7.01(j)), as of the Reporting Date:	$__________

	b.	Aggregate Commitments (other than any Commitment of any Defaulting Lender and any portion of the Aggregate Commitments which, if drawn, would result in the Company having secured Indebtedness under credit facilities in excess of the Senior Notes Indenture Secured Debt Cap) as of the Reporting Date:	$__________

	c.	Total Outstandings as of the Reporting Date:	$__________

	d.	Line 1.a. + Line 1.b - Line 1.c	$__________

2.	Outstanding principal amount of the Senior Convertible Notes as of the Reporting Date, together with interest thereon:		$__________

3.	Remaining Liquidity (Line 1.d. - Line 2):		$__________

	Minimum Required:	$50,000,000

Springing Maturity Date activated:  ☐  Yes    ☐  No

Form of Remaining Liquidity Certificate

EXHIBIT J

OPINION MATTERS

The matters contained in the following Sections of the Credit Agreement should be covered by the legal opinion on behalf of each Loan Party:

•	Section 5.01(a), (b) and (c)

•	Section 5.02

•	Section 5.03

•	Section 5.04

•	Section 5.06

•	Section 5.14(b)

•	Section 5.22

J-1

Opinion Matters

EXHIBIT K-1

FORM OF TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(IV) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:
Name:
Title:

Date: , 20[ ]

Tax Compliance Certificate

EXHIBIT K-2

FORM OF TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

Pursuant to the provisions of Section 3.01(e)(ii)(B)(IV) or (V) of the Credit Agreement, as applicable, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[Signature page follows]

Tax Compliance Certificate

[NAME OF LENDER]

By:
Name:
Title:

Date:                  , 20[    ]

Tax Compliance Certificate

EXHIBIT L

FORM OF SENIOR NOTES INDENTURE SECURED DEBT CAP CERTIFICATE

Senior Notes Indenture Secured Debt Cap Certificate Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement, dated as of August [22], 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among MasTec, Inc., a Florida corporation (the “Company”), the Designated Borrowers party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Company and its Subsidiaries, and that:

1. Attached hereto as Schedule 1 is the calculation required by Section 6.02[(f)][(g)] of the Agreement setting forth the Senior Notes Indenture Secured Debt Cap as of [                    ] (the “Reporting Date”).

2. The calculation of the Senior Notes Indenture Secured Debt Cap set forth on Schedule 1 attached hereto is true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,         .

MASTEC, INC.

By:
Name:
Title:

L-1

Senior Notes Indenture Secured Debt Cap Certificate

SCHEDULE 1

to Senior Notes Indenture Secured Debt Cap Certificate

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Signature Page